Exhibit 10.1

AMENDMENT NO. 3

AMENDMENT NO. 3, dated as of December 15, 2010 (this “Amendment”), by and among AMC Entertainment Inc., a Delaware corporation (the “Company”), Citibank, N.A., as Issuer (in such capacity, the “Issuer”), and Citicorp North America, Inc., as Swing Lender (in such capacity, the “Swing Lender”) and as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Issuer, the Swing Lender and the Administrative Agent are parties to that certain Credit Agreement, dated as of January 26, 2006 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”), among the Company, the Lenders and Issuers party thereto and the Administrative Agent and that certain Pledge and Security Agreement, dated as of January 26, 2006 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “Pledge and Security Agreement”), among the Company, the Grantors party thereto party thereto and the Administrative Agent; and

WHEREAS, subject to the terms and conditions set forth herein, the Company has requested certain amendments to the Credit Agreement and the Pledge and Security Agreement;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.             Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.             Amendments to Credit Agreement.  Effective as of the Effective Date (as defined below) and subject to the satisfaction of the terms and conditions set forth herein:

(a)           the Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit A attached hereto (as amended, the “Amended Credit Agreement”);

(b)           Schedule I (Commitments) to the Credit Agreement are hereby amended and restated in its entirety to be in the form of Exhibit B attached hereto;

(c)           Schedule 2.4 (Existing Letters of Credit), Schedule 4.3(a) (Ownership of Subsidiaries), Schedule 4.14 (Insurance), Schedule 4.15 (Labor Matters), Schedule 4.16 (List of Plans), Schedule 4.19 (Real Property), Schedule 8.1 (Existing Indebtedness), Schedule 8.2 (Existing Liens), Schedule 8.3 (Existing Investments) and Schedule 8.4(g) (Asset Sales) to the Credit Agreement are hereby amended and restated in their entirety to be in the form of Exhibits C-1 through C-10 attached hereto, respectively;

(d)           Exhibit A (Form of Assignment and Acceptance) to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit D attached hereto;

(e)           Exhibit B-1 (Form of Revolving Dollar Note) and Exhibit B-3 (Form of Term Loan Note) to the Credit Agreement are hereby amended and restated in their entirety to be in the form of Exhibit E and Exhibit F attached hereto, respectively;

(f)            Exhibit C (Form of Notice of Borrowing) to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit G attached hereto; and

(g)           Exhibit F (Form of Notice of Conversion or Continuation) to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit H attached hereto.

3.             New Revolving Credit Commitment; Voluntary Termination of Revolving Credit Commitments; Waiver.

(a)           Effective as of the Effective Date, pursuant to the Section 2.5 of the Credit Agreement, the Company hereby voluntarily terminates all Revolving Credit Commitments under the Revolving Credit Facility existing immediately prior to the Effective Date (the “Original Revolving Credit Facility”).

(b)           Each Person that, on or prior to 5:00 p.m. (New York time), on December 13, 2010 (the “Consent Due Date”), has executed and delivered to the Administrative Agent a New Revolving Credit Lender Addendum (as defined below) (each, a “New Revolving Credit Lender”) shall be, effective as of the Effective Date, a Revolving Credit Lender under the Amended Credit Agreement and its Revolving Credit Commitment shall be set forth on Schedule I (Commitments) to the Amended Credit Agreement.

(c)           Effective as of the Effective Date, each Person that is a Revolving Credit Lender under the Original Revolving Credit Facility that shall not be a New Revolving Credit Lender (each, a “Terminated Revolving Credit Lender”) shall no longer be a Revolving Credit Lender under the Credit Agreement, shall cease to be a party to the Credit Agreement and its Revolving Credit Commitment voluntarily terminated by the Company pursuant to clause (a) above.

(d)           The Lenders immediately prior to the Effective Date consisting of (i) the Revolving Credit Lenders under the Original Revolving Credit Facility that shall be New Revolving Credit Lenders, (ii) the Extending Term Lenders (as defined in Section 4(a) below) and (iii) the Non-Extending Term Lenders (as defined in Section 4(b) below) that shall have delivered Non-Extending Term Lender Consents (as defined in Section 6(a) below) (collectively, the “Consenting Lenders”), hereby waive pursuant to Section 11.1 (Amendments, Waivers, etc.) of the Credit Agreement, solely for the purpose of this Amendment, any notice, timing or other requirement of the Credit Agreement (including, without limitation, pursuant to Section 2.5 (Reduction and Termination of Commitments) of the Credit Agreement) with respect to the voluntary reduction in Revolving Credit Commitments set forth in clause (a) above.

(e)           On the Effective Date, the Risk Participation (as defined below) of each Terminated Revolving Credit Lender shall be transferred to and assumed by the New Revolving Credit Lenders on a pro rata basis in accordance with their respective Revolving Credit Commitments under the Amended Credit Agreement.  “Risk Participation” means, at any date, the aggregate amount of funded and unfunded obligations of any Revolving Credit Lender to purchase participations from or make payments for the account of (i) Swing Lender pursuant to Sections 2.3(e) or (h) of the Credit Agreement and (ii) any Issuer pursuant to Sections 2.4(g) or (h) of the Credit Agreement.

(f)            Effective as the Effective Date, The Bank of Nova Scotia (the “Existing Issuer”) shall no longer be an Issuer under the Original Revolving Credit Facility and pursuant to Section 2.4 of the Amended Credit Agreement, all issued and outstanding letters of credit set forth on Schedule 2.4 (Existing Letters of Credit) issued by the Existing Issuer shall no longer be deemed Letters of Credit under the Amended Credit Agreement.

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(g)           Effective as of the Effective Date, the Company and the Administrative Agent hereby consent to the appointment of Citibank, N.A. as an “Issuer” under the Amended Credit Agreement and Citibank, N.A. hereby agrees to be bound by the terms of the Credit Agreement applicable to Issuers.

4.             Classification of Term Loans.

(a)           Each Term Lender that, on or prior to the Consent Due Date, has executed and delivered to the Administrative Agent an Extending Term Lender Consent (as defined below) (each, an “Extending Term Lender”) shall be a Term B-2 Lender under the Amended Credit Agreement, and its Term Loans (as defined in the Credit Agreement as of the Closing Date) (the “Original Term Loans”) shall be Term B-2 Loans thereunder, in each case with respect to the percentage of its Original Term Loans that are specified on its Extending Term Lender Consent (or, if no percentage is specified, 100% of its Original Term Loans).

(b)           Each Term Lender that is not an Extending Term Lender (each, a “Non-Extending Term Lender”) shall be a Term B-1 Lender under the Amended Credit Agreement, and its Original Term Loans (and, with respect to any Extending Term Lender, the percentage of its Original Term Loans that is not classified as Term B-2 Loans) shall be Term B-1 Loans thereunder.

5.             Amendments to the Pledge and Security Agreement and Guaranty.  Effective as of the Effective Date, and subject to the satisfaction of the terms and conditions set forth herein, (i) the Pledge and Security Agreement is hereby amended and restated in its entirety to be in the form of Exhibit I attached hereto (as amended, the “Amended Pledge and Security Agreement”) and (ii) Section 18(a) of the Guaranty is hereby amended and restated by replacing the word “may” with “shall” in the second line immediately following the words “other Loan Documents,”.

6.             Conditions to Effectiveness of this Amendment.  This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the “Effective Date”):

(a)           the Administrative Agent shall have received (i) this Amendment, duly executed and delivered by the Company, the Issuer, the Swing Lender and the Administrative Agent, (ii) New Revolving Credit Lender Addenda, in the form attached hereto as Annex A (the “New Revolving Credit Lender Addenda”), (iii) Extending Term Lender Consents, in the form attached hereto as Annex B (the “Extending Term Lender Consents”), and Non-Extending Term Lender Consents, in the form attached hereto as Annex C (the “Non-Extending Term Lender Consents”), in each case, duly executed and delivered by the Consenting Lenders constituting the Requisite Lenders (after giving effect to the termination of the Revolving Credit Commitments of the Terminated Revolving Credit Lenders) and (iv) a Consent and Reaffirmation, in the form attached hereto as Annex D, duly executed and delivered by the Company and each Guarantor;

(b)           the Administrative Agent shall have received an opinion of O’Melveny & Myers LLP, counsel to the Loan Parties, dated as of the Effective Date and addressed to the Administrative Agent, the Lenders and the Issuers, in form and substance reasonably satisfactory to the Administrative Agent;

(c)           the Administrative Agent shall have received (i) a copy of the certificate of incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware, together with a certificate of such official attesting to the good standing of the Company, and (ii) a certificate from the Secretary of the Company, dated as of the Effective Date

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and in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) the names and true signatures of each officer of the Company that has been authorized to execute and deliver this Amendment and any other document required hereunder to be executed and delivered by or on behalf of the Company, (B) the by-laws of the Company as in effect on the date of such certification, (C) the resolutions of the Company’s Board of Directors approving and authorizing the execution, delivery and performance of this Amendment and (D) that there have been no changes in the certificate of incorporation of the Company from the certificate of incorporation delivered pursuant to clause (i) above;

(d)           the Company shall have paid to the Administrative Agent, (i) for the ratable benefit of each Term Loan Lender that has executed and delivered either an Extending Term Lender Consent or Non-Extending Term Lender Consent, to the Administrative Agent on or prior to the Consent Due Date, an amendment fee in an amount equal to 0.10% of the outstanding principal amount of such Lender’s Original Term Loans, respectively, immediately prior to the Effective Date and (ii) such additional fees, the amount and dates of payment of which are embodied in those certain fee letters between the Company and the Arrangers;

(e)           the Administrative Agent shall have received, for the ratable benefit of the Revolving Credit Lenders immediately prior to the Effective Date (including the Terminated Revolving Credit Lenders), (i) payment in full of all Revolving Loans (as defined in the Credit Agreement immediately prior to the Effective Date) outstanding immediately prior to the Effective Date and (ii) all accrued and unpaid interest with respect thereto;

(f)            the Administrative Agent shall have received, for the ratable benefit of the Revolving Credit Lenders immediately prior to the Effective Date (including the Terminated Revolving Credit Lenders), (i) all accrued and unpaid Unused Commitment Fees to but excluding the Effective Date (whether or not otherwise due and payable) and (ii) all accrued and unpaid fees with respect to each outstanding Letter of Credit pursuant to Section 2.12(b)(ii) of the Credit Agreement to but excluding the Effective Date (whether or not otherwise due and payable);

(g)           the Administrative Agent shall have received, duly executed and delivered by the Company and the Existing Issuer, a copy of a letter which sets forth the cash collateralization of the obligations of the Company to the Existing Issuer on or prior to the Effective Date, in an amount at least equal to the aggregate face amount of outstanding letters of credit set forth on Schedule 2.4 (Existing Letters of Credit);

(h)           all Revolving Credit Commitments under the Original Revolving Credit Facility shall have been terminated;

(i)            the Company shall have paid all fees and expenses (including, to the extent invoiced, the reasonable fees and expenses of Weil, Gotshal & Manges LLP) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment or otherwise required to be paid in connection with this Amendment; and

(j)            the Administrative Agent shall have received, on or prior to the Effective Date,  Notes to the extent requested by any New Revolving Credit Lender or Extending Term Lender.

7.             Post-Effective Date Requirements Relating to the Mortgaged Real Property.  Within 90 days after the Effective Date (or such later date reasonably acceptable to the Administrative Agent in its sole discretion; it being understood that if such delivery requirements set forth in this Section 7 have not been satisfied and the Company shall have used its commercially reasonable efforts to comply

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with such delivery requirements, the deadline shall be extended to within 120 days after the Effective Date), the Company shall deliver to the Administrative Agent:

(a)           mortgage amendments (the “Mortgage Amendments”), each in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Mortgaged Real Property, or to the extent necessary to ensure that such Mortgaged Real Property shall have a valid, perfected and enforceable first-priority Lien in favor of the Administrative Agent (subject only to Liens permitted under Section 8.2 (Liens, etc.) of the Credit Agreement) with respect to the New Revolving Credit Facility, a new mortgage (the “New Mortgages”), each duly executed and delivered by an authorized officer of each party thereto and in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable;

(b)           (i) date-down and modification endorsements to the title insurance policies or, where such date-down or modification endorsements are not available to insure the Mortgage Amendments or New Mortgages set forth in clause (a) above, new title insurance policies with respect to the Mortgaged Real Property, each in form and substance reasonably satisfactory to the Administrative Agent which insure that such mortgages, as amended, continue to create valid and enforceable first priority liens subject to Section 8.2 of the Credit Agreement, (ii) evidence satisfactory to the Administrative Agent that all certificates and affidavits reasonably required by the Administrative Agent and relating to the Company, the Mortgaged Real Property, such Mortgage Amendments (or if applicable, to such New Mortgages) and/or title endorsements (or if applicable, to such new title policies) have been delivered and (iii) an opinion of counsel in each state in which any such Mortgage Amendment (or if applicable, to such New Mortgages) is to be recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agent; and

(c)           evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgage Amendments (or if applicable, to such New Mortgages), including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees and premiums, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgage Amendments (or if applicable, to such New Mortgages) and the other matters described in this Section 7.

8.             Representations and Warranties.  The Company hereby represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date that, immediately before and after giving effect to this Amendment:

(a)           (i) the Company has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by the Company and (iii) this Amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(b)           each of the representations and warranties made by any Loan Party in or pursuant to the Amendment and any other Loan Documents is true and correct in all material respects on and as of the Effective Date, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such

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representations and warranties are true and correct in all material respects as of such earlier date; and

(c)           no Default or Event of Default has occurred and is continuing.

9.             Reference to and Effect on the Loan Documents.  On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Amended Credit Agreement.

10.           Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and the Company and the other Loan Parties shall continue to be bound by all of such terms and provisions.  This Amendment is limited as specified herein and shall not constitute an amendment or waiver of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the other Loan Documents for any other date or purpose.  The amendment of the Credit Agreement as contemplated hereby shall not be construed to discharge or otherwise affect the Loans or any other obligations of the Company accrued or otherwise owing under the Credit Agreement, it being understood that such Loans and obligations will constitute Loans and obligations under the Amended Credit Agreement.

11.           Expenses. The Company agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable and documented fees and disbursements and other charges of counsel to the Administrative Agent.

12.           Choice of Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

13.           Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment, a New Revolving Lender Addendum, an Extending Term Lender Consent or a Non-Extending Term Lender Consent by facsimile or e-mail shall be effective as delivery of a manually executed counterpart hereof or thereof.

14.           Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

15.           Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.           Loan Document. This Amendment is a Loan Document.

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17.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

AMC ENTERTAINMENT INC.

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Swing Lender

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3]

CITIBANK, N.A., as Issuer

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3]

EXHIBIT A

AMENDED CREDIT AGREEMENT

[See attached.]

EXHIBIT A

To Amendment No. 3

$850,000,000

CREDIT AGREEMENT

Dated as of January 26, 2006

as amended by:

Amendment No. 1 dated as of February 14, 2007

Amendment No. 2 dated as of March 13, 2007

Amendment No. 3 dated as of December 15, 2010

among

AMC ENTERTAINMENT INC.
 as Borrower

and

THE LENDERS AND ISSUERS PARTY HERETO

and

CITICORP NORTH AMERICA, INC.
as Administrative Agent

* * *

and

CITIGROUP GLOBAL MARKETS INC.
as Joint Lead Arranger and Joint Bookrunner

and

BARCLAYS CAPITAL
as Joint Lead Arranger and Joint Bookrunner

WEIL, GOTSHAL & MANGES LLP
767 FIFTH AVENUE
NEW YORK, NEW YORK  10153-0119

CREDIT AGREEMENT, dated as of January 26, 2006, among AMC ENTERTAINMENT INC., a Delaware corporation (the “Company”), the Lenders and the Issuers, and CITICORP NORTH AMERICA, INC. (“Citicorp”), as agent for the Lenders and the Issuers and as agent for the Secured Parties under the Collateral Documents (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement term loan, revolving credit and letter of credit facilities; and

WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such term loan, revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1            Defined Terms

As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account” has the meaning given to such term in the UCC.

“Additional Permitted Secured Notes” means any secured notes (including any second lien secured notes) issued by a Loan Party; provided, that such Additional Permitted Secured Notes (i) shall be secured only by the Collateral securing the Secured Obligations and (ii) the other terms of such Additional Permitted Secured Notes shall comply with the terms under the definition of the “Permitted Refinancing”.

“Additional Permitted Unsecured Notes” means any unsecured senior and/or subordinated notes issued by a Loan Party; provided, that the terms of such Additional Permitted Unsecured Notes shall comply with the terms under the definition of the “Permitted Refinancing”.

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Affected Lender” has the meaning specified in Section 2.17 (Substitution of Lenders).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Affiliate” has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

“Agreement” means this Credit Agreement.

“Alternative Currency” means any lawful currency other than Dollars that is freely transferable into Dollars.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of March 13, 2007, between the Company and the Administrative Agent.

“Amendment No. 2 Effective Date” means March 13, 2007.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of December 15, 2010 between the Company and the Administrative Agent.

“Amendment No. 3 Effective Date” means the “Effective Date” (as defined in Amendment No. 3).

“Annualized EBITDA” means, with respect to any Person, the Consolidated EBITDA of such Person as of the last day of any Fiscal Quarter (computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters), adjusted as follows: Consolidated EBITDA during any applicable period that is attributable to (a) a division, product line, a particular theatre, a particular screen or other facility used for operations of such Person, which was closed for business or disposed of during a Fiscal Quarter (excluding any theatre closed in the ordinary course of business within 120 days of lease expiration), (b) any Annualized Theatre opened or any Person, business or particular theatre acquired by the Company or a Subsidiary during a Fiscal Quarter, (c) any cost savings initiative or (d) any designation of a Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary, in each case, shall be determined on a Pro Forma Basis.

“Annualized EBITDA Ratio” means, as of any date of determination, on a Pro Forma Basis, the ratio of (a) Annualized EBITDA for the Company and its Subsidiaries for the four most recent Fiscal Quarters ended immediately preceding the date of such determination to (b) Consolidated Interest Expense of the Company and its Subsidiaries for the four most recent Fiscal Quarters ended immediately preceding the date of such determination for which financial statements are available.

“Annualized Theatre” means, for any period, with respect to any Person and its Subsidiaries, any newly constructed theatre identified to the Administrative Agent that has completed at least one full Fiscal Quarter of operations, but less than four full Fiscal Quarters of operations and that is owned by such Person or one of its Subsidiaries.

“Applicable Lending Office” means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

“Applicable Margin” means a rate equal to:

(i)            with respect to Term B-1 Loans, (A) during the period commencing on Amendment No. 2 Effective Date and ending on the first Business Day after the receipt by the Administrative Agent of the Financial Statements for the Fiscal Year ending on or around March 31, 2008 required to be delivered pursuant to Section 6.1(b) (Financial Statements), (x) for Base Rate Loans, 0.75% per annum and (y) for Eurodollar Rate Loans, 1.75% per annum, and (B) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Term B-1 Loan and the then applicable Senior Secured Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b) (Financial Statements)) set forth below:

	TERM B-1 LOANS
SENIOR SECURED LEVERAGE RATIO	BASE RATE LOANS	EURODOLLAR RATE LOANS
Greater than 1.5 to 1.0	0.75%	1.75%
Less than or equal to 1.5 to 1.0	0.50%	1.50%

(ii)           with respect to Term B-2 Loans, commencing on the Amendment No. 3 Effective Date, (A) for Base Rate Loans, 2.25% per annum and (B) for Eurodollar Rate Loans, 3.25% per annum;

(iii)          with respect to Revolving Loans, (A) during the period commencing on the Amendment No. 3 Effective Date and ending on the first Business Day after the receipt by the Administrative Agent of the Financial Statements for the first full Fiscal Quarter ending after the Amendment No. 3 Effective Date required to be delivered pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable, with respect to Revolving Loans maintained as (x) Base Rate Loans, a rate equal to 2.25% per annum and (y) Eurodollar Rate Loans, a rate equal to 3.25% per annum, and (B) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Revolving Loan and the then applicable Net Senior Secured Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b) (Financial Statements)) set forth below:

	REVOLVING LOANS
NET SENIOR SECURED LEVERAGE RATIO	BASE RATE LOANS	EURODOLLAR RATE LOANS
Greater than 1.5 to 1.0	2.25%	3.25%
Less than or equal to 1.5 to 1.0	2.00%	3.00%

Changes in the Applicable Margin resulting from a change in the Senior Secured Leverage Ratio or the Net Senior Secured Leverage Ratio, as applicable, on the last day of any subsequent Fiscal Quarter shall become effective as to all Term B-1 Loans or Revolving Loans, as applicable, upon delivery by the Company to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable.  Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Senior Secured Leverage Ratio or Net Senior Secured Leverage Ratio, as applicable), if the Company shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) or (b) (Financial Statements), the Applicable Margin from and including the date on which such Financial Statements were required to have been delivered but were not delivered to but not including the date the Company delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition.

“Applicable Unused Commitment Fee Rate” means 0.50% per annum.

“Apollo” means Apollo Management V, L.P., a Delaware limited partnership.

“Apollo Group” means (i) Apollo; (ii) the Apollo Holders; and (iii) any Affiliate of Apollo (including the Apollo Holders).

“Apollo Holders” means (i) Apollo Investment Fund V, L.P. (“AIF V”), Apollo Overseas Partners V, LP. (“AOP V”), Apollo Netherlands Partners V (A), L.P. (“Apollo Netherlands A”), Apollo Netherlands Partners V (B), L.P. (“Apollo Netherlands B”), and Apollo German Partners V GmbH & Co KG (“Apollo German Partners”) and (ii) any other partnership or entity affiliated with and managed by Apollo or its Affiliates to which AIF V, AOP V, Apollo Netherlands A, Apollo Netherlands B or Apollo German Partners assigns any of their respective interests in the Company.

“Approved Electronic Communications” means each notice, demand, communication, item of information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, “Approved Electronic Communication” shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.8 (Optional Prepayments) and Section 2.9 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions to Loans and Letters of Credit) or Section 2.4(a) (Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

“Approved Fund” means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citigroup Global Markets Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, in their capacities as joint book managers and joint lead arrangers.

“Asset Sale” has the meaning specified in Section 8.4 (Sale of Assets).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

“Available Amount” means, with respect to any Person, at any time, an amount equal to the amount of “Restricted Payments” (as defined in the 2016 Subordinated Note Indenture) the Company would be permitted to make under Section 4.06(a)(C)(1), (2) and (3) of the 2016 Subordinated Note Indenture, such covenant contained in the 2016 Subordinated Note Indenture and all other terms of the 2016 Subordinated Note Indenture to which reference is made in such section, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by this reference as though specifically set forth in this definition; provided, however, that for purposes of this Agreement, (a) with respect to Section 4.06(a)(C)(1) of the 2016 Subordinated Note Indenture, the “Restricted Payments Computation Period” (as defined in the 2016 Subordinated Note Indenture) shall be deemed to have commenced on April 1, 2007, (b) with respect to Section 4.06(a)(C)(2) of the 2016 Subordinated Note Indenture, the aggregate net proceeds received by the Company shall be calculated commencing April 1, 2007 and shall exclude any net proceeds received in connection with the Merger, (c) with respect to Section 4.06(a)(C)(3) of the 2016 Subordinated Note Indenture, the aggregate net proceeds received by the Company shall be calculated commencing April 1, 2007 and (d) any defined terms used in the 2016 Subordinated Note Indenture that have equivalent meanings in this Agreement or any other Loan Document shall have such meaning so that the covenant made to the Trustee (as defined in the 2016 Subordinated Note Indenture) for the benefit of the Holders (as defined in the 2016 Subordinated Note Indenture) set forth in Section 4.06(a)(C)(1), (2) and (3) of the 2016 Subordinated Note Indenture runs to the benefit of the Lenders under this Agreement; provided, further, that when used in this definition, the defined term “2016 Subordinated Note Indenture” means the 2016 Subordinated Note Indenture, as in effect on the Closing Date and without giving effect to any amendments, waivers or modifications thereto, or any termination, repayment, defeasance, redemption, repurchase, or expiration thereof, in each case unless separately expressly consented to in accordance with Section 11.1 (Amendments, Waivers, Etc.).

“Available Credit” means, at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

“Bain Capital Group” means (i) Bain Capital Holdings (Loews) I, L.P., (ii) Bain Capital AIV (Loews) II, L.P. and (iii) any Affiliates of Bain Capital Holdings (Loews) I, L.P. and Bain Capital AIV (Loews) II, L.P.

“Bankruptcy Code” means title 11, United States Code.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

(a)            the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and

(b)           0.5% per annum plus the Federal Funds Rate.

“Base Rate Loan” means any Swing Loan or any other Loan during any period in which it bears interest based on the Base Rate.

“Borrower” means the Company.

“Borrowing” means a Revolving Credit Borrowing or a Term Loan Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP, excluding interest capitalized during construction.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be classified or accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

“Capital Lease Obligation” means, with respect to any Person as of any date, the capitalized amount as of such date of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases (excluding any operating leases entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any change in GAAP made after the Amendment No. 3 Effective Date).

“Carlyle Group” means (i) TC Group, L.L.C., (ii) Carlyle Partners III Loews, L.P., (iii) CP II Coinvestment, L.P. and (iv) any Affiliates of TC Group, L.L.C., Carlyle Partners III Loews, L.P. and CP II Coinvestment, L.P.

“Cash Collateral Account” means any Deposit Account or Securities Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the Borrower and the account’s purpose), (d) under the control of the Administrative Agent and (e) in the case of a Securities Account, with respect to which the Administrative Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

“Cash Equivalents” means at any time: (a) any evidence of Indebtedness with a maturity of twelve months or less issued or directly and fully guaranteed or insured by the United States or guaranteed by a government that is a member of the Organization for Economic Cooperation and Development (“OECD Country”) or any agency, instrumentality, state or political subdivision thereof which is rated “A-” or better by S&P; (b) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with a maturity of twelve months or less of, or dollar deposits in, any financial institution that is a member of the Federal Reserve System or an applicable central bank of an OECD Country having a combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of twelve months or less rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States or issued by any agency thereof and backed by the full faith and credit of the government of the United States, in each case maturing within one year from the date of acquisition, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (e) qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two nationally recognized agencies and provide daily liquidity; (f) money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition; (g) instruments equivalent to those referred to in clauses (a) through (f) above denominated in Pesos, Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and (h) auction rate securities issued by any domestic corporation or any domestic government instrumentality, in each case rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s and maturing within six months of the date of acquisition (or with interest rates or dividend yields that are re-set at least every 35 days).

“Cash Management Document” means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided after the Closing Date (regardless of whether these or similar services were provided prior to the Closing Date by the Administrative Agent, any Lender or any Affiliate of any of them) by the Administrative Agent, any Lender or any Affiliate of any of them in connection with this Agreement or any Loan Document (other than Cash Management Documents), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Change of Control” means the occurrence of any of the following:

(a)           the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of a majority of the Voting Stock of Holdings (or, at any time after the consummation of a Qualifying IPO of the Company, the Company); provided, however, that the occurrence of the foregoing event shall not be deemed a Change of Control if (i) at any time prior to the consummation of a Qualifying IPO of Holdings or the Company, and for any reason whatever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of Voting Stock of Holdings equal to an amount more than forty percent (40%) of the amount of Voting Stock of Holdings owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Closing Date and such ownership by the Permitted Holders represents the largest single block of Voting Stock of Holdings held by any Person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or (ii) at any time after the consummation of a Qualifying IPO of Holdings or the Company, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the outstanding Voting Stock of Holdings or the Company, as applicable, and (y) the percentage of the then outstanding Voting Stock of Holdings or the Company, as applicable, owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during any period of twelve (12) consecutive months, the board of directors of Holdings or the Company, as applicable, shall consist of a majority of the Continuing Directors; or

(b)           any “Change of Control” (or any comparable term) as defined in any Indenture (other than the Holdings Senior Note Indenture), the aggregate outstanding principal amount of which is in excess of $25,000,000 (other than any “Change of Control” (or any comparable term) resulting from the New Voting Agreement); or

(c)           at any time prior to the consummation of a Qualifying IPO of the Company, the Company ceasing to be a direct wholly owned Subsidiary of Holdings.

“Citibank” means Citibank, N.A., a national banking association.

“Citicorp” has the meaning specified in the preamble to this Agreement.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term B-1 Loans or Term B-2 Loans and, when used in reference to any Term Lender, refers to whether such Term Lender is a Term B-1 Lender or a Term B-2 Lender.

“Closing Date” means January 26, 2006.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Co-Investors” means Weston Presidio Capital IV, L.P., WPC Entrepreneur Fund II, L.P., SSB Capital Partners (Master Fund) I, L.P., Caisse de Depot et Placement du Quebec, Co-Investment Partners, L.P., CSFB Strategic Partners Holdings II, L.P., CSFB Strategic Partners Parallel Holdings II, L.P., CSFB Credit Opportunities Fund (Employee), L.P., CSFB Credit Opportunities Fund (Helios), L.P., Credit Suisse Anlagestiftung, Pearl Holding Limited, Partners Group Private Equity Performance Holding Limited, Vega Invest (Guernsey) Limited, Alpinvest Partners CS Investments 2003 C.V., Alpinvest Partners Later Stage Co-Investments Custodian II B.V., Alpinvest Partners Later Stage Co-Investments Custodian IIA B.V. and Screen Investors 2004, LLC and their respective Affiliates.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Foreign Pledge Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Credit Commitment, if any, and “Commitments” means the aggregate Revolving Credit Commitments of all Lenders.

“Company” has the meaning specified in the preamble to this Agreement.

“Company’s Accountants” means any of (i) PriceWaterhouseCoopers LLP, (ii) Ernst & Young LLP, KPMG LLP or Deloitte & Touche LLP or (iii) any other independent nationally-recognized public accountants selected by the Company and reasonably acceptable to the Administrative Agent.

“Compliance Certificate” has the meaning specified in Section 6.1(c) (Financial Statements).

“Consenting Revolving Credit Lenders” has the meaning specified in Section 2.1(e)(ii) (Extension of Scheduled Revolving Termination Date).

“Consenting Term B-1 Lenders” has the meaning specified in Section 2.1(d)(ii) (Extension of Term Loan Maturity Date).

“Consenting Term B-2 Lenders” has the meaning specified in Section 2.1(d)(ii) (Extension of Term Loan Maturity Date).

“Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Cash Taxes” means, with respect to the Company for any period, the Consolidated income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period (including to the extent applicable in respect of tax liabilities incurred in a prior period, including prior to the Closing Date).

“Consolidated Current Assets” means, with respect to any Person at any date, the total Consolidated current assets (other than cash and Cash Equivalents and current deferred tax assets) of such Person and its Subsidiaries at such date.

“Consolidated Current Liabilities” means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person and its Subsidiaries, but excluding, in the case of the Company the sum of (a) the principal amount of any current portion of long-term Indebtedness, (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans, (c) the principal amount of any short-term Indebtedness and (d) current deferred tax liabilities.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum (without duplication) of: (i) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses), franchise and capital and similar taxes, and any tax distributions made to Holdings in respect of consolidated, combined, unitary or affiliated returns and to pay franchise and capital taxes and other fees, taxes and expenses to maintain its corporate existence (net of comparable tax credits); (ii) interest expense of such Person and its Subsidiaries for such period (net of interest income); (iii) depreciation expense of such Person and its Subsidiaries for such period; (iv) amortization expense of such Person and its Subsidiaries for such period including amortization of capitalized debt issuance costs; (v) any call premium (or original issue discount) expenses (cash and non-cash) associated with the call or repurchases of Indebtedness; (vi) letter of credit fees and annual agency fees paid to the Administrative Agent; (vii) cash expense incurred in connection with any permitted investment, any equity issuance or debt issuance (in each case, whether or not consummated); (viii) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition; (ix) to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability or casualty events or business interruption; (x) management, monitoring, consulting and advisory fees, related expenses, any other fees and expenses (or any accruals relating to such fees and related expenses) and any one-time termination fees in respect of a change of control or Qualifying IPO and related indemnities and reasonable out of pocket expenses, in each case, as permitted under this Agreement to be paid to the Permitted Holders; (xi) fees and expenses in connection with refinancings of Indebtedness permitted under this Agreement, including charges attributable to the write-off debt discount and the write-off of deferred financing fees; (xii)(A) non-recurring cash facilities relocation and consolidation costs and (B) other non-recurring fees, cash charges and other non-recurring cash expenses (including restructuring charges and severance costs), whether incurred prior to or after the Closing Date; (xiii) non-cash straight line rent operating lease adjustments reducing Consolidated Net Income, less any such adjustments increasing Consolidated Net Income, in each case as required under GAAP; (xiv) any other non-cash charges and expenses of such Person and its Subsidiaries for such period (including non-cash expenses recognized in accordance with SFAS No. 106); (xv) costs incurred in connection with the closing or disposition of any theatre or screen within a theatre during any applicable period; (xvi) costs incurred in connection with any newly opened theatre, any theatre newly acquired from other than an Affiliate and unconsummated theatre acquisitions from other than an Affiliate (but not to exceed $6,000,000 for any single unconsummated theatre acquisition), all as determined in accordance with GAAP; (xvii) fees, expenses and other costs incurred in connection with the Transactions and the Prior Transactions; and (xviii) for purposes of determining compliance with Article V (Financial Covenant) only, the Cure Amount, if any, received by the Company for such period and permitted to be included in Consolidated EBITDA pursuant to Section 9.5 (Right to Cure), all determined on a Consolidated basis in accordance with GAAP, plus unrealized losses and minus unrealized gains in respect of Hedging Contracts, all as determined in accordance with GAAP; provided, however, that, in the case of the Company, the “Consolidated EBITDA” for the Fiscal Quarter ended on or around September 30, 2005 shall be deemed to equal $88,536,000.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, (i) the sum of (a) the interest expense of such Person and its Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP consistently applied, but excluding, to the extent included in interest expense, (A) amortization of fees and expenses associated with the consummation of the Transactions, (B) annual agency fees paid to the Administrative Agent, (C) costs associated with obtaining or terminating Hedging Contracts, (D) amortization of fees and expenses associated with any permitted investment, equity issuance or debt issuance (whether or not consummated), (E) pay-in-kind interest expense or other noncash interest expense (including as a result of the effects of purchase accounting) and (F) any payments made in respect of operating leases entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a Consolidated balance sheet pursuant to EITF 97-10 and (b) the aggregate amount of the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a Consolidated basis in accordance with GAAP consistently applied, less (ii) the interest income (exclusive of deferred financing fees) of such Person and its Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP consistently applied, and with respect to clauses (i) and (ii), only to the extent the same are paid or payable (or received or receivable) in cash with respect to such period; provided, however, that, Consolidated Interest Expense shall be calculated after giving effect to any payments made by such Person minus any payments received by such Person in respect of Hedging Contracts.

“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding (A) all after-tax extraordinary gains or losses (net of reasonable fees and expenses relating to the transaction giving rise thereto), (B) the cumulative effect of a change in accounting principles as well as any current period impact of new accounting pronouncements including those related to purchase accounting, (C) any net after-tax gains or losses attributable to the early extinguishment of Indebtedness, (D) any non-cash income or charges resulting from mark-to-market accounting under Statement of Financial Accounting Standard No. 52 — Foreign

Currency Translation relating to indebtedness denominated in foreign currencies, (E) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 — Goodwill and Other Intangibles and No. 144 — Accounting for the Impairment or Disposal of Long-Lived Assets and the amortization of intangibles including arising pursuant to Statement of Financial Accounting Standards No. 141 — Business Combinations, (F) inventory purchase accounting adjustments and amortization, impairment and other non-cash charges (including asset revaluations) resulting from purchase accounting adjustments with respect to the Merger or any Permitted Acquisition, (G) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants, SARs or other equity — incentive programs, reasonable cash compensation charges related to any SARs linked to the performance of Grupo Cinemex and its Subsidiaries and granted to or for management of the Company with direct oversight responsibility for the operations of Grupo Cinemex or management of or senior consultants to Grupo Cinemex or its Subsidiaries, reasonable customary cash charges resulting from purchase accounting to the extent such charges represent sales bonuses to management, and cash charges related to retention, signing or completion bonuses in connection with the Transactions, any Permitted Acquisition or any Asset Sale, (H) non-cash losses from Joint Ventures and non-cash minority interest reductions, (I) gains or losses incurred in connection with Asset Sales other than those in the ordinary course of business and (J) any expenses related to the Transactions; provided, however, that there shall be included the deferred revenue eliminated as a consequence of the application of purchase accounting adjustments due to the Transactions or any Permitted Acquisition for the fiscal periods that such revenue would otherwise have been recognized.

“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Stock.

“Contaminant” means any material, substance or waste that is classified or regulated under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

“Continuing Directors” shall mean the directors of Holdings (or the Company after a Qualifying IPO of the Company) on the Closing Date, as elected or appointed after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings (or the Company after a Qualifying IPO of the Company) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings (or the Company after a Qualifying IPO of the Company).

“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound.

“Corporate Chart” means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 7.11 (Additional Collateral and Guaranties) or that is a Subsidiary of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person’s chief executive office (or sole place of business) and (d) the number of shares of each class of such Person’s Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.

“Cure Amount” has the meaning specified in Section 9.5 (Right to Cure).

“Cure Right” has the meaning specified in Section 9.5 (Right to Cure).

“DCIP” means Digital Cinema Implementation Partners, LLC, a Delaware limited liability company.

“DCIP Entity” means DCIP and its direct and indirect subsidiaries.

“DCIP Investment Transaction” means (a) a capital contribution by the Borrower or any Subsidiary (of cash or of Digital Cinema Equipment), whether directly or indirectly (including, without limitation, through an Unrestricted Subsidiary), to any DCIP Entity or (b) the sale of Digital Cinema Equipment of the Borrower or any Subsidiary to any DCIP Entity as part of a sale and leaseback transaction with any DCIP Entity for such equipment in which the Borrower or a Subsidiary is the lessee, in each case, in connection with the implementation, maintenance and support of digital cinema in theaters of the Borrower and its Subsidiaries; provided that the Borrower is the beneficial owner of no less than 5% of the ordinary Capital Stock of DCIP at the time of such contribution or sale.

“Debt Issuance” means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of “Indebtedness” by the Company or any of its Subsidiaries.

“Declining Revolving Credit Lenders” has the meaning specified in Section 2.1(e)(ii) (Extension of Scheduled Revolving Termination Date).

“Declining Term B-1 Lenders” has the meaning specified in Section 2.1(d)(ii) (Extension of Term Loan Maturity Date).

“Declining Term B-2 Lenders” has the meaning specified in Section 2.1(d)(ii) (Extension of Term Loan Maturity Date).

“Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Company or has received a notice from the Company pursuant to clause (ii) below that (i) such Lender has failed for two or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to the Issuer in respect of a

Letter of Credit and/or make a payment to the Swing Lender in respect of a Swing Loan (each a “funding obligation”), (ii) such Lender has notified the Administrative Agent or the Borrower in writing (and the Borrower has notified the Administrative Agent thereof in writing), or has stated publicly, that it will not comply with any such funding obligation hereunder, (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided that neither the reallocation of funding obligations provided for in Section 2.18 (Defaulting Lender) as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender).

“Deferred Prepayment Amount” means, with respect to any Net Cash Proceeds of any Deferred Prepayment Event, the portion of such Net Cash Proceeds subject to a Deferred Prepayment Notice.

“Deferred Prepayment Date” means, with respect to any Net Cash Proceeds of any Deferred Prepayment Event, the earlier of (a) the date occurring 365 days after such Deferred Prepayment Event or, if a definitive letter of intent or agreement has been executed during such 365 day period with respect to the reinvestment of such Net Cash Proceeds, the date occurring six months after the date of such letter of intent or agreement, as the case may be, and (b) the date that is five Business Days after the date on which the Company shall have notified the Administrative Agent of (i) the Company’s determination not to reinvest in assets useful in the Company’s or a Subsidiary’s business or (ii) the determination by the applicable Subsidiary of the Company not to repay the applicable Indebtedness with all or any portion of the relevant Deferred Prepayment Amount for such Net Cash Proceeds.

“Deferred Prepayment Event” means any Asset Sale or Property Loss Event in respect of which the Company has delivered a Deferred Prepayment Notice.

“Deferred Prepayment Notice” means a written notice executed by a Responsible Officer of the Company stating that no Default or Event of Default has occurred and is continuing and that the Company (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire, upgrade, improve, repair or replace assets useful in its or one of its Subsidiaries’ businesses.

“Deposit Account” has the meaning given to such term in the UCC.

“Digital Cinema Equipment” means digital cinema projectors, servers, media blocks and any equipment to the extent attached to or affixed to such projectors, servers and/or media blocks including by means of network interface or otherwise necessary to enable such projectors, servers and/or media blocks to operate as functional digital projection systems. For the avoidance of doubt, equipment that is necessary to enable such digital cinema projectors, servers or media blocks to operate as functional digital projection systems shall include all such equipment whether or not readily replaceable at minimal cost.

“Disclosure Documents” means, collectively, the Confidential Information Memorandum dated January 2006 and all other confidential information memoranda and related written materials prepared in connection with the syndication of the Facilities.

“Dispose” or “Disposition” has the meaning specified in Section 8.4 (Sale of Assets).

“Disqualified Stock” means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Term B-2 Loan Maturity Date.

“Documentary Letter of Credit” means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Company or any of its Subsidiaries in the ordinary course of its business.

“Dollar” and the sign “$” each mean the lawful money of the United States of America.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in any Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“Domestic Loan Party” means any Loan Party organized under the laws of any state of the United States of America or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary of the Company organized under the laws of any state of the United States of America or the District of Columbia.

“Eligible Assignee” means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets whose Dollar Equivalent exceeds $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Company) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000.

“Entitlement Holder” has the meaning given to such term in the UCC.

“Entitlement Order” has the meaning given to such term in the UCC.

“Environmental Laws” means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the protection of human health, the environment or natural resources or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.).

“Environmental Liabilities and Costs” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages (but excluding any punitive, consequential or treble damages), costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines and penalties, whether contingent or otherwise, arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries or exposure to any Contaminant.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Issuance” means the issue or sale of any Stock of Holdings, the Company or any Subsidiary of the Company by Holdings, the Company or any Subsidiary of the Company to any Person other than Holdings, the Company or any Subsidiary of the Company.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a reportable event described in Section 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan, other than events for which the thirty (30) day notice period has been waived, (b) the withdrawal of the Company or any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Company or any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Company or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters LIBOR01 Page as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period.  In the event that such rate does not appear on the Reuters LIBOR01 Page (or otherwise on the Reuters screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

“Eurodollar Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

“Eurodollar Rate Loan” means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 9.1 (Events of Default).

“Excess Cash Flow” means, with respect to the Company and its Subsidiaries on a Consolidated basis for any period, an amount equal to (a) Consolidated EBITDA plus (b) the excess, if any, of the Working Capital at the beginning of such period over the Working Capital at the end of such period minus (c) without duplication:

(i)            Capital Expenditures to the extent permitted by this Agreement and paid in cash;

(ii)           total Consolidated Interest Expense paid in cash;

(iii)          Consolidated Cash Taxes paid or that will be paid within six months after the end of such period (which payments would have been deducted in calculating Excess Cash Flow for such period had they been made during such period); provided, however, that with respect to Consolidated Cash Taxes that will be paid within six months after the end of such period, (w) the Company shall have established adequate reserves therefor on the books of the Company in conformity with GAAP, (x) the Company shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such period, signed by a Responsible Officer of the Company, describing the nature and amount of such Consolidated Cash Taxes and certifying that such Consolidated Cash Taxes will be paid within six months after the end of such period, (y) if such payment is not made within six months after the end of such period, then the Company shall promptly make an optional prepayment of Term Loans in accordance with Section 2.8 (Optional Prepayments) in an amount, if positive, equal to (A) the amount that would have been paid pursuant to Section 2.9(b) (Mandatory Prepayments) with respect to such period but for this clause (iii) minus (B) the amount of the payment made pursuant to Section 2.9(b) (Mandatory Prepayments) with respect to such fiscal period and (z) any deduction from Excess Cash Flow made with respect to such Consolidated Cash Taxes pursuant to this clause (iii) in such period shall not be deducted in computing Excess Cash Flow for the period in which such Consolidated Cash Taxes are paid;

(iv)          the aggregate principal amount of Indebtedness repaid or prepaid, excluding (A) Indebtedness in respect of Revolving Loans, Letters of Credit and any other Indebtedness that consists of a revolving line of credit, except to the extent that the commitments under such line of credit are permanently reduced by the amount of such prepayment, (B) Term Loans prepaid pursuant to Sections 2.8 (Optional Prepayments) and 2.9 (Mandatory Prepayments) and (C) repayments or prepayments of Indebtedness that, in accordance with GAAP, constitutes (or when incurred constituted) a long-term liability and current maturities of such long-term liabilities financed by incurring other such long-term Indebtedness;

(v)           Restricted Payments made in cash to the extent permitted under Section 8.5(c), (d), (e), (g) or (h) (Restricted Payments);

(vi)          letter of credit and commitment or facility fees (including the Applicable Unused Commitment Fee and similar fees in respect of any other revolving or committed line of credit);

(vii)         proceeds received from insurance claims with respect to casualty events or business interruption which reimburse prior business expenses to the extent such expenses were added to Consolidated Net Income in determining Consolidated EBITDA;

(viii)        cash payments made in satisfaction of non-current liabilities (other than Indebtedness);

(ix)           cash expenses incurred in connection with the Transactions or, to the extent permitted hereunder, any Investment permitted under Section 8.3 (Investments), Equity Issuance or Debt Issuance (whether or not consummated), or early extinguishment of Indebtedness;

(x)            fees and expenses in connection with exchanges or refinancings permitted by Section 8.5(f) (Restricted Payments);

(xi)           cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with any Permitted Acquisition or any other Investment permitted hereunder (or in any similar agreement related to any other acquisition consummated prior to the Closing Date);

(xii)          extraordinary and non-recurring cash charges to the extent included in determining Consolidated EBITDA;

(xiii)         cash expenses incurred in connection with deferred compensation arrangements in connection with the Transactions;

(xiv)        management fees paid under Section 8.8(d) (Transactions with Affiliates);

(xv)         cash from operations used to consummate a Permitted Acquisition or an Investment permitted under Section 8.3(e), (i) or (k) (Investments);

(xvi)        to the extent added to Consolidated Net Income in determining Consolidated EBITDA, losses from discontinued operations;

(xvii)       cash expenditures made in respect of Hedging Contracts to the extent not reflected in the computation of Consolidated EBITDA or Consolidated Interest Expense;

(xviii)      cash compensation expenses related to any SARs linked to the performance of Grupo Cinemex and its Subsidiaries granted to or for management of the Company with direct oversight responsibility for the operations of or senior consultants to Grupo Cinemex or management of Grupo Cinemex and its subsidiaries, cash expenses resulting from purchase accounting to the extent such expenses represent sales bonuses to management, and cash expenses related to retention, signing or completion bonuses in connection with the Transactions, any Permitted Acquisition or any Disposition;

(xix)         to the extent not deducted in the computation of Net Cash Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith (in the case of the foregoing clauses (c)(i) through (xix), to the extent made, paid, incurred or for, as the case may be, during such period);

(xx)          payments with respect to contingent contractual obligations required to be paid in the six months after the end of such period (which payments would have been deducted in calculating Excess Cash Flow for such period had they been made during such period); provided, however, that (x) the Company shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such period, signed by a Responsible Officer of the Company, describing the nature and amount of such contingent contractual obligation and certifying that such contingent contractual obligation will be paid within six months after the end of such period, (y) if such payment is not made within six months after the end of such period, then the Company shall promptly make an optional prepayment of Term Loans in accordance with Section 2.8 (Optional Prepayments) in an amount, if positive, equal to (A) the amount that would have been paid pursuant to Section 2.9(b) (Mandatory Prepayments) with respect to such period but for this clause (xx) minus (B) the amount of the payment made pursuant to Section 2.9(b) (Mandatory Prepayments) with respect to such fiscal period and (z) any deduction from Excess Cash Flow made with respect to contingent contractual obligations pursuant to this clause (xx) in such period shall not be deducted in computing Excess Cash Flow for the period in which such contingent obligations are paid; and

(xxi)         the excess, if any, of the Working Capital at the end of such period over the Working Capital at the beginning of such period.

“Existing AMC Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of March 26, 2004 and as amended, supplemented or otherwise modified from time to time, among the Company, the institutions party thereto as lenders and issuing banks and The Bank of Nova Scotia, as administrative agent.

“Existing Credit Agreements” means the Existing AMC Credit Agreement and the Existing Loews Credit Agreement.

“Existing Loews Credit Agreement” means that certain Credit Agreement, dated as of July 30, 2004 and as amended, supplemented or otherwise modified from time to time, among the Loews Cineplex Entertainment Corporation, Grupo Cinemex and Cadena, LCE Holdco LLC, the institutions party thereto as lenders and issuing banks and Citicorp, as administrative agent.

“Existing Scheduled Revolving Termination Date” has the meaning specified in Section 2.1(e)(i) (Extension of Scheduled Revolving Termination Date).

“Existing Term B-1 Loan Maturity Date” has the meaning specified in Section 2.1(d)(i) (Extension of Term Loan Maturity Date).

“Existing Term B-2 Loan Maturity Date” has the meaning specified in Section 2.1(d)(i) (Extension of Term Loan Maturity Date).

“Extended Scheduled Revolving Termination Date” has the meaning specified in Section 2.1(e)(ii) (Extension of Scheduled Revolving Termination Date).

“Extended Term B-1 Loan Maturity Date” has the meaning specified in Section 2.1(d)(ii) (Extension of Term Loan Maturity Date).

“Extended Term B-2 Loan Maturity Date” has the meaning specified in Section 2.1(d)(ii) (Extension of Term Loan Maturity Date).

“Facilities” means (a) the Term Loan Facilities and (b) the Revolving Credit Facility.

“Facility Increase” means any Revolving Commitment Increase or Term Loan Increase.

“Facility Increase Date” has the meaning specified in Section 2.1(c)(i) (Facility Increases).

“Fair Market Value” means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by a Responsible Officer of the Company or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Administrative Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Fee Letter” means the Fee Letter, dated June 20, 2005, addressed to the Company from the Arrangers as of the Closing Date and Credit Suisse, Cayman Islands Branch, and accepted by the Company on June 20, 2005, with respect to certain fees to be paid from time to time to the Arrangers as of the Closing Date and Credit Suisse, Cayman Islands Branch.

“Financial Statements” means the financial statements of the Company and its Subsidiaries delivered in accordance with Section 4.4 (Financial Statements) and Section 6.1 (Financial Statements).

“Fiscal Quarter” means each of the three month periods ending on or around March 31, June 30, September 30 and December 31.

“Fiscal Year” means the twelve month period ending on or around March 31.

“Foreign Pledge Agreement” means the Pledge Agreement entered into on January 26, 2006 among LCE Acquisition Sub, Inc., the Administrative Agent and LCE Lux Holdco S.a r.l. with respect to the Stock of LCE Lux Holdco S.a r.l.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange and any supranational bodies such as the European Union or the European Central Bank.

“Grupo Cinemex” means Grupo Cinemex, S.A. de C.V., a corporation organized under the laws of Mexico.

“Guarantor” means the Company and each Subsidiary of the Company party to, or that becomes party to, the Guaranty.

“Guaranty” means the guaranty, in substantially the form of Exhibit H (Form of Guaranty), executed by the Guarantors.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof.  The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.  The term “Guarantee” used as a verb herein has a corresponding meaning.

“Hedging Contracts” means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

“Holdings” means Marquee Holdings Inc., a Delaware corporation.

“Holdings Senior Note Indenture” means the Indenture, dated as of August 18, 2004, pursuant to which the Holdings Senior Notes were issued between Holdings and HSBC, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 8.11 (Modification of Debt Agreements).

“Holdings Senior Notes” means Holdings’ 12% Senior Discount Notes due 2014 issued pursuant to the Holdings Senior Note Indenture in the original principal amount of $304,000,000 and any additional notes issued pursuant to the Holdings Senior Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the Holdings Senior Note Indenture.

“HSBC” means HSBC Bank USA, National Association.

“Incur”, “Incurrence” or “Incurred” has the meaning specified in the Senior Notes.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all Capital Lease Obligations, (d) all obligations issued or assumed as the deferred purchase price of property (other than current and non-current accrued expenses, deferred revenue, all employee retirement obligations, and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, all conditional sale obligations (as determined under GAAP) and all obligations under any title retention agreement (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (e) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transactions, (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons for the payment of which such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise (limited to the stated or determinable amount of the related primary obligation, or portion thereof, or if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith), and (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured; provided, however, that “Indebtedness” shall not include (i) any Non-Recourse Indebtedness, any obligations under any operating leases (as determined under GAAP as in effect on the Closing Date), trade accounts payable arising in the ordinary course of business and trade letters of credit issued in support of trade accounts payable arising in the ordinary course of business, (ii) regardless of any change in GAAP after the Closing Date, amounts owing in respect of preferred stock (other than Disqualified Stock issued after the Closing Date that would be treated as Indebtedness under GAAP as in effect at such time), (iii) any earn-out obligation or post closing payment adjustment until such obligation becomes certain of payment, (iv) any deferred compensation arrangements, (v) any non-compete or consulting obligations incurred in connection with the Transactions, any Permitted Acquisition or any similar transaction entered into prior to the Closing Date or (vi) items that would appear as a liability upon a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10 “The Effects of Lessee Involvement in Asset Construction”; provided, further, that the amount of Indebtedness (x) for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or the fair market value of such identified asset, as the case may be, and (y) shall be determined by the principal amount thereof (or in the case of Indebtedness issued at a discount, the accreted amount) thereof.

“Indemnified Matter” has the meaning specified in Section 11.4 (Indemnities).

“Indemnitee” has the meaning specified in Section 11.4 (Indemnities).

“Indenture” means each of the Holdings Senior Note Indenture, the Senior Note Indentures, the Subordinated Note Indentures and other indentures, agreements or similar documents evidencing senior or subordinated notes or other debt securities of the Company or any of its Subsidiaries.

“Interest Period” means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter (or if deposits of such duration are available to or agreed to by all applicable Lenders, ending nine or twelve months thereafter), as selected by the Company in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.11 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to

Section 2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter (or if deposits of such duration are available to or agreed to by all applicable Lenders, ending nine or twelve months thereafter), as selected by the Company in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii)          the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

(iv)          the Borrower may not select any Interest Period in respect of Eurodollar Rate Loans having an aggregate principal amount of less than $1,000,000; and

(v)           there shall be outstanding at any one time no more than 20 Interest Periods in the aggregate for all Loans.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“International Assets” means (a) theatres located outside the United States and Canada, including the Mexican Assets and (b) Stock of Persons (other than AMC Entertainment International, Inc., a Delaware corporation) which own or operate theatres located outside the United States and Canada, including the Mexican Assets, in each case, together with all property and assets which are a part of or related to such theatres, including but not limited to cash, accounts receivable, real estate, leases, tenant improvements, furniture, fixtures and equipment, net of any accounts payable, accrued expenses and other current and long-term liabilities related to such theatres.

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

“IRS” means the Internal Revenue Service of the United States or any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue (including any deemed issuance pursuant to Section 2.4(k) (Letters of Credit)), extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit.  The terms “Issued” and “Issuance” shall have a corresponding meaning.

“Issuer” means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an “Issuer” or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Company by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Company to be bound by the terms hereof applicable to Issuers.

“Issuer Sublimit” means (i) in the case of Citibank, in its capacity as Issuer, $25,000,000 and (ii) in the case of any other Issuer, the amount agreed to between such Issuer and the Company at the time such Issuer becomes an Issuer.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Company or any of its Subsidiaries, (b) any other Person designated by the Company in writing to the Administrative Agent as a “Joint Venture” for purposes of this Agreement and at least 50% but less than 100% of whose equity interests are directly owned by the Company or any of its Subsidiaries, and (c) any Person in whom the Company or any of its Subsidiaries beneficially owns any Stock that is not a Subsidiary.

“J.P. Morgan Partners Group” means (i) J.P. Morgan Partners, LLC and (ii) any Affiliates of J.P. Morgan Partners, LLC.

“Land” of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

“Leases” means, with respect to any Person, all of those leasehold estates in Real Property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

“Lender” means the Swing Lender and each other financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company.  Notwithstanding anything to the contrary above, a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Stock in such Lender or its Parent Company by any Governmental Authority.

“Letter of Credit” means any letter of credit Issued pursuant to Section 2.4 (Letters of Credit).

“Letter of Credit Obligations” means, at any time, the Dollar Equivalent of the aggregate of all liabilities at such time of the Company to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

“Letter of Credit Reimbursement Agreement” has the meaning specified in Section 2.4(a) (Letters of Credit).

“Letter of Credit Request” has the meaning specified in Section 2.4(c) (Letters of Credit).

“Letter of Credit Sublimit” means $50,000,000.

“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

“Loan” means any loan made by any Lender pursuant to this Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes (if any), the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract between any Loan Party and any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Hedging Contract, each Cash Management Document, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

“Loan Party” means the Borrower, each Guarantor and each other Subsidiary of the Company that executes and delivers a Loan Document.

“Local GAAP” means, with respect to any Foreign Subsidiary, generally accepted accounting principals in the jurisdictions in which such Person is organized and its principal business operations are conducted, consistently applied.

“Loews” means Loews Cineplex Entertainment Corporation, a Delaware corporation.

“Loews Holdings” means LCE Holdings Inc., a Delaware corporation.

“Material Adverse Change” means a material adverse change in any of (a) the condition (financial or otherwise), business, operations or properties of the Company and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

“Material Domestic Subsidiary” means a Domestic Subsidiary of the Company that has assets or annual revenues in excess of 1.5% of the total assets or annual revenues of the Company and its Subsidiaries (in each case on a Consolidated basis with its Subsidiaries); provided, however, that the aggregate total assets or revenues of all such subsidiaries not designated as a “Material Domestic Subsidiary” (on a Consolidated basis with their Subsidiaries), shall not exceed 5% of the total assets or annual revenues of the Company and the Subsidiaries, taken as a whole.

“Merger” means, collectively, the merger of Loews with and into the Company and the merger of Loews Holdings with and into Holdings pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 20, 2005, between Holdings and Loews Holdings.

“Mexican Assets” means (a) the property and assets of Grupo Cinemex and Yelmo Cineplex and (b) the Stock of Grupo Cinemex and Yelmo Cineplex, in each case, together with all property and assets which are a part of or related to such entities, including but not limited to cash, accounts receivable, real estate, leases, tenant improvements, furniture, fixtures and equipment, net of any accounts payable, accrued expenses and other current and long-term liabilities related to such entities.

“Mexico” means the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Supporting Documents” means, with respect to a Mortgage for a parcel of Real Property, each the following:

(a)           (i) evidence in form and substance reasonably satisfactory to the Administrative Agent that the recording of counterparts of such Mortgage in the recording offices specified in such Mortgage will create a valid and enforceable first priority lien on property described therein in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted under Section 8.2 (Liens, Etc.) and (B) such other Liens as the Administrative Agent may reasonably approve and (ii) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(b)           (i) a Mortgagee’s Title Insurance Policy dated a date reasonably satisfactory to the Administrative Agent, which shall (A) be in an amount not less than the appraised value (determined by reference to an appraisal) of such parcel of Real Property in form and substance satisfactory to the Administrative Agent, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Real Property free and clear of all defects and encumbrances, except for Liens permitted under Section 8.2 (Liens, Etc.) and for such defects and encumbrances as may be approved by the Administrative Agent, (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender’s endorsement (including, but not limited to, a revolving credit endorsement and a floating rate endorsement), (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers) and (H) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies) in each case in form and substance reasonably satisfactory to the Administrative Agent;

(c)           copies of the most recent survey (if any) of such parcel of Real Property in the possession of the applicable Loan Party;

(d)           evidence in form and substance reasonably satisfactory to the Administrative Agent that all premiums in respect of each Mortgagee’s Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid;

(e)           if such parcel of Real Property is not used as a theatre for viewing movies, a Phase I environmental report with respect to such parcel of Real Property, dated a date not more than two years prior to the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent; and

(f)            such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Real Property in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted under Section 8.2 (Liens, Etc.) and (B) such other Liens as the Administrative Agent may reasonably approve.

“Mortgaged Real Property” means the Real Properties listed on Schedule 1.1 (Mortgaged Real Property) and any other Real Property of any Loan Party that becomes subject to a Mortgage.

“Mortgagee’s Title Insurance Policy” means a mortgagee’s title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Administrative Agent proving ownership thereof).

“Mortgages” means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Company or any other Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which the Company or any of its Subsidiaries or any ERISA Affiliate has, or within the five (5) plan years preceding the date of this Agreement has had, any obligation to contribute.

“Multiplex” means any theatre owned by the Company or its Subsidiary which has ten or less screens for viewing movies.

“Net Cash Proceeds” means proceeds received by the Company or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, and casualty insurance settlements and condemnation awards, but in each case only as and when received) from any (a) Asset Sale (other than an Asset Sale permitted under Section 8.4(a), (c), (d), (e), (f) or (j) (Sale of Assets)) or Property Loss Event, net of (i) the costs, fees and expenses actually incurred in connection therewith (including, without limitation, attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees), (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale or Property Loss Event (including any associated premium or penalty), and (iv) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, with it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (1) received upon the Disposition of any non-cash consideration received by the Company or any of its Subsidiaries in any such Disposition and (2) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (iv) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within 365 days after such Asset Sale or Property Loss Event, the amount of such reserve; provided, however, that evidence of each of clauses (i), (ii), (iii) and (iv) above is provided to the Administrative Agent, or (b) any Debt Issuance, net of underwriting discounts, brokers’ and advisors’ fees and other costs and expenses incurred in connection with such transaction; provided, however, that evidence of such costs is provided to the Administrative Agent.

“Net Indebtedness” means, with respect to any Person at any time, (i) the outstanding principal amount (or in the case of Indebtedness issued at discount, the accreted amount) of Indebtedness of such Person (determined on a Consolidated basis) as of such time minus (ii) cash and Cash Equivalents of such Person (determined on a Consolidated basis) at such time (other than any amount that constitutes a Cure Amount); provided, however, that, in determining the amount of Net Indebtedness of such Person for purposes of this definition, the amount of Indebtedness of such Person consisting of Revolving Loans and any other Indebtedness that consists of a revolving line of credit as of any date shall be deemed to be the aggregate outstanding principal amount thereof on the last day of each Fiscal Quarter ending during the four Fiscal Quarters most recently ended on or prior to such date, divided by four (4) (with the amount of Indebtedness under any revolving line of credit as of the end of any Fiscal Quarter prior to the Closing Date deemed to be $0 for purposes of such calculation).

“Net Senior Secured Indebtedness” means, with respect to any Person, without duplication, all Net Indebtedness of such Person and its Subsidiaries, excluding any subordinated Indebtedness and other unsecured Indebtedness and any Capital Lease Obligation.

“Net Senior Secured Leverage Ratio” means, with respect to any Person, as of any date of determination, on a Pro Forma Basis, the ratio of (i) Net Senior Secured Indebtedness of such Person and its Subsidiaries as of such date to (ii) Annualized EBITDA for such Person and its Subsidiaries for the four most recent Fiscal Quarters ended on such date for which financial statements are available.

“New Voting Agreement” means the Voting Agreement to be entered into among Holdings and certain of the Permitted Sponsors, on substantially the terms described in the Amendment No. 2 to Form S-1 Registration Statement filed by Holdings with the SEC on February 23, 2007 (registration number 333-139249), without amendment or modification thereof (other than any such amendments or modifications that are not materially adverse to the Lenders) unless consented to by the Administrative Agent (which consent shall not be unreasonably withheld).

“Non-Consenting Lender” has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Recourse Indebtedness” means Indebtedness as to which (i) neither the Company nor any of its Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (b) is directly or indirectly liable or (c) constitutes the lender (in each case, other than pursuant to and in compliance with Section 8.3 (Investments)) and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; provided, however, that notwithstanding the foregoing, guaranties of Capitalized Lease Obligations of any Unrestricted Subsidiary relating to leased property in service outside the United States shall not cause such Capitalized Lease Obligations to not be Non-Recourse Indebtedness.

“Non-U.S. Lender” means each Lender or Issuer (or the Administrative Agent) that is a Non-U.S. Person.

“Non-U.S. Person” means any Person that is not a Domestic Person.

“Note” means any Revolving Note or Term Loan Note.

“Notice of Borrowing” has the meaning specified in Section 2.2 (Borrowing Procedures).

“Notice of Conversion or Continuation” has the meaning specified in Section 2.11 (Conversion/Continuation Option).

“Notice of Intent to Cure” has the meaning specified in Section 6.1(c).

“Obligations” means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys’ fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrower under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents) and all obligations of the Company under any Loan Document to provide cash collateral for any Letter of Credit Obligation.

“Original Revolving Credit Facility” has the meaning specified in Section 2.1(a)(i) (The Commitments).

“Original Term Loans” has the meaning specified in Section 2.1(b)(i) (The Commitments).

“Other Taxes” has the meaning specified in Section 2.16(b) (Taxes).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the Stock of such Lender.

“Participant” has the meaning specified in Section 11.2(g)(i) (Assignments and Participations).

“Patriot Act” means the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a perfection certificate in form and substance satisfactory to the Administrative Agent.

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Acquisition” means any Proposed Acquisition subject to the satisfaction of each of the following conditions:

(a)           each applicable Loan Party and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the requirements of Section 7.11 (Additional Collateral and Guaranties);

(b)           (i) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such Proposed Acquisition, Holdings, the Company and its Subsidiaries shall be in Pro Forma Compliance with the covenant set forth in Article V (Financial Covenant), such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.1 (Financial Statements) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Company demonstrating such compliance calculation in reasonable detail; and

(c)           the Company shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such Proposed Acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such Proposed Acquisition.

“Permitted Cure Security” means equity securities of the Company or Holdings (a) having no mandatory redemption, repurchase, repayment or similar requirements prior to the date which occurs six months after the Term B-2 Loan Maturity Date and (b) that are not convertible into or exchangeable for (i) debt securities or (ii) any equity securities that have mandatory redemption, repurchase, repayment or similar requirements prior to the date which occurs six months after the Term B-2 Loan Maturity Date and, in each case, upon which any required dividends or distributions shall be payable in additional shares of such security only.

“Permitted Holder” means:

(a)           any member of the Apollo Group;

(b)           any member of the J.P. Morgan Partners Group;

(c)           any member of the Bain Capital Group;

(d)           any member of the Carlyle Group;

(e)           any member of the Spectrum Group;

(f)            any Co-Investor; provided, however, that to the extent any Co-Investor acquires securities of Holdings in excess of the amount of such securities held by such Co-Investor on the Closing Date, such excess securities shall not be deemed to be held by a Permitted Holder; and

(g)           any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any Person holding securities of Holdings for or pursuant to the terms of any such employee benefit plan; provided, that if any lender or other Person shall foreclose on or otherwise realize upon or exercise any remedy with respect to any security interest in or Lien on any securities of Holdings held by any Person listed in this clause (g), then such securities shall no longer be deemed to be held by a Permitted Holder.

“Permitted Joint Venture” means any Joint Venture entered into by the Company or any of its Subsidiaries with one or more third parties (i) to which the Company or its Subsidiaries shall have contributed certain International Assets or the assets used in the business of National Cinema Network, Inc., and (ii) of which the Company shall own at least 33% (but not more than 50%) of the outstanding Stock.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, however, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 8.1 (Indebtedness), (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended; provided, however, that, with respect to the Term B-1 Loans, such modification, refinancing, refunding, renewal or extension of the Term B-1 Loans has a final maturity date equal to or later than the date that is 180 days after the Term B-2 Loan Maturity Date and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term B-2 Loans, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties, the Lenders or the Secured Parties than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, (f) at the time thereof, no Event of Default shall have occurred and be continuing and (g) with respect to the Term Loans, any Liens on the Collateral securing such modification, refinancing, refunding, renewal or extension are subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Sponsor” means any member of the Apollo Group, the J.P. Morgan Partners Group, the Bain Capital Group, the Carlyle Group or the Spectrum Group.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of the Company that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions set forth in the 2016 Subordinated Note Indenture, (b) will not mature prior to the date that is ninety-one (91) days after the Term B-2 Loan Maturity Date, (c) has no scheduled amortization or payments of principal prior to the Term B-2 Loan Maturity Date and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those set forth in the 2016 Subordinated Note Indenture.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

“Peso” or the sign “P” each means the lawful money of Mexico.

“Pledge and Security Agreement” means an agreement, in substantially the form of Exhibit I (Form of Pledge and Security Agreement), executed by each Loan Party.

“Pledged Debt Instruments” has the meaning specified in the Pledge and Security Agreement.

“Pledged Stock” has the meaning specified in the Pledge and Security Agreement.

“Prior Transactions” means, collectively, (i) the acquisition of the Company by Holdings, a company formed by the J.P. Morgan Partners Group, the Apollo Group and certain other co-investors, in December 2004 and (ii) the acquisition of Loews by Loews Holdings, a company formed by the Bain Capital Group, the Carlyle Group and the Spectrum Group, in July 2004.

“Pro Forma Basis,” “Pro Forma Compliance” or “Pro Forma Effect” means, for purposes of calculating compliance with any test under this Agreement in respect of any of the transactions referred to in clauses (a) through (d) of the definition of “Annualized EBITDA” or the incurrence or retirement of Indebtedness, such transaction, incurrence or retirement shall be treated as if such transaction, incurrence or retirement had occurred on the first day of the applicable period of measurement in such test or covenant; provided, however, that pro forma effect shall only be given to operating expense reductions or similar anticipated benefits from any transaction to the extent (a)(i) directly attributable to such transaction, (ii) expected to have a continuing impact on the Company and its Subsidiaries and (iii) factually supportable and (b) that such adjustments and the bases therefor are set forth in reasonable detail in a certificate of the

Chief Financial Officer of the Company delivered to the Administrative Agent and dated the relevant date of determination and which certifies that the Company reasonably anticipates that such expense reductions or other benefits will be realized, or all necessary steps for the realization thereof taken, within twelve months following such date; provided, further, that any determination of Annualized EBITDA of an Annualized Theatre shall be as determined in good faith by the Company, the calculation of which shall be set forth in reasonable detail in a certificate of the Chief Financial Officer delivered to the Administrative Agent and dated the date of relevant determination; provided, further, that if any such Indebtedness being incurred or retired has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Property Loss Event” means (a) any loss of or damage to property of the Company or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance whose Dollar Equivalent exceeds (i) $10,000,000 for a single transaction or series of transactions or (ii) $20,000,000 in the aggregate in any Fiscal Year or (b) any taking of property of the Company or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof whose Dollar Equivalent exceeds (i) $10,000,000 for a single transaction or series of transactions or (ii) $20,000,000 in the aggregate in any Fiscal Year.

“Proposed Acquisition” means the proposed acquisition by the Company or any of its Subsidiaries of all or substantially all of the assets or Stock of any Proposed Acquisition Target, or the merger of any Proposed Acquisition Target with or into the Company or any Subsidiary of the Company (and, in the case of a merger with the Company, with the Company being the surviving corporation).

“Proposed Acquisition Target” means any Person or any operating division, branch, business unit or line of business of such Person subject to a Proposed Acquisition.

“Purchasing Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

“Qualifying IPO” means the issuance by Holdings or the Company of its common Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).

“Ratable Portion” or (other than in the expression “equally and ratably”) “ratably” means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing (x) the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by (y) the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders), (b) with respect to the Term B-1 Loan Facility, the percentage obtained by dividing (i) the principal amount of such Lender’s Term B-1 Loans by (ii) the aggregate Term B-1 Loans of all Lenders and (c) with respect to the Term B-2 Loan Facility, the percentage obtained by dividing (i) the principal amount of such Lender’s Term B-2 Loans by (ii) the aggregate Term B-2 Loans of all Lenders.

“Real Property” of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

“Register” has the meaning specified in Section 2.7(b)(i) (Evidence of Debt).

“Reimbursement Date” has the meaning specified in Section 2.4(h) (Letters of Credit).

“Reimbursement Obligations” means, as and when matured, the obligation of the Company to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each draft and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Company to any Issuer with respect to amounts drawn under Letters of Credit.

“Related Documents” means the Merger Agreement and each other document and instrument executed with respect thereof.

“Related Obligations” has the meaning specified in Section 10.9 (Collateral Matters Relating to the Related Obligations).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

“Remedial Action” means all actions required pursuant to Environmental Law to (a) clean up, remove, treat or in any other way remediate any Contaminant in the indoor or outdoor environment, (b) reasonably prevent the Release or reasonably minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Repricing Transaction” means the refinancing or repricing by the Borrower of the Term B-2 Loans (x) with the proceeds of any secured term loans incurred by the Borrower (including, without limitation, any new or additional secured term loans under this Agreement) or (y) in connection with any amendment to this Agreement, in either case, (i) having or resulting in an effective interest rate or weighted average yield (to be determined by the Administrative Agent, in consultation with the Borrower, consistent with generally accepted financial practice, after giving effect to margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) as of the date of such refinancing that is, or could be by the express terms of such Indebtedness (and not by virtue of any fluctuation in any “base” rate), less than the Applicable Margin for, or weighted average yield (to be determined by the Administrative Agent, in consultation with Borrower, on the same basis) of the Term B-2 Loans as of the date of such refinancing or repricing and (ii) in the case of a refinancing of the Term B-2 Loans, the proceeds of which are used to repay, in whole or in part, principal of outstanding Term B-2 Loans.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Lenders” means, collectively, Lenders having more than fifty percent (50%) of the sum of the aggregate outstanding amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the aggregate Revolving Credit Outstandings) and the principal amount of all Term Loans then outstanding.  A Defaulting Lender shall not be included in the calculation of “Requisite Lenders.”

“Requisite Revolving Credit Lenders” means, collectively, Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the aggregate Revolving Credit Outstandings). A Defaulting Lender shall not be included in the calculation of “Requisite Revolving Credit Lenders.”

“Requisite Term Lenders” means, collectively, Term Lenders having more than 50% of the principal amount of all Term Loans then outstanding.

“Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of the Company or any of its Subsidiaries now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Company or any of its Subsidiaries now or hereafter outstanding and (c) any redemption, prepayment, defeasement, repurchase or other satisfaction prior to the scheduled maturity of any Subordinated Debt, any other subordinated Indebtedness of the Company or any of its Subsidiaries or any Disqualified Stock, or the setting aside of any funds for any of the foregoing.

“Revolving Commitment Increase” has the meaning specified in Section 2.1(c)(i) (Facility Increases).

“Revolving Credit Borrowing” means Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans to the Company pursuant to Section 2.1(a) hereof and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule I (Commitments) under the caption “Revolving Credit Commitment,” as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement.

“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

“Revolving Credit Lender” means each Lender that (a) has a Revolving Credit Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit or Swing Loans.

“Revolving Credit Outstandings” means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time and (b) the Letter of Credit Obligations outstanding at such time.

“Revolving Credit Termination Date” shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

“Revolving Extension Effective Date” has the meaning specified in Section 2.1(e)(ii) (Extension of Scheduled Revolving Termination Date).

“Revolving Loan” has the meaning specified in Section 2.1(a) (The Commitments).

“Revolving Note” means a promissory note of the Company payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Lender’s Revolving Credit Commitment or evidencing the aggregate Indebtedness of the Company to such Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

“Revolving Loan” means each of the Revolving Loans and the Swing Loans.

“S&P” means Standard & Poor’s Rating Services.

“SAR” means any stock appreciation rights or similar phantom stock rights.

“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002.

“Scheduled Revolving Termination Date” means the fifth anniversary of the Amendment No. 3 Effective Date.

“Secured Obligations” means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

“Secured Parties” means the Lenders, the Issuers, the Administrative Agent and any other holder of any Secured Obligation.

“Securities Account” has the meaning given to such term in the UCC.

“Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

“Selling Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

“Senior Indebtedness” means with respect to any Person, without duplication, all Indebtedness of such Person and its Subsidiaries; provided, however, that Senior Indebtedness will not include: (a) any obligation of the Company to any Subsidiary or any obligation of a Subsidiary to the Company or another Subsidiary, (b) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company or any of its Subsidiaries, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, guarantee or obligation of the Company or any of its Subsidiaries that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company or any of its Subsidiaries, as the case may be, or (e) any capital stock.

“Senior Leverage Ratio” means, as of any date of determination, on a Pro Forma Basis, the ratio of (i) Senior Indebtedness of the Company and its Subsidiaries as of such date to (ii) Annualized EBITDA for the Company and its Subsidiaries for the four most recent Fiscal Quarters ended immediately preceding the date of such determination for which financial statements are available.

“Senior Note Indentures” means the Holdings Senior Note Indenture and the 2019 Senior Note Indenture.

“Senior Notes” means the Holdings Senior Notes and the 2019 Senior Notes.

“Senior Secured Indebtedness” means, with respect to any Person at any time, without duplication, the outstanding principal amount (or in the case of Indebtedness issued at discount, the accreted amount) of Indebtedness of such Person and its Subsidiaries (determined on a Consolidated basis) as of such time, excluding any subordinated Indebtedness and other unsecured Indebtedness and any Capital Lease Obligation; provided, however, that, in determining the amount of Indebtedness of such Person for purposes of this definition, the amount of Indebtedness of such Person consisting of Revolving Loans and any other Indebtedness that consists of a revolving line of credit as of any date shall be deemed to be the aggregate outstanding principal amount thereof on the last day of each fiscal quarter ending during the four Fiscal Quarters most recently ended on or prior to such date, divided by four (4).

“Senior Secured Leverage Ratio” means, with respect to any Person, as of any date of determination, on a Pro Forma Basis, the ratio of (i) Senior Secured Indebtedness of such Person and its Subsidiaries as of such date to (ii) Annualized EBITDA for such Person and its

Subsidiaries for the four most recent Fiscal Quarters ended on such date for which financial statements are available.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X under the Securities Act of 1933.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Vehicle” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

“Spectrum Group” means (i) Spectrum Equity Investors IV, L.P., (ii) Spectrum Equity Investors Parallel IV, L.P., (iii) Spectrum IV Investment Managers’ Fund, L.P. and (iv) any Affiliates of Spectrum Equity Investors IV, L.P., Spectrum Equity Investors Parallel IV, L.P. and Spectrum IV Investment Managers’ Fund, L.P.

“Sponsor Management Agreement” means the Amended and Restated Fee Agreement, dated as of January 26, 2006, by and among Holdings, the Company, J.P. Morgan Partners (BHCA), L.P., Apollo Management V, L.P. and certain of its affiliates, Bain Capital Partners, LLC, TC Group, L.L.C. and Applegate and Collatos, Inc.

“Standby Letter of Credit” means any Letter of Credit that is not a Documentary Letter of Credit.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Debt” means the Subordinated Notes and any Permitted Subordinated Indebtedness.

“Subordinated Note Indentures” means the 2014 Subordinated Note Indenture, the 2016 Subordinated Note Indenture and 2020 Subordinated Note Indenture.

“Subordinated Notes” means the 2014 Subordinated Notes, the 2016 Subordinated Notes and the 2020 Subordinated Notes.

“Subsidiary” of any Person means (i) any corporation which more than 50% of the outstanding shares of Capital Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company. Notwithstanding the foregoing, for purposes of this Agreement, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company, other than for purposes of the definition of “Unrestricted Subsidiary” and Sections 4.3(a) (Subsidiaries; Borrower Information), 4.17 (Environmental Matters), 6.9 (Environmental Matters) and 7.10 (Environmental), unless the Company shall have designated in writing to the Administrative Agent an Unrestricted Subsidiary as a Subsidiary.

“Substitute Institution” has the meaning specified in Section 2.17 (Substitution of Lenders).

“Substitution Notice” has the meaning specified in Section 2.17 (Substitution of Lenders).

“Swing Lender” means Citicorp or any other Revolving Credit Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Company, to act as the Swing Lender hereunder, in each case in its capacity, as the Swing Lender hereunder.

“Swing Loan” has the meaning specified in Section 2.3 (Swing Loans).

“Swing Loan Request” has the meaning specified in Section 2.3(c) (Swing Loans).

“Swing Loan Sublimit” means $20,000,000.

“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is required to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8(a) (Taxes).

“Taxes” has the meaning specified in Section 2.16(a) (Taxes).

“Term B-1 Extension Effective Date” has the meaning specified in Section 2.1(d)(ii) (Extension of Term Loan Maturity Date).

“Term B-1 Lender” means each Lender that holds a Term B-1 Loan.

“Term B-1 Loan” has the meaning specified in Section 2.1(b)(i) (The Commitments).

“Term B-1 Loan Borrowing” means a borrowing consisting of Term B-1 Loans made by the Term B-1 Lenders.

“Term B-1 Loan Facility” means the provisions herein related to the Term B-1 Loans.

“Term B-1 Loan Maturity Date” means January 26, 2013.

“Term B-1 Loan Note” means a promissory note of the Company payable to the order of any Term B-1 Lender in a principal amount equal to the amount of the Term B-1 Loan owing to such Lender.

“Term B-2 Extension Effective Date” has the meaning specified in Section 2.1(d)(ii) (Extension of Term Loan Maturity Date).

“Term B-2 Lender” means each Lender that holds a Term B-2 Loan.

“Term B-2 Loan” has the meaning specified in Section 2.1(b)(ii) (The Commitments).

“Term B-2 Loan Borrowing” means a borrowing consisting of Term B-2 Loans made by the Term B-2 Lenders.

“Term B-2 Loan Facility” means the provisions herein related to the Term B-2 Loans.

“Term B-2 Loan Maturity Date” means December 15, 2016.

“Term B-2 Loan Note” means a promissory note of the Company payable to the order of any Term B-2 Lender in a principal amount equal to the amount of the Term B-2 Loan owing to such Lender.

“Term Lenders” mean collectively, the Term B-1 Lenders and the Term B-2 Lenders.

“Term Loan” means each of the Term B-1 Loans and the Term B-2 Loans.

“Term Loan Borrowing” means any Term B-1 Loan Borrowing or any Term B-2 Loan Borrowing.

“Term Loan Facility” means the Term B-1 Loan Facility and the Term B-2 Loan Facility.

“Term Loan Increase” has the meaning specified in Section 2.1(c)(i) (Facility Increases).

“Term Loan Note” means the Term B-1 Loan Notes and the Term B-2 Loan Notes.

“Title IV Plan” means a pension plan, other than a Multiemployer Plan, subject to Title IV of ERISA and that is sponsored or maintained by the Company or any of its Subsidiaries or any ERISA Affiliate or to which the Company or any of its Subsidiaries or any

ERISA Affiliate has, or within the five (5) plan years preceding the date of this Agreement has had, any obligation to contribute.

“Transactions” shall mean, collectively, the Merger, the issuance of the 2016 Subordinated Notes and all other transactions consummated under the Loan Documents, the Related Documents and the 2016 Subordinated Note Indenture.

“UCC” has the meaning specified in the Pledge and Security Agreement.

“Unrestricted Subsidiary” means a Subsidiary of the Company designated in writing to the Administrative Agent (i) whose properties and assets, to the extent they secure any Indebtedness at any time, secure only Non-Recourse Indebtedness and (ii) that has no (nor will have any) Indebtedness other than Non-Recourse Indebtedness. Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary by the Company if at the time of such designation it is a Significant Subsidiary.

“Unused Commitment Fee” has the meaning specified in Section 2.12(a) (Fees).

“U.S. Lender” means each Lender or Issuer (or the Administrative Agent) that is a Domestic Person.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than director’s qualifying shares or as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means, with respect to the Company or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

“Working Capital” means, for any Person at any date, the amount, if any, by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

“2014 Subordinated Note Indenture” means the Indenture dated as of February 24, 2004 pursuant to which the 2014 Subordinated Notes were issued between the Company and

HSBC, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 8.11 (Modification of Debt Agreements).

“2014 Subordinated Notes” means the Company’s 8% Senior Subordinated Notes due 2014 issued pursuant to the 2014 Subordinated Note Indenture in the original principal amount of $300,000,000 and any additional notes issued pursuant to the 2014 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2014 Subordinated Note Indenture.

“2016 Subordinated Note Indenture” means the Indenture, dated as of January 26, 2006, pursuant to which the 2016 Subordinated Notes were issued between the Company and HSBC, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 8.11 (Modification of Debt Agreements).

“2016 Subordinated Notes” means the Company’s 11% Senior Subordinated Notes due 2016 issued pursuant to the 2016 Subordinated Note Indenture in the original principal amount of $325,000,000 and any additional notes issued pursuant to the 2016 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2016 Subordinated Note Indenture.

“2019 Senior Notes” means the Company’s 8.75% Senior Notes due 2019 issued pursuant to the 2019 Senior Note Indenture in the original principal amount of $600,000,000 and any additional notes issued pursuant to the 2019 Senior Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2019 Senior Note Indenture.

“2019 Senior Note Indenture” means the Indenture dated as of June 9, 2009 pursuant to which the 2019 Senior Notes were issued between the Company and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 8.11 (Modification of Debt Agreements).

“2020 Subordinated Notes” means the Company’s 9.75% Senior Subordinated Notes due 2020 issued pursuant to the 2020 Subordinated Note Indenture in the original principal amount of $600,000,000 and any additional notes issued pursuant to the 2020 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2020 Subordinated Note Indenture.

“2020 Subordinated Notes Disclosure Documents” means the Offering Memorandum dated December 1, 2010 and all other related written materials prepared in connection with the issuance of the 2020 Subordinated Notes.

“2020 Subordinated Note Indenture” means the Indenture dated as of December 15, 2010 pursuant to which the 2020 Subordinated Notes were issued between the Company and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 8.11 (Modification of Debt Agreements).

Section 1.2            Computation of Time Periods

In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

Section 1.3            Accounting Terms and Principles

(a)           Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenant)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

(b)           If at any time any change in GAAP would affect the computation of any financial ratio or requirement, and either the Company or the Administrative Agent shall so request, the Administrative Agent and the Company shall negotiate in good faith to amend such ratio or requirement so as to equitably reflect such change in GAAP with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such change in GAAP as if such change in GAAP had not been made (subject to the approval of the Requisite Lenders); provided, however, that, (i) until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP, as applicable, prior to such change therein and (B) the Company shall provide to the Administrative Agent and the Lenders a written reconciliation, in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP and (ii) for the avoidance of doubt, the amount of any Capital Lease Obligation shall at all times be calculated in accordance with the definition of that term.

(c)           For purposes of this Agreement, all references to Holdings or the Company shall give effect to the Merger.

(d)           For purposes of making all financial calculations to determine compliance with Article V (Financial Covenant) and any other financial ratio hereunder, all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by the Company or any of its Subsidiaries (including through Permitted Acquisitions) after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Company on a Pro Forma Basis.

Section 1.4            Conversion of Foreign Currencies

(a)           Indebtedness.  Indebtedness denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Indebtedness is reflected.

(b)           Dollar Equivalents.  The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error.  The Administrative Agent may, but shall not be obligated to, rely on any determination of the Dollar Equivalent of any amount made by any Loan Party in any document delivered to the Administrative Agent.  The

Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender or Issuer.

(c)           Rounding-Off.  The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

Section 1.5            Certain Terms

(a)           The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

(b)           Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

(c)           Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

(d)           References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

(e)           The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods.

(f)            The terms “Lender,” “Issuer,” and “Administrative Agent” include, without limitation, their respective successors.

(g)           Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to Citicorp in Section 10.4 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate, Dollar Equivalent and Eurodollar Base Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

ARTICLE II

THE FACILITIES

Section 2.1            The Commitments

(a)           Revolving Credit Commitments.

(i)            During the period from the Closing Date until the Amendment No. 3 Effective Date, each Revolving Credit Lender severally agreed to make revolving loans to the Company (the “Original Revolving Credit Facility”).  On the Amendment No. 3 Effective Date, the Revolving Credit Commitments under the Original Revolving Credit Facility shall be voluntarily terminated pursuant to Amendment No. 3.

(ii)           On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans in Dollars (each a “Revolving Loan”) to the Company from time to time on any Business Day during the period from the Amendment No. 3 Effective Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not to exceed such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender’s Ratable Portion of the Available Credit.  Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender and the Available Credit, amounts of Revolving Loans repaid may be reborrowed by the Borrower under this Section 2.1.

(b)           Term Loan Commitments.

(i)            On the Closing Date, the Term Lenders made Term Loans (as defined in the Credit Agreement as of the Closing Date) (the “Original Term Loans”) to the Company in an aggregate principal amount of $650,000,000. On the Amendment No. 3 Effective Date, the Original Term Loans of the Non-Extending Term Lenders (as defined in Amendment No. 3) and the Original Term Loans of the Extended Term Lenders not classified as Term B-2 Loans pursuant to Amendment No. 3 shall be “Term B-1 Loans” hereunder.  Amounts of Term B-1 Loans repaid or prepaid may not be reborrowed.

(ii)           On the Amendment No. 3 Effective Date, the Original Term Loans of the Extending Term Lenders (as defined in Amendment No. 3) classified as Term B-2 Loans pursuant to Amendment No. 3 shall be “Term B-2 Loans” hereunder. Amounts of Term B-2 Loans repaid or prepaid may not be reborrowed.

(c)           Facility Increases.

(i)            The Company may from time to time after the Amendment No. 3 Effective Date, with the consent of the Administrative Agent, request (i) one or more increases in the Revolving Credit Commitments (each a “Revolving Commitment Increase”) or (ii) one or more increases in the Term B-2 Loan Facility or additional tranches of term loans (each a “Term Loan Increase”); provided, however, that (A) the aggregate principal amount of all Facility Increases shall not exceed $300,000,000 and (B) each Facility Increase shall be in an amount not less than $25,000,000 (or, in the case of additional term loans on terms different from the existing Term B-2 Loans, $50,000,000).  Nothing in this Agreement shall be construed to obligate the Administrative Agent, any Arranger or any Lender to negotiate, solicit, provide or commit to any Facility Increase.  The Administrative Agent shall promptly notify each Lender of each proposed Facility Increase and of the proposed terms and conditions therefor agreed between the Company and the Administrative Agent.  Each such Lender (and each of their Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Facility Increase by forwarding its commitment therefor to the Administrative Agent.  The Administrative Agent, upon receipt of written commitments from Eligible Assignees in form and substance satisfactory to the Administrative Agent, shall allocate, in its sole discretion, to each such Eligible Assignee commitments with respect to such Facility Increase not to exceed the amount of written commitments received from such Eligible Assignee.  Each Facility Increase shall become effective on a date agreed by the Company and the Administrative Agent (each a “Facility Increase Date”); provided, however, that the conditions precedent set forth in Section 3.4 (Conditions Precedent to Each Facility Increase) shall have been satisfied on or prior to each such Facility Increase Date.  The Administrative Agent shall notify the Lenders and the Company, on or before 1:00 p.m., New York City time, on the first Business Day following a Facility Increase Date of the effectiveness of a Facility Increase and shall record in the Register all applicable additional information in respect of such Facility Increase.

(ii)           (A) The loans and commitments extended pursuant to any Facility Increase shall rank pari passu in right of payment with all other Loans and Commitments, (B) the Weighted Average Life to Maturity of the additional Term Loans under any Term Loan Increase shall not be shorter than the remaining average life to maturity of the Term B-2 Loan Facility prior to giving effect to such Term Loan Increase and (C) the final maturity date of the additional Term Loans shall not be earlier than the Term B-2 Loan Maturity Date.

(iii)          From and after the Facility Increase Date for any Revolving Commitment Increase, (A) the commitments under such Revolving Commitment Increase shall be deemed for all purposes part of the Revolving Credit Commitments, (B) each Eligible Assignee participating in such Revolving Commitment Increase shall become a Revolving Credit Lender and (C) the commitments under each Revolving Credit Commitment Increase shall have the same terms and conditions as the Revolving Credit Commitments.  On the Facility Increase Date for any Revolving Credit Commitment Increase, each Lender or Eligible Assignee participating in such Revolving Credit Commitment Increase shall purchase and assume from each existing Revolving Credit Lender having Revolving Loans and participations in Letters of Credit and Swing Loans outstanding on such Facility Increase Date, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Ratable Portion of the new Revolving Credit Commitments (after giving effect to such Revolving Credit Commitment Increase), in the aggregate outstanding Revolving Loans and participations in Letters of Credit and Swing Loans, so as to ensure that, on the Facility Increase Date after giving effect to such Revolving Credit Commitment Increase, each Revolving Credit Lender is owed only its Ratable Portion of the Revolving Loans and participations in Letters of Credit and Swing Loans outstanding on such Facility Increase Date.

(d)           Extension of Term Loan Maturity Date.

(i)            At any time and from time to time after the Amendment No. 3 Effective Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Term B-1 Lenders or the Term B-2 Lenders, as applicable), request an extension of the Term B-1 Loan Maturity Date or the Term B-2 Loan Maturity Date, as applicable, then in effect (such existing Term B-1 Loan Maturity Date being the “Existing Term B-1 Loan Maturity Date” and such existing Term B-2 Loan Maturity

Date being the “Existing Term B-2 Loan Maturity Date”) to a date specified in such notice; provided, however, that, in the case of the Term B-1 Term Loans, such date shall be no earlier than the Term B-2 Loan Maturity Date.  Within 10 Business Days of delivery of such notice (or such other period as the Borrower and the Administrative Agent shall mutually agree upon), each Term B-1 Lender or Term B-2 Lender, as applicable, shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Term B-1 Lender’s or Term B-2 Lender’s, as applicable, sole and absolute discretion).  Any Term B-1 Lender or Term B-2 Lender, as applicable, not responding within the above time period shall be deemed not to have consented to such extension.  The Administrative Agent shall promptly notify the Borrower and the Term B-1 Lenders or the Term B-2 Lenders of the Term B-1 Lenders’ or the Term B-2 Lenders’ responses, as applicable.

(ii)           (A) The Term B-1 Loan Maturity Date shall be extended only with respect to the Term B-1 Loans held by the Term B-1 Lenders that have consented thereto (calculated after giving effect to any replacements of Term B-1 Lenders pursuant to Section 2.17 (Substitution of Lenders)) (the Term B-1 Lenders that so consent being the “Consenting Term B-1 Lenders” and the Term B-1 Lenders that declined being the “Declining Term B-1 Lenders”) and (B) the Term B-2 Loan Maturity Date shall be extended only with respect to the Term B-2 Loans held by the Term B-2 Lenders that have consented thereto (calculated excluding any Defaulting Lender and after giving effect to any replacements of Term B-2 Lenders pursuant to Section 2.17 (Substitution of Lenders)) (the Term B-2 Lenders that so consent being the “Consenting Term B-2 Lenders” and the Term B-2 Lenders that declined being the “Declining Term B-2 Lenders”) (it being understood and agreed that, except for the consents of the Consenting Term Lenders, no other consents shall be required hereunder for the extensions referred in clauses (A) and (B) above).  If so extended, (I) the scheduled Term B-1 Loan Maturity Date with respect to the Term B-1 Loans held by the Consenting Term B-1 Lenders, shall be extended to the date specified in the notice referred to in Section 2.1(d)(i) above, which shall become the new Term B-1 Loan Maturity Date (such date, the “Extended Term B-1 Loan Maturity Date”) and (II) the scheduled Term B-2 Loan Maturity Date with respect to the Term B-2 Loans held by the Consenting Term Lenders, shall be extended to the date specified in the notice referred to in Section 2.1(d)(i) above, which shall become the new Term B-2 Loan Maturity Date (such date, the “Extended Term B-2 Loan Maturity Date”).  The Administrative Agent and the Borrower shall promptly confirm to (y) the Term B-1 Lenders such extension, specifying the effective date of such extension (the “Term B-1 Extension Effective Date”), the then scheduled Term B-1 Loan Maturity Date and the Extended Term B-1 Loan Maturity Date (after giving effect to such extension) and (z) the Term B-2 Lenders such extension, specifying the effective date of such extension (the “Term B-2 Extension Effective Date”), the then scheduled Term B-2 Loan Maturity Date and the Extended Term B-2 Loan Maturity Date (after giving effect to such extension).  The interest margins with respect to any Term Loans extended pursuant to this Section 2.1(d) (Extension of Term Loan Maturity Date) may be different than the interest margins for the existing Term B-1 Loans or Term B-2 Loans, and upfront fees may be paid to the Consenting Term B-1 Lenders or Consenting Term B-2 Lenders, as applicable, in each case to the extent provided in the Borrower’s notice.  As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent (i) a certificate of the Borrower dated as of the Term B-1 Extension Effective Date or the Term B-2 Extension Effective Date, as applicable, signed by a

Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and certifying that, before and after giving effect to such extension, the representations and warranties contained in Article IV (Representations and Warranties) made by it are true and correct on and as of as of the Term B-1 Extension Effective Date or the Term B-2 Extension Effective Date, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default exists or will exist as of as of the Term B-1 Extension Effective Date or the Term B-2 Extension Effective Date, as applicable, and (ii) if requested by the Administrative Agent, a legal opinion reasonably satisfactory to it; provided that the scope of any such opinion shall not be greater than that of the opinions delivered on the Amendment No. 3 Effective Date.  The Borrower shall pay to the Administrative Agent for the account of (1) each Declining Term B-1 Lender the then unpaid principal amount of such Declining Term B-1 Lender’s Term Loans outstanding on then Existing Term B-1 Loan Maturity Date (and pay any additional amounts required pursuant to Section 2.14(e)) and (2) each Declining Term B-2 Lender the then unpaid principal amount of such Declining Term Lender’s Term B-2 Loans outstanding on then Existing Term B-2 Loan Maturity Date (and pay any additional amounts required pursuant to Section 2.14(e)).

(e)           Extension of Scheduled Revolving Termination Date.

(i)            At any time and from time to time after the Amendment No. 3 Effective Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), request an extension of the Scheduled Revolving Termination Date then in effect (such existing Scheduled Revolving Termination Date being the “Existing Scheduled Revolving Termination Date”) to a date specified in such notice.  Within 10 Business Days of delivery of such notice (or such other period as the Borrower and the Administrative Agent shall mutually agree upon), each Revolving Credit Lender shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Revolving Credit Lender’s sole and absolute discretion). Any Revolving Credit Lender not responding within the above time period shall be deemed not to have consented to such extension.  The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the Revolving Credit Lenders’ responses.

(ii)           The Scheduled Revolving Termination Date shall be extended only with respect to the Revolving Credit Commitments of the Revolving Credit Lenders that have consented thereto (calculated after excluding any Defaulting Lender and after giving effect to any replacements of Revolving Credit Lenders pursuant to Section 2.17 (Substitution of Lenders)) (the Revolving Credit Lenders that so consent being the “Consenting Revolving Credit Lenders” and the Revolving Credit Lenders that declined being the “Declining Revolving Credit Lenders”) (it being understood and agreed that, except for the consents of the Consenting Revolving Credit Lenders no other consents shall be required hereunder for such extension).  If so extended, the Scheduled Revolving Termination Date with respect to the Revolving Credit Commitments of the Consenting Revolving Credit Lenders shall be extended to the date specified in the notice referred to in Section 2.1(e)(i) above, which shall become the new Scheduled Revolving Termination Date (such date, the “Extended Scheduled Revolving Termination Date”).  The Administrative Agent and the Borrower shall promptly confirm to the Revolving

Credit Lenders such extension, specifying the effective date of such extension (the “Revolving Extension Effective Date”), the then Scheduled Revolving Termination Date and the Extended Scheduled Revolving Termination Date (after giving effect to such extension).  The interest margins with respect to any Revolving Credit Commitments extended pursuant to this Section 2.1(e) (Extension of Scheduled Revolving Termination Date) may be different than the interest margins for the existing Revolving Credit Commitments, and upfront fees may be paid to the Consenting Revolving Credit Lenders, in each case to the extent provided in the Borrower’s notice. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent (i) a certificate of the Borrower dated as of the Revolving Extension Effective Date signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and certifying that, before and after giving effect to such extension, the representations and warranties contained in Article IV (Representations and Warranties) made by it are true and correct on and as of the Revolving Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default exists or will exist as of the Revolving Extension Effective Date and (ii) if requested by the Administrative Agent, a legal opinion reasonably satisfactory to it; provided that the scope of any such opinion shall not be greater than that of the opinions delivered on the Amendment No. 3 Effective Date.  The Borrower shall pay to the Administrative Agent for the account of each Declining Revolving Credit Lender the then unpaid principal amount of such Declining Revolving Credit Lender’s Revolving Loans outstanding on then Existing Scheduled Revolving Termination Date (and pay any additional amounts required pursuant to Section 2.14(e)) and the Revolving Credit Commitment of each Declining Revolving Credit Lender shall terminate on then Existing Scheduled Revolving Termination Date.

Section 2.2            Borrowing Procedures

(a)           Borrowings.

(i)            Each Revolving Credit Borrowing shall be made on notice given by the Company to the Administrative Agent not later than 1:00 p.m. (New York time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing.  Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a “Notice of Borrowing”), specifying (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof.  Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Revolving Credit Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Company in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

(ii)           The Administrative Agent shall give to each Revolving Credit Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing with respect to Revolving Credit Borrowings and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a) (Determination of Interest Rate).  Each Lender shall, before 11:00 am. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender’s Ratable Portion of such proposed Borrowing.  Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the Company.

(b)           [Reserved].

(c)           Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing.  If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.  If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

(d)           The occurrence of any Revolving Credit Lender becoming a Defaulting Lender shall not relieve any other Revolving Credit Lender of its obligations to make such Revolving Loan or payment on such date but no such other Revolving Credit Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or a payment required under this Agreement.

Section 2.3            Swing Loans

(a)           Swing Loans.  On the terms and subject to the conditions contained in this Agreement, the Swing Lender shall make loans in Dollars (each a “Swing Loan”) otherwise available to the Company under the Revolving Credit Facility from time to time on any Business Day during the period from Amendment No. 3 Effective Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Loan made by the Swing Lender hereunder in its capacity as a Lender or the Swing Lender) not to exceed the Swing Loan Sublimit; provided, however, that at no time shall the Swing Lender make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Revolving Credit Commitments in effect at such time.  Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days after its making or, if sooner, upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

(b)           [Reserved].

(c)           In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of Exhibit D (Form of Swing Loan Request) (a “Swing Loan Request”), setting forth the requested amount and date of such Swing Loan, to be received by the Administrative Agent not later than 1:00 p.m. (New York time) on the day of the proposed borrowing.  The Administrative Agent shall promptly notify the Swing Lender of the details of the requested Swing Loan.  Subject to the terms of this Agreement, the Swing Lender may make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request.  The Swing Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

(d)           The Swing Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

(e)           The Swing Lender may demand at any time that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Lender, in the manner provided in clause (f) below, such Revolving Credit Lender’s Ratable Portion of all or a portion of the applicable Swing Loans then outstanding, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of such Swing Loans demanded to be paid. Upon the occurrence of a Default or an Event of Default under Section 9.1(f) (Events of Default), each Revolving Credit Lender shall immediately acquire, without recourse or warranty, an undivided participation in each Swing Loan, by payment to the Administrative Agent, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan pursuant to clause (f) below.

(f)            The Administrative Agent shall forward each notice referred to in clause (d) above and each demand referred to in clause (e) above to each applicable Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 1:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the applicable Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Revolving Credit Lender’s Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and 2.1(a) (Revolving Credit Commitments) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each applicable Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Lender’s receipt of such notice or demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Lender, the amount specified in such statement.  Upon such payment by a Lender, such Lender shall, except as provided in clause (g) below, be deemed to have made a Revolving Loan to the Borrower.  The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Lender. To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the Swing Lender, the Borrower shall repay such Swing Loan on demand.

(g)           Upon the occurrence of a Default or an Event of Default under Section 9.1(f) (Events of Default), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit Lender pursuant to clause (f) above, which participation shall be in a principal amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan, by paying to the Swing Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (f) above, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan.  If all or part of such amount is not in fact made available by any applicable Lender to the Swing Lender on such date, the Swing Lender shall be entitled to recover any such unpaid amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

(h)           From and after the date on which any Revolving Credit Lender (i) is deemed to have made a Revolving Loan pursuant to clause (f) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to clause (g) above, the Swing Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender’s Ratable Portion of all payments of principal of and interest received by the Swing Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (f) or (g) above.

Section 2.4            Letters of Credit

(a)           On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Company and for the account of the Company (or for the joint and several account of the Company and a Subsidiary of the Company) one or more Letters of Credit from time to time on any Business Day during the period commencing on the Amendment No. 3 Effective Date and ending on the earlier of the Revolving Credit Termination Date and (x) 30 days prior to the Scheduled Revolving Termination Date, in the case of a Documentary Letter of Credit and (y) 5 days prior to the Scheduled Revolving Termination Date, in the case of a Standby Letter of Credit; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv), (v), and (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the Closing Date or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the Closing Date and that such Issuer in good faith deems material to such Issuer;

(ii)           such Issuer shall have received any written notice of the type described in clause (d) below;

(iii)          after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments in effect at such time;

(iv)          after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Dollar Equivalents of the Letter of Credit Undrawn Amounts at such time and (ii) the Dollar Equivalents of the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit; provided, however, that no Issuer shall be required to Issue in its own name, Letters of Credit, denominated in Dollars or an Alternative Currency, for the account of the Company, in excess of its Issuer Sublimit;

(v)           (A)          such Letter of Credit is requested to be denominated in any Alternative Currency and the Issuer receives written notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, all Letter of Credit Obligations at such time in respect of each Letter of Credit denominated in currencies other than Dollars would exceed $5,000,000 or (B) such Letter of Credit is requested to be denominated in any currency other than Dollars or an Alternative Currency; or

(vi)          (A)          any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by the Company, applications, agreements and other documentation (collectively, a “Letter of Credit Reimbursement Agreement”) such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

(b)           In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than five days prior to the Scheduled Revolving Termination Date; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the renewal thereof for additional periods less than or equal to one year, as long as, (x) on or before the expiration of each such term and each such period, the Company and the Issuer of such Letter of Credit shall have the option to prevent such renewal and (y) neither the Issuer of such Letter of Credit nor the Company shall permit any such renewal to extend the expiration date of any Letter of Credit beyond the date set forth in clause (ii) above.

(c)           In connection with the Issuance of each Letter of Credit, the Company shall give the relevant Issuer and the Administrative Agent at least two Business Days’ prior written notice, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”).  Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested (whose Dollar Equivalent shall not be less than $500,000 (or such lesser amount as mutually agreed between the Company and the relevant Issuer)), the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued.  Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 1:00 p.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

(d)           Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Company in accordance with such Issuer’s usual and customary business practices.  No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived.  No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

(e)           The Company agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder.  In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

(f)            Each Issuer shall comply with the following:

(i)            give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the Company of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);

(ii)           upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

(iii)          no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Company separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month and any information requested by the Company or the Administrative Agent relating thereto.

(g)           Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender’s Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Company with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

(h)           The Company agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Company receives written notice from such Issuer that payment has been made under such Letter of Credit (the “Reimbursement Date”), irrespective of any claim, set-off, defense or other right that the Company may have at any time against such Issuer or any other Person.  In the event that any Issuer makes any payment under any Letter of Credit and the Company shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the Company is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender’s Ratable Portion of such payment (or the Dollar Equivalent thereof if such payment was made in any currency other than Dollars) in immediately available Dollars.  If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds.  Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan, to the Company in the principal amount of such payment.  Whenever any Issuer receives from the Company a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

(i)                                     If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Revolving Loans that are Base Rate Loans.

(j)                                     The Company’s obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i)                                     any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)                                  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii)                               the existence of any claim, set-off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv)                              any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)                              any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Company’s obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Company or any Lender.  In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

(k)                                  Schedule 2.4 (Existing Letters of Credit) contains a schedule of certain letters of credit issued under the Original Revolving Credit Facility prior to Amendment No. 3 Effective Date for the account of the Company.  On the Amendment No. 3 Effective Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto be deemed not to be Letters of Credit issued pursuant to this Section 2.4 for the account of the Company, (ii) the Dollar Equivalent of the face amount of such letters of credit shall not be included in the calculation of Letter of Credit Obligations and (iii) all liabilities of the Company with respect to such letters of credit shall not constitute Obligations.

Section 2.5                                   Reduction and Termination of the Commitments

Upon at least three Business Days’ prior notice to the Administrative Agent, the Company may terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof. In addition, all outstanding Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.

Section 2.6                                   Repayment of Loans

(a)                                  The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and Swing Loans on the Scheduled Revolving Termination Date or earlier, if otherwise required by the terms hereof.

(b)                                 (i)                                     The Company promises to repay the Term B-1 Loans at the dates and in the amounts set forth below:

DATE	AMOUNT
December 31, 2010	$374,088.00
March 31, 2011	$374,088.00
June 30, 2011	$374,088.00
September 30, 2011	$374,088.00
December 31, 2011	$374,088.00
March 31, 2012	$374,088.00
June 30, 2012	$374,088.00
September 30, 2012	$374,088.00
Term B-1 Loan Maturity Date	$139,534,822.70

provided, however, that the Company shall repay the entire unpaid principal amount of the Term B-1 Loans on the Term Loan B-1 Maturity Date.

(ii)                                  The Company promises to repay the Term B-2 Loans at the dates and in the amounts set forth below:

DATE	AMOUNT
December 31, 2010	$1,250,912.00
March 31, 2011	$1,250,912.00
June 30, 2011	$1,250,912.00
September 30, 2011	$1,250,912.00
December 31, 2011	$1,250,912.00
March 31, 2012	$1,250,912.00
June 30, 2012	$1,250,912.00
September 30, 2012	$1,250,912.00
December 31, 2012	$1,250,912.00
March 31, 2013	$1,250,912.00
June 30, 2013	$1,250,912.00

DATE	AMOUNT
September 30, 2013	$1,250,912.00
December 31, 2013	$1,250,912.00
March 31, 2014	$1,250,912.00
June 30, 2014	$1,250,912.00
September 30, 2014	$1,250,912.00
December 31, 2014	$1,250,912.00
March 31, 2015	$1,250,912.00
June 30, 2015	$1,250,912.00
September 30, 2015	$1,250,912.00
December 31, 2015	$1,250,912.00
March 31, 2016	$1,250,912.00
June 30, 2016	$1,250,912.00
September 30, 2016	$1,250,912.00
Term B-2 Loan Maturity Date	$446,575,584.42

provided, however, that the Company shall repay the entire unpaid principal amount of the Term B-2 Loans on the Term Loan B-2 Maturity Date.

Section 2.7                                   Evidence of Debt

(a)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)                                 (i)                                     The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s, each Lender’s and each Issuer’s interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights.  In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders and the Issuers, (ii) the Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder, (v) the amount that is due and payable, and paid, by the Company to, or for the account of, each Issuer, including the amount of Letter Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vi) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s and Issuer’s, as the case may be, share thereof, if applicable.

(ii)                                  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the Reimbursement Obligations are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation.  This Section 2.7(b) and Section 11.2 shall be construed so that the Loans and Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(c)                                  The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans owing by it in accordance with their terms.  In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrower, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Term Loans and Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit B-1 (Form of Revolving Note) or Exhibit B-2 (Form of Term Loan Note), respectively.

Section 2.8                                   Optional Prepayments

(a)                                  Revolving Loans.  The Borrower may, upon (i) one Business Day’s prior notice in the case of Base Rate Loans and (ii) at least three Business Days’ prior notice in the case of Eurodollar Rate Loans to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part at any time; provided, however, that, if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 2.14(e) (Breakage Costs).  Each partial prepayment of (i) Base Rate Loans shall be in an aggregate amount not less than $500,000 or integral multiples of $100,000 in excess thereof and (b) Eurodollar Rate Loans shall be in an aggregate amount not less than $1,000,000 or integral multiples of $500,000 in excess thereof.

(b)                                 Term Loans.  The Company may, upon (i) at least one Business Day’s prior notice in the case of Base Rate Loans and (ii) at least three Business Days’ prior notice in the case of Eurodollar Rate Loans to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (A) except as otherwise provided in clause (B) below, prepayments pursuant to this Section 2.8(b) shall be applied, first to the prepayment of the Term B-1 Loans and second, upon repayment in full of the Term B-1 Loans, to the prepayment of the Term B-2 Loans and (B) if an Event of Default has occurred and is continuing at the time of such prepayment, then such prepayment of Term Loans shall be applied to each Class of Term Loans on a pro rata basis; provided, further, that if any prepayment of any Eurodollar Rate Loan is made by the Company other than on the last day of an Interest Period for such Loan, the Company shall also pay any amounts owing pursuant to Section 2.14(e) (Breakage Costs).  Each partial prepayment of (i) Base Rate Loans shall be in an aggregate amount not less than $500,000 or integral multiples of $100,000 in excess thereof and (ii) Eurodollar Rate Loans shall be in an aggregate amount not less than $1,000,000 or integral multiples of $500,000 in excess thereof, and any such partial prepayment shall be applied to the remaining installments of the Term Loans as directed by the Company.  Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.8(a) or (b) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(d)                                 If on or prior to the first anniversary of the Amendment No. 3 Effective Date, (i) the Borrower makes any prepayment of Term B-2 Loans in connection with any Repricing Transaction, or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender in respect of the Term B-2 Loans, (A) in the case of clause (i), a prepayment premium of 1.00% of the amount of such Term B-2 Loans being prepaid and (B) in the case of clause (ii), a payment equal to 1.00% of the aggregate amount of Term Loans outstanding immediately prior to such amendment.

(e)                                  The Borrower shall not have the right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this Section 2.8.

Section 2.9                                   Mandatory Prepayments

(a)                                  The Company shall prepay the Term Loans in accordance with clause (c) below:

(i)                                     within ten Business Days of receipt by the Company or any of its Subsidiaries of Net Cash Proceeds arising from (A) any Asset Sale permitted under Section 8.4(g) (Sale of Assets) in excess of $250,000,000, in an amount equal to 100% of such Net Cash Proceeds in excess of $250,000,000 and (B) any other Asset Sale (other than an Asset Sale constituting a divestiture required by a Governmental Authority as a result of any Permitted Acquisition) or any Property Loss Event, in an amount equal to 100% of such Net Cash Proceeds; and

(ii)                                  within ten Business Days of receipt by the Company or any of its Subsidiaries of Net Cash Proceeds arising from any Debt Issuance (other than any Debt Issuance permitted by this Agreement (other than pursuant to Section 8.1(a)(iii) (Indebtedness), Section 8.1(a)(iv) (Indebtedness) and Section 8.1(g)(Indebtedness)), in an amount equal to 100% of such Net Cash Proceeds.

(b)                                 If the Net Senior Secured Leverage Ratio as of the last day of any Fiscal Year (commencing with the Fiscal Year ended on or around March 31, 2007) is greater than 2.5 to 1.0, the Company shall prepay the Term Loans in accordance with clause (c) below, within ten Business Days after the delivery of Financial Statements pursuant to Section 6.1(b) (Financial Statements) for such Fiscal Year, in an amount equal to (i) 50% of Excess Cash Flow of the Company and its Subsidiaries for such Fiscal Year minus (ii) any optional prepayment of Term Loans made pursuant to Section 2.8(b) (Optional Prepayments) in such Fiscal Year; provided, however, that (A) any optional prepayments of the Term B-1 Loans on or after the date that is 180 days prior to the Term B-1 Loan Maturity Date and (B) any repayment of the Term B-1 Loans in connection with a Permitted Refinancing thereof incurred pursuant to Section 8.1(a)(ii) (Indebtedness), shall not be included for purposes of clause (ii) above.

(c)                                  Subject to the provisions of Section 2.13(g) (Payments and Computations), any prepayments made by the Company required to be applied in accordance with this clause (c), except in connection with a Deferred Prepayment Event and as otherwise provided in clause (B) below, shall be applied, (A) first to the prepayment of the Term B-1 Loans and second, upon repayment in full of the Term B-1 Loans, to the prepayment of the Term B-2 Loans, to repay the outstanding principal balance of the Term Loans, until such Term Loans shall have been prepaid in full and (B) if an Event of Default has occurred and is continuing at the time of such prepayment, then such prepayment of Term Loans shall be applied to each Class of Term Loans on a pro rata basis.  All repayments of the Term Loans made pursuant to this clause (c) shall be applied to reduce the remaining installments of such outstanding principal amounts of the Term Loans (i) in the stated order of their maturities for eight quarterly installments and then (ii) to reduce the remaining installments on a pro rata basis; provided, however, that (A) upon a Deferred Prepayment Event, the prepayments required above shall be reduced by the Deferred Prepayment Amount in respect of such Deferred Prepayment Event and (B) on the earlier of (1) the occurrence of an Event of Default and (2) the Deferred Prepayment Date, the remaining balance of such Deferred Prepayment Amount shall be applied as set forth above. For the avoidance of doubt, any Indebtedness permitted pursuant to Section 8.1(a)(iii) (Indebtedness) and Section 8.1(a)(iv) (Indebtedness) shall be applied, first, to prepay outstanding principal balance of the Term B-1 Loans until such Term Loans shall have been prepaid in full and, second, to the prepayment of the Term B-2 Loans.

(d)                                 If at any time, the aggregate principal amount of the Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments at such time, the Company shall forthwith prepay the Swing Loans first and then the other Revolving Loans then outstanding in an amount equal to such excess.  If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Company shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

Section 2.10                            Interest

(a)                                  Rate of Interest.

(i)                                     Subject to the terms and conditions set forth in this Agreement, at the option of the Company, all Revolving Loans and Term Loans shall be made as Base Rate Loans or Eurodollar Rate Loans; provided, however, that all such Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans, as the case may be.  All Swing Loans shall be made as Base Rate Loans, subject to conversion pursuant to Section 2.3 (Swing Loans).

(ii)                                  All Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts that are Loan Documents, to the extent such Hedging Contracts provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

(A)                              if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin; and

(B)                                if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Interest Period.

(b)                                 Interest Payments.  (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part on the principal amount paid or prepaid and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part on the principal amount paid or prepaid and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c)                                  Default Interest.  Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default under Section 9.1(a) or (b) (Events of Default) and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time.  Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

Section 2.11                            Conversion/Continuation Option

(a)                                  The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, (A) to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or (B) to continue Eurodollar Rate Loans, or any portion thereof, for an additional Interest Period; provided, however, that (i) the aggregate amount of the Base Rate Loans for each Interest Period must be in the amount of at least $500,000 or an integral multiple of $100,000 in excess thereof and (ii) the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in the amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof.  Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s Ratable Portion.  Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least three Business Days’ prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

(b)                                 The Administrative Agent shall promptly notify each applicable Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.  Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.14 (Special Provisions Governing Eurodollar Rate Loans).  If, within the time period required under the terms of this Section 2.11, the  Administrative Agent does not receive a Notice of Conversion or Continuation from the Company containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans.  Each Notice of Conversion or Continuation shall be irrevocable.

Section 2.12                            Fees

(a)                                  Unused Commitment Fee.  The Company agrees to pay in immediately available Dollars to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender exceeds the sum of (A) such Revolving Credit Lender’s Ratable Portion of the aggregate outstanding principal amount of Revolving Loans and (B) such Revolving Credit Lender’s Ratable Portion of the outstanding amount of the aggregate Letter of Credit Obligations (the “Unused Commitment Fee”) from the Amendment No. 3 Effective Date through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Amendment No. 3 Effective Date and (y) on the Revolving Credit Termination Date.

(b)                                 Letter of Credit Fees.  The Company agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

(i)                                     to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

(ii)                                  to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to (A) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans minus (B) 0.25% on the Revolving Credit Lenders’ Ratable Portion of the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (1) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (2) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default under Section 9.1(a) or (b) (Events of Default), such fee shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.10(c) (Interest)) and shall be payable on demand; and

(iii)                               to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, customary documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

(c)                                  Defaulting Lender Fees.  Notwithstanding anything herein to the contrary, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to clauses (a) and (b) above (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided, that (i) to the extent that a Ratable Portion of the Letter of Credit Obligations or Swing Loans of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.18(a) (Defaulting Lender), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (ii) to the extent any portion of such Letter or Credit Obligations or Swing Loans cannot be so reallocated and the Borrower has not provided cash collateral, such fees will instead accrue for the benefit of and be payable to the Issuer and the Swing Lender as their interests appear (and the pro rata payment provisions of Section 2.13 (Payments and Computations) will automatically be deemed adjusted to reflect the provisions of this Section 2.12(c) (Fees)).

(d)                                 Additional Fees.  The Company has agreed to pay to the Administrative Agent and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

Section 2.13                            Payments and Computations

(a)                                  The Borrower shall make each payment hereunder (including fees and expenses) not later than 2:00 p.m. (New York time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim.  The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the applicable Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.15 (Capital Adequacy), Section 2.16 (Taxes) or Section 2.14(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the applicable Swing Lender.  Payments received by the Administrative Agent after 2:00 p.m. (New York time) shall be deemed to be received on the next Business Day.

(b)                                 All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or 365/366 days in the case of Obligations bearing interest at the Base Rate and the Applicable Unused Commitment Fee Rate), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.  Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Each payment by the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Loan was made, such Letter of Credit issued or such cost, expense or other Obligation was incurred; provided, however, that (i) the Letter of Credit Reimbursement Agreement for a Letter of Credit may specify another currency for the Reimbursement Obligation in respect of such Letter of Credit and (ii) other than for payments in respect of a Loan or Reimbursement Obligation, Loan Documents duly executed by the Administrative Agent or any Hedging Contract may specify other currencies of payment for Obligations created by or directly related to such Loan Document or Hedging Contract.

(d)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.  All repayments of any Loans denominated in Dollars shall be applied to repay such Loans outstanding as Base Rate Loans or Eurodollar Rate Loans as notified by the Company to the Administrative Agent in writing (which writing may be by telecopy or electronic mail) not later than 1:00 p.m. (New York time) one Business Day prior to the scheduled date of such payment, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods; provided, however, that if the Company fails to so notify the Administrative Agent, such payment shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans.

(e)                                  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (in the case of the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

(f)                                    Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.9(c) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Company so designates.  Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the applicable Swing Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender’s Ratable Portion of the Revolving Credit Facility; payments in respect of Term B-1 Loans received by the Administrative Agent shall be distributed to each Term B-1 Lender in accordance with such Lender’s Ratable Portion of the Term B-1 Loan Facility; payments in respect of Term B-2 Loans received by the Administrative Agent shall be distributed to each Term B-2 Lender in accordance with such Lender’s Ratable Portion of the Term B-2 Loan Facility; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

(g)                                 The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.9(c) (Mandatory Prepayments) and clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies) shall, apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:

(i)                                     first, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;

(ii)                                  second, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

(iii)                               third, to pay Secured Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

(iv)                              fourth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

(v)                                 fifth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations, to provide cash collateral for outstanding Letter of Credit

Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit) and to pay Cash Management Obligations and amounts owing with respect to Hedging Contracts, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, Cash Management Obligations and Obligations owing with respect to Hedging Contracts; and

(vi)                              sixth, to the ratable payment of all other Secured Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v) and (vi) above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Admininstrative Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Secured Obligations described in such clauses; provided, further, that payments that would otherwise be allocated to the Revolving Credit Lenders shall be allocated first to pay interest on and principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second to repay Swing Loans until such Loans are repaid in full and then to repay the Revolving Loans.  The order of priority set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer.  The order of priority set forth in clauses (i), (ii) and (iii) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders.

(h)                                 If any Lender is a Defaulting Lender, such Defaulting Lender shall be deemed to have assigned any and all payments in respect of the Obligations and any proceeds of Collateral due to it from or for the benefit of the Borrower to the Non-Defaulting Lenders for application to, and reduction of, their Ratable Portion of all Obligations until such Non-Defaulting Lenders have been repaid in full.  Such Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments to the Non-Defaulting Lenders in accordance with Section 2.9(c)(Mandatory Prepayments) and this Section 2.13 (Payments and Computations).  This Section 2.13(h) (Payments and Computations) shall apply and be effective regardless of whether an Event of Default has occurred and is continuing and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of the Borrower as to its desired application of payments.

Section 2.14                            Special Provisions Governing Eurodollar Rate Loans

(a)                                  Determination of Interest Rate

The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurodollar Rate.”  The Administrative Agent’s determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

(b)                                 Interest Rate Unascertainable, Inadequate or Unfair

In the event that (A) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (B) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans in the applicable currency for such Interest Period, the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon each Eurodollar Rate Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Company that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

(c)                                  Increased Costs

If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender (except with respect to Taxes, which shall be governed by Section 2.16) of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.  Notwithstanding anything in this Section 2.14(c) to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

(d)                                 Illegality

Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the Closing Date shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan.  If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.  The Borrower’s right to request, and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

(e)                                  Breakage Costs

In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10 (Interest), the Borrower shall compensate each Lender, upon written request, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Defaulting Lender) a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof.  The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive and binding for all purposes as to the amount of compensation due to such Lender, absent manifest error.

Section 2.15                            Capital Adequacy

If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the Closing Date regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender’s (or any corporation controlling such Lender’s) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.  Notwithstanding anything in this Section 2.15 to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

Section 2.16                            Taxes

(a)                                  Except as otherwise provided in this Section 2.16, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each

Issuer and the Administrative Agent (A) taxes measured by its net income, branch profits and franchise taxes imposed on it, and similar taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuer or the Administrative Agent (as the case may be) is organized, (B) any U.S. withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect at the time a Lender becomes a party hereto or designates a new Applicable Lending Office, but not excluding any U.S. withholding taxes payable to the extent such Lender or its assignor (if any) was entitled, at the time of assignment or designation of a new Applicable Lending Office, to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to this Section 2.16 and (C) any withholding taxes attributable to a Lender’s failure to comply with Section 2.16(f), and (ii) in the case of each Lender or each Issuer, except to the extent arising solely as a result of entering into this Agreement, taxes measured by its net income, branch profits and franchise taxes imposed on it as a result of a present or former connection between such Lender or such Issuer (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, any Issuer or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16), such Lender, such Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

(b)                                 In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, “Other Taxes”).

(c)                                  Each Loan Party shall, jointly and severally, indemnify each Lender, each Issuer and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender, such Issuer or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date such Lender, such Issuer or the Administrative Agent (as the case may be) makes written demand therefor, which demand shall include reasonable supporting documentation of the imposition of such Taxes or Other Taxes.

(d)                                 Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

(e)                                  Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.16 shall survive the payment in full of the Obligations.

(f)                                    (i)                                     Each Non-U.S. Lender that is entitled to an exemption from U.S. withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Closing Date in the case of each Non-U.S. lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender, on or prior to the date a successor Issuer becomes an Issuer or the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of each of the following, as applicable:

(A)                              Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;

(B)                                Form W-8BEN (claiming exemption from, or a reduction of, U.S.  withholding tax under an income tax treaty) or any successor form;

(C)                                in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form; or

(D)                               any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender’s entitlement to such exemption from U.S. withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents.

(ii)                                  [Reserved].

(iii)                               Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Lender are not subject to U.S. withholding tax or are subject to U.S. withholding tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate and pay over such amounts to the applicable taxing authority.  If the Borrower and the Administrative Agent have received forms or other documents indicating that payments under any Loan Document to or for a Non-U.S. Lender are subject to U.S. withholding tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts at such reduced rate and pay over such amounts to the applicable taxing authority.

(iv)                              Each U.S. Lender shall (v) on or prior to the Closing Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such U.S. Lender becomes a Lender, on or prior to the date a successor Issuer becomes an Issuer or on or prior to the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form.  Solely for purposes of this Section 2.16(f), a U.S. Lender shall not include a Lender, an Issuer or an Administrative Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

(g)                                 Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

Section 2.17                            Substitution of Lenders

(a)                                  In the event that (i)(A) any Lender makes a claim under Section 2.14(c) (Increased Costs) or Section 2.15 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(d) (Illegality), (C) any Loan Party is required to make any payment pursuant to Section 2.16 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Defaulting Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (iii) in the case of clause (i)(A),(B) and (C) above, Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an “Affected Lender”), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a “Substitute Institution”) for such Affected Lender hereunder, after delivery of a written notice (a “Substitution Notice”) by the Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower have already substituted one of such Affected Lenders before Borrower’s receipt of the other Affected Lenders’ claim) less than all, Lenders making such claims.

(b)                                 If the Substitution Notice was properly issued under this Section 2.17, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender’s Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (which pursuant to Section 11.5, do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations).  Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, the Term Loans, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date.  Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Lender” hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender’s Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

(c)                                  Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.17, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

Section 2.18                            Defaulting Lender

(a)                                  Reallocation of Defaulting Lender Commitment.  If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit Obligations and any outstanding Swing Loans:

(i)                                     the Ratable Portion of such Defaulting Lender with respect to any Letter of Credit Obligations and any outstanding Swing Loans will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the date such Lender becomes a Defaulting Lender) among the Revolving Credit Lenders that are Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments; provided, that (A) the sum of each Non-Defaulting Lender’s Ratable Portion of the Revolving Credit Outstandings may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuer, any Swing Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; provided that to the extent that amounts are reallocated among the Revolving Credit Lenders in accordance with this clause (i) and any cash collateral was provided pursuant to clause (ii)(A) below with respect to any such Letter of Credit Obligations or Swing Loans, the cash collateral requirement pursuant to such clause (ii)(A) will terminate and the each applicable Issuer and Swing Lender will cause any cash collateral posted with respect to their respective Letter of Credit Obligations or Swing Loans, as the

case may be, to be returned to the Borrower subject to any terms relating to such cash collateral;

(ii)                                  to the extent that any portion (the “unreallocated portion”) of the Ratable Portion of such Defaulting Lender with respect to any Letter of Credit Obligations and any outstanding Swing Loans cannot be so reallocated, the Borrower will promptly, and in no event later than 10 Business Days after any demand by the Administrative Agent (at the direction of the Issuer and/or the Swing Lender, as the case may be), (A)(x) cash collateralize the obligations of the Borrower to the Issuers in respect of such Letter of Credit Obligations, in an amount at least equal to the aggregate amount of the unreallocated portion of such Letter of Credit Obligations on terms acceptable to the Administrative Agent and such Issuer and (y) in the case of such outstanding Swing Loans, prepay (subject to clause (iii) below) and/or cash collateralize (on terms reasonably acceptable to the Administrative Agent and such Swing Lender) in full the unreallocated portion thereof, or (B) make other arrangements reasonably satisfactory to the Administrative Agent, and to the Issuers and the Swing Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender, in each case without duplications with respect to any prior actions taken with respect to such Letter of Credit Obligations and Swing Loans pursuant to clause (b) below; and

(iii)                               any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated, non-interest bearing account until the termination of the Revolving Credit Commitments and payment in full of all Obligations of the Borrower hereunder in respect of the Revolving Credit Facility and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to any Issuer or the Swing Lender (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Non-Defaulting Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and Reimbursement Obligations then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Revolving Credit Commitments and payment in full of all Obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(b)                                 Termination of Defaulting Lender Commitments.  The Borrower may terminate the unused amount of the Revovling Credit Commitment of a Defaulting Lender upon not less than 10 Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.13 (Payments and Computations) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuer, the Swing Lender or any Lender may have against such Defaulting Lender.

(c)                                  Cure.  If the Borrower, Administrative Agent, the Issuer and the Swing Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the closing date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.18(a) (Defaulting Lender)), (i) such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause such Lender’s Ratable Portion to be on a pro rata basis in accordance with their respective Revolving Credit Commitment, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (ii) the cash collateral requirements set forth in this Section 2.18 will terminate and the each applicable Issuer and Swing Lender will cause any cash collateral posted with respect to their respective Letter of Credit Obligations or Swing Loans, as the case may be, to be returned to the Borrower subject to any terms relating to such cash collateral; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(d)                                 Notices.  The Administrative Agent will promptly send to each Lender and Issuer a copy of any notice to the Borrower provided for in this Section 2.18.

ARTICLE III

CONDITIONS TO LOANS AND LETTERS OF CREDIT

Section 3.1                                   Conditions Precedent to Initial Loans and Letters of Credit

The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to Issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent:

(a)                                  Certain Documents.  The Administrative Agent shall have received on or prior to the Closing Date (and, to the extent any Borrowing of any Eurodollar Rate Loans is requested to be made on the Closing Date, in respect of the Notice of Borrowing for such Loans, at least three Business Days prior to the Closing Date) each of the following (except as otherwise provided in Section 7.14 (Post-Closing Matters)), each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(i)                                     this Agreement, duly executed and delivered by the Borrowers and, for the account of each Lender requesting the same, a Note of each Borrower conforming to the requirements set forth herein;

(ii)                                  the Guaranty, duly executed and delivered by the Company and each other Guarantor;

(iii)                               the Pledge and Security Agreement, duly executed and delivered by the Company and each other Guarantor, together with each of the following:

(A)                              evidence (including a Perfection Certificate certified by a Responsible Officer of the Company) reasonably satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered at the Closing, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest in the Collateral, including (x) such documents duly executed by each Loan Party as the Administrative Agent may reasonably request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder;

(B)                                all certificates, instruments and other documents representing all Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such certificates, instruments and other documents executed in blank; and

(C)                                all instruments representing Pledged Debt Instruments being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Administrative Agent or in blank;

(iv)                              the Foreign Pledge Agreements, duly executed and delivered by the Loan Parties party thereto, together with all certificates, instruments and other documents representing all Pledged Stock being pledged pursuant to such Foreign Pledge Agreements and stock powers for such certificates, instruments and other documents executed in blank;

(v)                                 Mortgages for all of the Mortgaged Real Property listed on Schedule 1.1, duly executed and delivered by the Loan Parties party thereto, together with all Mortgage Supporting Documents relating thereto;

(vi)                              a favorable opinion of (A) Latham & Watkins LLP, counsel to the Loan Parties, in substantially the form of Exhibit G (Form of Opinion of counsel for the Loan Parties), and (B) counsel to the Loan Parties in each of the jurisdictions listed on Schedule 3.1(a) (Opinion Jurisdictions), in each case addressed to the Agents, the Lenders and the Issuers and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

(vii)                           a copy of each Related Document, the Sponsor Management Agreement and the 2016 Subordinated Note Indenture, each certified as being true and correct by a Responsible Officer of the Company;

(viii)                        a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

(ix)                                a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (viii) above;

(x)                                   a certificate of the Chief Financial Officer of the Company, stating that the Company and its Subsidiaries are Solvent on a Consolidated basis, after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.9 (Application of Proceeds), the consummation of the other Transactions and the payment of all estimated legal, accounting and other fees related hereto and thereto;

(xi)                                a certificate of a Responsible Officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that (A) the conditions set forth in Sections 3.1(e)(v), 3.1(e)(vi), 3.1(g), 3.1(h) and 3.2(b) have been satisfied and (B) no litigation not listed on Schedule 4.7 (Litigation) has been commenced against any Loan Party or any of its Subsidiaries that would have a Material Adverse Effect;

(xii)                             evidence reasonably satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with, unless otherwise agreed by the Administrative Agent, endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as applicable, under all insurance policies to be maintained with respect to the properties of the Company and each other Loan Party; and

(xiii)                          such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

(b)                                 Fees and Expenses Paid.  There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Arrangers and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letter).

(c)                                  Refinancing of Existing Credit Agreements.  (i) All obligations under the Existing Credit Agreements shall have been repaid in full, (ii) each Existing Credit Agreement and all Loan Documents (as defined therein) shall have been terminated on terms reasonably satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have received a payoff letter duly executed and delivered by the respective borrowers and agents thereunder or other evidence of such termination, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 Debt Ratings.  The Facilities shall have been rated by S&P and Moody’s.

(e)                                  Merger.  The Administrative Agent shall be reasonably satisfied that (i) the terms and conditions of the Merger Agreement shall not have been amended, waived or modified without the approval of the Administrative Agent (other than any such waivers or amendments as are not, taken as a whole, materially adverse to the Administrative Agent and the Lenders), (ii) the Merger Agreement and the other Related Documents shall have been approved by all corporate action of Holdings, the Company and each of the other parties thereto, shall have been executed and delivered by each such party and shall be in full force and effect, (iii) all necessary consents and authorizations from, notices to and filings with any Governmental Authority and material third party consents in each case in connection with the Merger shall have been obtained and shall be in effect, except to the extent as would not have a Material Adverse Effect, (iv) subject only to the funding of the initial Loans hereunder, the Merger shall have been consummated in accordance with the Merger Agreement and all applicable Requirements of Law, (v) all representations and warranties contained in the Merger Agreement and the other Related Documents with respect to the consents and approvals needed to consummate the Merger shall be true and correct in all material respects on the Closing Date and (vi) no change shall have occurred since March 31, 2005 that, individually or in the aggregate, has had, or would reasonably be expected to have, a “Material Adverse Effect” (as defined in the Merger Agreement).

(f)                                    Consents, Etc.  Each of the Company and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Company and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

(g)                                 Existing Credit Agreements.  The representations and warranties set forth in (i) the Existing AMC Credit Agreement with respect to the historical business and operations of the Company and its Subsidiaries on or prior to the Closing Date and (ii) the Existing Loews Credit Agreement with respect to the historical business and operations of Loews and its Subsidiaries on or prior to the Closing Date shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(h)                                 Indentures.  On a Pro Forma Basis, after giving effect to the Transactions, no Event of Default (as defined in the applicable Indenture) and no other event that, with the passing of time or the giving of notice or both, would become such Event of Default shall have occurred and be continuing under any of the Indentures.

(i)                                     Appointment of Process Agent.  The Administrative Agent shall have received evidence reasonably satisfactory to it that the Process Agent required by Section 11.12(b) shall have been duly appointed.

Section 3.2                                   Conditions Precedent to Each Loan and Letter of Credit

The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit (other than an extension of the expiry, or renewal, of any Letter of Credit that does not increase the maximum face amount of such Letter of Credit) is subject to the satisfaction of each of the following conditions precedent:

(a)                                  Request for Borrowing or Issuance of Letter of Credit.  With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

(b)                                 Representations and Warranties; No Defaults.  The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

(i)                                     in the case of Loans made or Letters of Credit Issued on the Closing Date, the representations and warranties set forth in Article IV (Representations and Warranties) (other than those set forth in Sections 4.4(a), 4.4(b), 4.5, 4.7, 4.8, 4.9, 4.11, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19) and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

(ii)                                  in the case of Loans made or Letters of Credit Issued on any date after the Closing Date, the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(iii)                               no Default or Event of Default shall have occurred and be continuing; provided, however, that, in the case of Loans made or Letters of Credit Issued on the Closing Date, any Default or Event of Default arising from the breach of any representation or warranty set forth in the Loan Documents shall not constitute a failure of this condition unless it constitutes a failure of the condition set forth in Section 3.2(b)(i) above.

(c)                                  No Legal Impediments.  The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Company to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

Section 3.3                                   Determinations of Initial Borrowing Conditions

For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing, borrowing of Swing Loans or Issuance or deemed Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing or Swing Loans.

Section 3.4                                   Conditions Precedent to Each Facility Increase

The effectiveness of each Facility Increase shall be subject to the satisfaction of each of the following conditions precedent:

(a)                                  Certain Documents.  The Administrative Agent shall have received on or prior to the Facility Increase Date for such Facility Increase each of the following, each dated such Facility Increase Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     written commitments duly executed by existing Lenders or Eligible Assignees in an aggregate amount equal to the amount of the proposed Facility Increase (as agreed between the Company and the Administrative Agent) and, in the case of each such Eligible Assignee, an assumption agreement in form and substance satisfactory to the Administrative Agent and duly executed by the Company, the Administrative Agent and such Eligible Assignee;

(ii)                                  an amendment to this Agreement, effective as of the Facility Increase Date and executed by the Company and the Administrative Agent, to the extent necessary to implement terms and conditions of the Facility Increase (including interest rates, fees and scheduled repayment dates and maturity), as agreed by the Company and the Administrative Agent, which, in any event, except for interest, fees, scheduled repayment dates and maturity, shall not be applied materially differently to the Facility Increase and the existing Facilities;

(iii)                               for the account of each Lender or Eligible Assignee participating in such Facility Increase having requested the same by notice to the Administrative Agent and the Company received by each at least three Business Days prior to the Facility Increase Date (or such later date as may be agreed by the Company), Notes in each applicable Facility conforming to the requirements set forth in Section 2.7(d);

(iv)                              for each Loan Party executing any Loan Document as part of such Facility Increase, a certificate of the secretary, assistant secretary or other officer of such Loan Party in charge of maintaining books and records of such Loan Party certifying as to the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each document executed as part of such Facility Increase to which such Loan Party is a party;

(v)                                 duly executed favorable opinions of counsel to the Loan Parties in New York and such other local jurisdictions reasonably requested by the Administrative Agent, each addressed to the Administrative Agent, the Issuers and the Lenders and addressing such matters as the Administrative Agent may reasonably request; and

(vi)                              such other document as the Administrative Agent may reasonably request.

(b)                                 Fees and Expenses.  There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Arrangers, any Lender (including any Person becoming a Lender as part of such Facility Increase on such Facility Increase Date) or any Issuer, as the case may be, all fees and expenses due and payable on or before the Facility Increase Date for such Facility Increase.

(c)                                  Conditions to Extensions of Credit.  As of the Facility Increase Date for such Facility Increase, (i) the conditions precedent set forth in Section 3.2 shall have been satisfied both before and after giving effect to such Facility Increase, (ii) such Facility Increase shall be made on the terms and conditions set forth in Section 2.1(c) and (iii) the Company and its Subsidiaries shall be in compliance with Article V as of the most recently ended Fiscal Quarter for which Financial Statements were delivered hereunder on a pro forma basis both before and after giving effect to such Facility Increase.

Section 3.5                                   Additional Conditions to Issuances

In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuer will not be required to Issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, and the Swing Lender will not be required to make any Swing Loan, except to the extent any exposure that would result therefrom is eliminated or covered by the reallocation of the Revolving Credit Commitments of the Non-Defaulting Lenders or by cash collateralization or a combination thereof as set forth in Section 2.18 (Defaulting Lender).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Company represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and after giving effect to the Merger and the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b)(ii) (Conditions Precedent to Each Loan and Letter of Credit):

Section 4.1                                   Corporate Existence; Compliance with Law

Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own and operate its properties, to lease the property it operates under lease and to conduct its business as currently conducted, (d) is in compliance with its Constituent Documents except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings or notices that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

Section 4.2                                   Corporate Power; Authorization; Enforceable Obligations

(a)                                  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

(i)                                     are within such Loan Party’s corporate, limited liability company, partnership or other powers;

(ii)                                  have been or, at the time of delivery thereof pursuant to Article III (Conditions to Loans and Letters of Credit) will have been duly authorized by all necessary corporate or other organizational action, including the consent of shareholders, partners and members where required;

(iii)                               do not and will not (A) contravene or violate such Loan Party’s respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Indenture or any notes issued pursuant thereto, (D) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Related Document or any other material Contractual Obligation of such Loan Party or any of its Subsidiaries, except to the extent such conflict, breach, default, termination or acceleration would not have a Material Adverse Effect, or (E) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents or as permitted by Section 8.2 (Liens, Etc.); and

(iv)                              do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

(b)                                 This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto.  This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(c)                                  The Obligations constitute “Senior Indebtedness,” “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under and as defined in the Subordinated Note Indentures and any documentation with respect to any other subordinated Indebtedness of the Company and each of its Subsidiaries.  No other Indebtedness qualifies as “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under the Subordinated Note Indentures.

Section 4.3                                   Subsidiaries; Borrower Information

(a)                                  Set forth on Schedule 4.3(a) (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Amendment No. 3 Effective Date, all Subsidiaries of the Company and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Amendment No. 3 Effective Date, the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Company and whether it is a Subsidiary or an

Unrestricted Subsidiary.  No Stock of any Subsidiary of the Company that is a Loan Party is subject to any outstanding option, warrant, right of conversion or purchase of any similar right.  All of the outstanding Stock of each Subsidiary of the Company owned (directly or indirectly) by the Company has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company or a Subsidiary of the Company, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Collateral Documents and nonconsensual Liens permitted by Section 8.2 (Liens, Etc.)), options, warrants, rights of conversion or purchase or any similar rights.  Neither the Company nor any other Loan Party is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents and the Indentures.

(b)                                 Schedule 4.3(b) (Borrower Information) sets forth as of the Closing Date the name, address of principal place of business and tax identification number of the Borrower.

Section 4.4                                   Financial Statements

(a)                                  The Consolidated balance sheet of the Company and its Subsidiaries as at April 1, 2010, and the related Consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, certified by PriceWaterhouseCoopers LLP (as to fiscal years ended April 2, 2009 and prior) and KPMG LLP (as to fiscal year ended April 2, 2010 and any subsequent fiscal year), and the Consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2010, and the related Consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the twenty-six weeks then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 2010, and said statements of income, retained earnings and cash flows for the twenty-six weeks then ended, to the absence of footnote disclosure and normal year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

(b)                                 Neither the Company nor any of the Company’s Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

(c)                                  [Reserved].

(d)                                 The unaudited Consolidated balance sheet of the Company and its Subsidiaries, a copy of which has been furnished to the Administrative Agent, has been prepared as of September 30, 2010, reflects as of such date, on a Pro Forma Basis, the Consolidated financial condition of the Company and its Subsidiaries, and the assumptions expressed therein, were reasonable based on the information available to the Company at the time so furnished.

Section 4.5                                   Material Adverse Change

Since April 1, 2010, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

Section 4.6                                   Solvency

Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the Merger and the consummation of the other Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Company and its Subsidiaries, on a Consolidated basis, are Solvent.

Section 4.7                                   Litigation

Except as set forth on Schedule 4.7 (Litigation), there are no pending (or, to the knowledge of the Company, threatened) actions, investigations or proceedings affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

Section 4.8                                   Taxes

(a)                                  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Company or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Company or such Tax Affiliate in conformity with GAAP or where the failure to pay such taxes would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Company and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except where the failure to pay such withholdings would not have a Material Adverse Effect.

(b)                                 None of the Company or any of its Tax Affiliates has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any federal, state, local or foreign income or franchise or other material Tax Return or the assessment or collection of any material charges.

Section 4.9                                   Full Disclosure

The written information prepared or furnished by or on behalf of the Company in connection with this Agreement or the consummation of the transactions contemplated hereunder,

taken as a whole, including the information contained in the Disclosure Documents and the Related Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

Section 4.10                            Margin Regulations

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.11                            No Burdensome Restrictions; No Defaults

(a)                                  None of the Company or any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

(b)                                 None of the Company or any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of any Loan Party, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of any Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

(c)                                  No Default or Event of Default has occurred and is continuing.

(d)                                 To the knowledge of any Loan Party, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

Section 4.12                            Investment Company Act

None of the Company or any of its Subsidiaries is an “investment company” as defined in, or is required to be registered as an “investment company” under, the Investment Company Act of 1940, as amended.

Section 4.13                            Use of Proceeds

The proceeds of the Loans and the Letters of Credit are being used by the Borrower (and, to the extent distributed to them by the Borrower, each other Loan Party) solely (a) to refinance all Indebtedness and other obligations outstanding under the Existing Credit Agreements, (b) to pay costs, fees and expenses related to the Transactions, (c) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (d) for working capital and general corporate purposes.

Section 4.14                            Insurance

Schedule 4.14 sets forth as of the Amendment No. 3 Effective Date a summary of all insurance policies maintained by the Company and its Subsidiaries.  All material policies of insurance of any kind or nature of the Company or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as the Company believes in its commercially reasonable judgment is sufficient and as is customarily carried by businesses of the size and character of such Person.

Section 4.15                            Labor Matters

(a)                                  There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Company or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

(b)                                 There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to any Loan Party’s knowledge, threatened, against or involving the Company or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Company or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

(c)                                  Except as set forth on Schedule 4.15 (Labor Matters), as of the Amendment No. 3 Effective Date, there is no collective bargaining agreement covering any employee of the Company or its Subsidiaries.

(d)                                 Schedule 4.15 (Labor Matters) sets forth, as of the Amendment No. 3 Effective Date, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Company and any of its Subsidiaries.

Section 4.16                            ERISA

(a)                                  Schedule 4.16 (List of Plans) separately identifies as of the Amendment No. 3 Effective Date all Title IV Plans and all Multiemployer Plans.

(b)                                 Each employee benefit plan of the Company or any of the Company’s Subsidiaries intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures, in the aggregate, would not have a Material Adverse Effect.

(c)                                  Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for noncompliance that, in the aggregate, would not have a Material Adverse Effect.

(d)                                 There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

(e)                                  Except to the extent set forth on Schedule 4.16 (List of Plans), none of the Company, any of the Company’s Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the Closing Date from any Multiemployer Plan, other than those that, in the aggregate, would not have a Material Adverse Effect.

Section 4.17                            Environmental Matters

(a)                                  The operations of the Company and each of its Subsidiaries are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a Material Adverse Effect.

(b)                                 Except as disclosed on Schedule 4.17 (Environmental Matters), none of the Company or any of its Subsidiaries or any Real Property currently or, to the knowledge of any Loan Party, previously owned, operated or leased by or for the Company or any of its Subsidiaries is subject to any pending or, to the knowledge of any Loan Party, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(c)                                  Except as disclosed on Schedule 4.17 (Environmental Matters), none of the Real Property owned or operated by the Company or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the regulations thereunder or any state analog.

(d)                                 There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Company or of Real Property owned, operated or leased by the Company or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders which could reasonably be expected to result in the Company incurring Environmental Liabilities and Costs other than those that, in the aggregate, would not have a reasonable likelihood of having a Material Adverse Effect.

(e)                                  As of the Amendment No. 3 Effective Date, no Environmental Lien has attached to any property of the Company or any of its Subsidiaries and, to the knowledge of any Loan Party, no Government Authority has undertaken any Remedial Action at any Real Property owned or leased by any Loan Party.

(f)                                    The Company and each of its Subsidiaries has made available to the Lenders copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Company or any of its Subsidiaries or any Real Property of any of them that are in the possession, custody or control of the Company or any of its Subsidiaries which reveals known or potential material Environmental Liabilities and Costs.

Section 4.18                            Intellectual Property

The Company and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, Internet domain names, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Company or any of its Subsidiaries, except to the extent the failure to own, license or otherwise have the right to use would not have a Material Adverse Effect.  To any Loan Party’s knowledge, no license, permit, patent, patent application, trademark, trademark application, service mark, trade name, copyright, copyright application, Internet domain name, franchise, authorization, other intellectual property right (including all “Intellectual Property” as defined in the Pledge and Security Agreement), slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, except for such infringments and conflicts which would not have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened which would have a Material Adverse Effect.

Section 4.19                            Title; Real Property

(a)                                  Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Company, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (Liens, Etc.).

(b)                                 Set forth on Schedule 4.19 (Real Property) is a complete and accurate list of all Real Property of each Loan Party and showing, as of the Amendment No. 3 Effective Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner and, where applicable, lessee thereof.

(c)                                  No Loan Party owns or holds, or is obligated under or a party to, any lease, option, right of first refusal or other contractual right to purchase, acquire, sell, assign, dispose of or lease any Mortgaged Real Property of such Loan Party.

(d)                                 No portion of any Real Property of any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss that has not heretofore been substantially repaired and restored to its original condition.  Except as disclosed to the Administrative Agent, no portion of any Real Property of any Loan Party or any of its Subsidiaries subject to a Mortgage in favor of the Administrative Agent is located in a special flood hazard area as designated by any federal Governmental Authority.

(e)                                  All Permits required to have been issued or appropriate to enable all Real Property of the Company or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

(f)                                    None of the Company or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of the Company or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

Section 4.20                            Related Documents

(a)                                  The execution, delivery and performance by the Company or any of its Subsidiaries of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Person:

(i)                                     are within such Person’s respective corporate, limited liability company or partnership powers;

(ii)                                  at the Closing Date will have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

(iii)                               do not and will not (A) contravene or violate the Company’s or any of its Subsidiaries’ respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Person, or any order or decree of any Governmental Authority or arbitrator, except for those that, in the aggregate, would not have a Material Adverse Effect, (C) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Person, except for those that, in the aggregate, would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries other than a Lien permitted under Section 8.2 (Liens, Etc.); and

(iv)                              do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date, none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by the Company over any of its Subsidiaries and (B) in the aggregate, if not obtained, would not have a Material Adverse Effect.

(b)                                 Each of the Related Documents has been or at the Closing Date will have been duly executed and delivered by the Company and each of its Subsidiaries party thereto and at the Closing Date will be the legal, valid and binding obligation of each such Person party thereto, enforceable against such Person in accordance with its terms.

Section 4.21                            2016 Subordinated Notes

The proceeds of the 2016 Subordinated Notes are being used by the Company solely in accordance with the Disclosure Documents.

ARTICLE V

FINANCIAL COVENANT

As long as any Revolving Credit Commitment remains outstanding and unless the Requisite Revolving Credit Lenders otherwise consent in writing, commencing with the

Fiscal Quarter ending on or around September 30, 2006, the Company and its Subsidiaries shall maintain on the last day of each Fiscal Quarter, a Net Senior Secured Leverage Ratio of not more than 3.25 to 1.0.

ARTICLE VI

REPORTING COVENANTS

The Company agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than Cash Management Obligations, Obligations arising under Cash Management Documents and Hedging Contracts and contingent indemnification obligations as to which no claim is pending) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 6.1                                   Financial Statements

The Company shall furnish to the Administrative Agent (and the Administrative Agent will forward to or post on the Approved Electronic Platform for the Lenders) each of the following:

(a)                                  Quarterly Reports.  Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, if the financial statements required by this clause (a) are required to be filed with the SEC, such other time period as specified in the SEC’s rules and regulations with respect to the Company for the filing of its quarterly reports on Form 10-Q), financial information regarding the Company and its Subsidiaries consisting of a Consolidated unaudited balance sheet as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Company as fairly presenting the Consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b)                                 Annual Reports.  Within 90 days after the end of each Fiscal Year (or, if the financial statements required by this clause (b) are required to be filed with the SEC, such other time period as specified in the SEC’s rules and regulations with respect to the Company for the filing of its annual reports on Form 10-K), financial information regarding the Company and its Subsidiaries consisting of a Consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Company being a going concern by the Company’s Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Company’s Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Company’s Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards.

(c)                                  Compliance Certificate.  Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Company in substantially the form of Exhibit J (Form of Compliance Certificate) (each, a “Compliance Certificate”) (i) showing in reasonable detail the calculations used in determining the Net Senior Secured Leverage Ratio and Senior Secured Leverage Ratio (for purposes of determining the Applicable Margin) and the Net Senior Secured Leverage Ratio for purposes of demonstrating compliance with the financial covenant contained in Article V (Financial Covenant) and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Company proposes to take with respect thereto, and if such Compliance Certificate demonstrates an Event of Default of the covenant contained in Article V (Financial Covenant), the Company may deliver together with such Compliance Certificate notice of its intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 9.5 (Right to Cure).

(d)                                 Corporate Chart and Other Collateral Updates.  Together with each delivery of any Financial Statement pursuant to clause (b) above, (i) a certificate of a Responsible Officer of the Company certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is true, correct, complete and current as of the date of such Financial Statement and (ii) a certificate of a Responsible Officer of the Company in form and substance reasonably satisfactory to the Administrative Agent that all certificates, statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Collateral Documents by any Loan Party in the preceding Fiscal Year have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended).

(e)                                  Business Plan.  Not later than 90 days after the end of each Fiscal Year, (i) the annual business plan of the Company and its Subsidiaries for the next succeeding Fiscal Year approved by the Board of Directors of the Company and (ii) forecasts prepared by management of the Company for each fiscal quarter in the next succeeding Fiscal Year, including, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based.

Section 6.2                                   Default Notices

(a)                                  As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default or Event of Default, the Company shall give the Administrative Agent notice specifying the nature of such Default or Event of Default, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day (and the Administrative Agent will forward to or post on the Approved Electronic Platform for the Lenders any such written notice).

(b)                                 As soon as practicable after a Responsible Officer of any Loan Party has actual knowledge of the existence of any event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Company shall give the Administrative Agent notice specifying the nature of such event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

Section 6.3                                   Litigation

Promptly after the commencement thereof, the Company shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting the Company or any of Subsidiary of the Company that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Company or such Subsidiary, expose the Company or such Subsidiary to liability in an amount aggregating $25,000,000 or more or that, if adversely determined, would have a Material Adverse Effect.

Section 6.4                                   SEC Filings; Press Releases

Promptly after the sending or filing thereof, the Company shall send the Administrative Agent notice (and, to the extent not publicly available on the Securities and Exchange Commission’s EDGAR database, copies) of (a) all reports and registration statements that the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and (b) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public. Notwithstanding the foregoing, the Company’s obligations under this Section 6.4 to provide such notice and copies to the Administrative Agent may be satisfied by posting  the applicable documents (or providing a link thereto) on the Company’s publicly available website on the Internet at the website address designated in writing by the Company to the Administrative Agent from time to time.

Section 6.5                                   Labor Relations

Promptly after becoming aware of the same, the Company shall give the Administrative Agent written notice of (a) any material labor dispute to which the Company or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person, in each case to the extent that such matter would reasonably be expected to have a Material Adverse Effect.

Section 6.6                                   Tax Returns

Upon the reasonable request of any Lender, through the Administrative Agent, the Company shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Company or any Subsidiary of the Company in respect of taxes measured by income (excluding sales, use and like taxes).

Section 6.7                                   Insurance

As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Company shall furnish the Administrative Agent with (a) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Company or any Subsidiary of the Company and the duration of such coverage and (b) an insurance broker’s statement that all premiums then due and payable with respect to such coverage have been paid and confirming, with respect to any insurance maintained by the Company or any Loan Party, that the Administrative Agent has been named as loss payee or additional insured, as applicable.

Section 6.8                                   ERISA Matters

The Company shall furnish the Administrative Agent each of the following:

(a)                                  subject to paragraphs (b) and (c) below, promptly and in any event within 30 days after the Company or any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event, other than those that, in the aggregate, would not reasonably be likely to have a Material Adverse Effect;

(b)                                 promptly and in any event within 10 days after the Company or any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Company describing such ERISA Event or waiver request and the action, if any, the Company, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

(c)                                  simultaneously with the date that the Company or any Subsidiary of the Company or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

Section 6.9                                   Environmental Matters

(a)                                  The Company shall provide the Administrative Agent promptly and in any event within 30 days after the Company or any Subsidiary of the Company learning of any of the following, written notice of each of the following:

(i)                                     that any Loan Party is, or is reasonably likely to be, liable to any Person as a result of a Release or threatened Release that would reasonably be expected to have a Material Adverse Effect.

(ii)                                  the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

(iii)                               the receipt by any Loan Party of any notice of violation of or potential liability under any Environmental Law, except for violations or liabilities the consequence of which, in the aggregate, would not be reasonably likely to have a Material Adverse Effect;

(iv)                              the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, if adversely determined, would have a reasonable likelihood of having a Material Adverse Effect; and

(v)                                 any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Loan Parties to make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate, would have a Material Adverse Effect.

(b)                                 The Company shall promptly and in any event within 30 days after receipt by the Company or any Subsidiary of the Company of a written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered by the Company pursuant to Section 6.9(a) of this Agreement.

Section 6.10                            Other Information

The Company shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Company or any Subsidiary of the Company as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

Section 6.11                            DCIP

The Company shall provide the Administrative Agent prompt notice of any determination by any Loan Party that any Digital Cinema Equipment (excluding any leasehold interests) is no longer intended in good faith to be, or reasonably expected to be, sold or contributed to a DCIP Entity under a DCIP Investment Transaction, together with a schedule listing all such equipment in reasonable detail, including, to the extent available, all serial numbers thereto and the amount, if any, of all expenditures for the acquisition of such Digital Cinema Equipment; provided, however, that if such Digital Cinema Equipment is not sold or contributed to a DCIP Entity under a DCIP Investment Transaction within 270 days of the acquisition of such Digital Cinema Equipment by a Loan Party (or with respect to any Digital Cinema Equipment acquired by any Loan Party prior to the Amendment No. 3 Effective Date, 270 days after the Amendment No. 3 Effective Date), the Company shall (a) promptly provide such schedule to the Administrative Agent and (b) comply with the requirements of Section 7.11(c) (Additional Collateral and Guaranties) with respect to such Digital Cinema Equipment.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than Cash Management Obligations, Obligations arising under Cash Management Documents and Hedging Contracts and contingent indemnification obligations as to which no claim is pending) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 7.1                                   Preservation of Corporate Existence, Etc.

The Company shall, and shall cause each Subsidiary of the Company to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.4 (Sale of Assets) and 8.6 (Restriction on Fundamental Changes).

Section 7.2                                   Compliance with Laws, Etc.

The Company shall, and shall cause each Subsidiary of the Company to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

Section 7.3                                   Conduct of Business

The Company shall, and shall cause each Subsidiary of the Company to, use its reasonable efforts to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Company or any of its Subsidiaries, except in each case where the failure to comply with the above would not, in the aggregate, have a Material Adverse Effect.

Section 7.4                                   Payment of Taxes, Etc.

The Company shall, and shall cause each Subsidiary of the Company to, pay and discharge before the same shall become delinquent, all material lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Company or the appropriate Subsidiary in conformity with GAAP.

Section 7.5                                   Maintenance of Insurance

The Company shall (a) maintain for, itself, and the Company shall cause to be maintained for each Subsidiary of the Company, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same or similar general areas in which the Company or such Subsidiary operates and (b) cause all such insurance relating to any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate.

Section 7.6                                   Access

The Company shall, and shall cause each Subsidiary of the Company to, from time to time permit any agents, representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such independent public accountants’ customary procedures), all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 7.6 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Company’s expense; provided, further, that, during an Event of Default, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance notice.

The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants.

Section 7.7                                   Keeping of Books

The Company shall, and shall cause each Subsidiary of the Company to keep, proper books and records in conformity with GAAP or Local GAAP, as applicable.

Section 7.8                                   Maintenance of Properties, Etc.

The Company shall, and shall cause each Subsidiary of the Company to, maintain and preserve (a) (i) in good working order and condition all of its properties necessary in the conduct of its business and (ii) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business; provided, however, that the Company and its Subsidiaries may close or otherwise cease to operate theatres and remove fixtures and personalty therefrom upon the expiration or other termination of the applicable lease if the board of directors of the Company or such Subsidiary, as the case may be, determines in good faith that the maintenance and continued operation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and (b) all registered patents, trademarks, trade names, copyrights and service marks used or useful or necessary in their respective businesses, except where failure to so maintain and preserve the items set forth in clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

Section 7.9                                   Application of Proceeds

The Company (and, to the extent distributed to them by the Company, each Loan Party) shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (Use of Proceeds).

Section 7.10                            Environmental

The Company shall, and shall cause each Subsidiary of the Company to, comply with Environmental Laws and, without limiting the foregoing, the Company shall, at its sole cost and expense, upon receipt of any written notification or otherwise obtaining knowledge of any Release that has any reasonable likelihood of any of the Company or any Subsidiary of the Company incurring Environmental Liabilities and Costs, (a) conduct, or pay for consultants to conduct, reasonable tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action as required by Environmental Laws or as any Governmental Authority requires to address the Release and otherwise ensure compliance with Environmental Laws, in each case, except where the failure to conduct such tests or assessments, take such Remedial Action or otherwise ensure compliance would not, in the aggregate, have a Material Adverse Effect.

Section 7.11                            Additional Collateral and Guaranties

(a)                                  Upon the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party or the designation in accordance with Section 7.13 (Designation of Unrestricted Subsidiaries) of any existing direct or indirect Unrestricted Subsidiary as a Subsidiary or any Subsidiary guaranteeing any Indebtedness of any Domestic Loan Party, the

Company shall, in each case, at the Company’s expense, within thirty (30) days after such formation, acquisition, designation or guarantee or such longer period as the Administrative Agent may agree in its reasonable discretion:

(i)                                     cause each such Subsidiary that is (x) a Wholly-Owned Subsidiary that is a Material Domestic Subsidiary, (y) a non-Wholly-Owned Subsidiary that is a Domestic Subsidiary that has guaranteed the Indebtedness of any Loan Party or (z) a Foreign Subsidiary that has guaranteed the Indebtedness of any Domestic Loan Party, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations of the Borrower;

(ii)                                  cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 7.11 to furnish to the Administrative Agent a description of the real properties owned and leased by such Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(iii)                               cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 7.11, at the request of the Administrative Agent, to duly execute and deliver to the Administrative Agent Mortgages, Mortgage Supporting Documents, joinders, amendments and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Mortgage Supporting Documents and other Collateral Documents in effect on the Closing Date, if applicable), granting a Lien in substantially all of the personal property of such Subsidiary, all owned Real Property with a value in excess of $5,000,000 individually or $15,000,000 in the aggregate for all such Subsidiaries (provided, that, if a mortgage tax will be owed, the amount secured by the Mortgage shall be limited to the fair market value of the property at the time the Mortgage is entered into), in each case, securing the Secured Obligations of such Subsidiary under its Guaranty;

(iv)                              (x) cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 7.11 to deliver any and all certificates, instruments and other documents representing all Pledged Stock, Pledged Debt Instruments and all other Stock, Stock Equivalents and other debt Securities owned by such Subsidiary accompanied by undated Stock powers or other appropriate instruments of transfer executed or endorsed in blank and (y) cause each Loan Party that is a direct or indirect parent of such Subsidiary that is required to provide a guaranty pursuant to this Section 7.11 to deliver any and all certificates, instruments or other documents representing the outstanding Stock or Stock Equivalents of such Subsidiary held by such direct or indirect parent, accompanied by undated Stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany debt issued by such Subsidiary and held by such direct or indirect parent, endorsed in blank to the Administrative Agent;

(v)                                 take and cause such Subsidiary and each Loan Party that is a direct or indirect parent of such Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents and delivery of Pledged Stock and Pledged Debt Instruments) as may be necessary in the reasonable opinion of the Administrative

Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid, perfected and enforceable first-priority Liens on the properties purported to be subject to the Mortgages and other Collateral Documents delivered pursuant to this Section 7.11, subject only to Liens permitted under Section 8.2 (Liens, Etc.), enforceable against all third parties in accordance with their terms; and

(vi)                              deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 7.11 as the Administrative Agent may reasonably request.

(b)                                 For the avoidance of doubt, (i) no Foreign Subsidiary shall be obligated to guarantee the obligations of the Borrower (unless such Subsidiary is a guarantor of any Indebtedness of any Domestic Loan Party) and (ii) (A) no assets of any Foreign Subsidiary shall be required to be pledged to support obligations of the Borrower (unless such assets are pledged to support any Indebtedness of any Domestic Loan Party) and (B) no more than 65% of the voting stock (within the meaning of Section 956 of the Code and the Treasury Regulations thereunder) of any Foreign Subsidiary shall be required to be pledged by the Company or any of its Subsidiaries to support the obligations of the Borrower (unless such stock has been pledged to support any Indebtedness of any Domestic Loan Party).

(c)                                  Upon the acquisition of (x) any personal property by any Loan Party (other than property that would constitute Excluded Property (as defined in the Pledge and Security Agreement)) or (y) fee owned Real Property with a value in excess of $5,000,000 individually by any Loan Party or $15,000,000 in the aggregate for all Loan Parties (provided that, if a mortgage tax will be owed, the amount secured by the Lien referred to below shall be limited to the fair market value of the property at the time the applicable Mortgage is entered into), and such personal property and/or fee owned Real Property shall not already be subject to a valid, perfected and enforceable first-priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Liens permitted under Section 8.2 (Liens, Etc.), the Company shall give notice thereof to the Administrative Agent within thirty (30) days after such acquisition and shall, if requested by the Administrative Agent or the Requisite Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, without limitation, executing and delivering to the Administrative Agent Mortgages, Mortgage Supporting Documents, joinders, amendments and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Mortgage Supporting Documents and other Collateral Documents in effect on the Closing Date, if applicable).

(d)                                 Notwithstanding the foregoing, (x) the Administrative Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby and (y) Liens required to be granted pursuant to this Section 7.11 shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

Section 7.12                            Cash Collateral Accounts

The Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine.  The Company agrees that each such Cash Collateral Account shall meet the requirements set forth in the definition of “Cash Collateral Account”.  Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the Administrative Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Company to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Company; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon.  None of the Company, any of its Subsidiaries or any other Loan Party or Person claiming on behalf of or through the Company, any Subsidiary of the Company or any other Loan Party shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations.

Section 7.13                            Designation of Unrestricted Subsidiaries

The board of directors of the Company may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided, however, that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Company and its Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Article V (Financial Covenant) (and, as a condition precedent to the effectiveness of any such designation, the Company shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indenture and (iv) no Unrestricted Subsidiary that is designated as a Subsidiary may be redesignated as an Unrestricted Subsidiary at any time prior to twelve (12) months after being so designated as a Subsidiary.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company therein at the date of designation in an amount equal to the net book value of the Company’s Investment therein.  The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 7.14                            Post-Closing Matters

The Company shall, and shall cause each of its Subsidiaries to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 7.14 (Post-Closing Matters) within the time periods set forth on such Schedule.

ARTICLE VIII

NEGATIVE COVENANTS

The Company agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than Cash Management Obligations, Obligations arising under Cash Management Documents and Hedging Contracts and contingent indemnification obligations as to which no claim is pending) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 8.1                                   Indebtedness

The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the following Indebtedness:

(a)                                  (i) the Secured Obligations (other than in respect of Hedging Contracts) and Guaranty Obligations in respect thereto, (ii) any Permitted Refinancing of the Term B-1 Loans, (iii) the Additional Permitted Secured Notes, to the extent that the Net Cash Proceeds of any such Additional Permitted Secured Notes are applied to prepay the Loans as set forth in Section 2.9 (Mandatory Prepayments) and (iv) the Additional Permitted Unsecured Notes, to the extent that the Net Cash Proceeds of any such Additional Permitted Unsecured Notes are applied to prepay the Loans as set forth in Section 2.9 (Mandatory Prepayments);

(b)                                 (i) Indebtedness existing on the Amendment No. 3 Effective Date and disclosed on Schedule 8.1 (Existing Indebtedness), (ii) Indebtedness under the 2016 Subordinated Notes in an aggregate principal amount not to exceed $325,000,000, (iii) Indebtedness under the 2019 Senior Notes, (iv) Indebtedness under the 2020 Subordinated Notes and (v) any Permitted Refinancing thereof; provided, however, that with respect to clause (iv), the proceeds of such 2020 Subordinated Notes are being used by the Company solely in accordance with the 2020 Subordinated Notes Disclosure Documents;

(c)                                  Permitted Subordinated Indebtedness; provided, however, that (i) both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom and (ii) the Company and its Subsidiaries will be in Pro Forma Compliance with Article V (Financial Covenant) after giving effect to the incurrence or issuance of such Indebtedness;

(d)                                 Guaranty Obligations incurred by the Company or any of its Subsidiaries in respect of Indebtedness of the Company or any Subsidiary that is otherwise permitted by this Section 8.1 (other than clause (a) above); provided, however, that (i) none of the Company and its Subsidiaries shall be permitted to Guarantee any Indebtedness arising under any Indenture (or any Permitted Refinancing thereof) unless such Subsidiary shall have also Guaranteed the Obligations substantially on the terms set forth in the Guaranty and (ii) if the Indebtedness being Guaranteed is subordinated to the Obligations, then the Guaranty Obligations with respect to such Indebtedness shall be subordinated to the Guaranty Obligations with respect to the Obligations on terms at least as favorable to the Lenders as those contained in the subordination provisions of such Indebtedness;

(e)                                  Indebtedness of (i) any Domestic Loan Party owing to any other Domestic Loan Party, (ii) any Domestic Subsidiary that is not a Loan Party owing to (A) any other Domestic Subsidiary that is not a Loan Party or (B) the Company or a Loan Party in respect of an Investment permitted under Section 8.3(c) (Investments), (iii) any Domestic Loan Party owing to any Foreign Subsidiary, (iv) any Foreign Subsidiary owing to any other Foreign Subsidiary and (v) any Foreign Subsidiary or any Subsidiary that is not a Loan Party owing to any Domestic Loan Party in respect of an Investment permitted under Section 8.3(c)

(Investments); provided, however, that all such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations;

(f)                                    (i) Capital Lease Obligations and purchase money Indebtedness (including Indebtedness in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair or improvement of fixed or capital assets and incurred concurrently with or within 270 days of the purchase, repair or improvement of the property subject to the Liens permitted under Section 8.2(i) (Liens, Etc.) (including permitted sale-leaseback transactions) and (ii) any Permitted Refinancing thereof;

(g)                                 (i) Indebtedness denominated in Pesos of Foreign Subsidiaries domiciled in Mexico, in an aggregate principal amount at any time outstanding for all such Indebtedness not to exceed $30,000,000, to the extent that the Net Cash Proceeds of any such Indebtedness are applied to prepay the Loans to the extent required pursuant to Section 2.9 (Mandatory Prepayments) and (ii) any Permitted Refinancing thereof;

(h)                                 Indebtedness in respect of Interest Rate Contracts and other Hedging Contracts permitted under Section 8.15 (No Speculative Transactions);

(i)                                     (i) Indebtedness of the Company and its Subsidiaries (A) assumed in connection with any Permitted Acquisition; provided, however, that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or (B) owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis, which subordination shall be on terms reasonably satisfactory to the Administrative Agent, in each case, so long as (1) both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom and (2) the Company and its Subsidiaries will be in Pro Forma Compliance with Article V (Financial Covenant) after giving effect to such Permitted Acquisition and the incurrence or issuance of such Indebtedness and (ii) any Permitted Refinancing thereof;

(j)                                     Indebtedness representing deferred compensation to employees of the Company and its Subsidiaries incurred in the ordinary course of business;

(k)                                  Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to current or former officers, directors, employees or consultants, their respective estates, spouses or former spouses to finance the purchase or redemption of Stock or Stock Equivalents of Holdings or the Company, or to finance a Restricted Payment with respect to SARs, in each case, to the extent permitted by Section 8.5 (Restricted Payments);

(l)                                     Indebtedness incurred by the Company or its Subsidiaries in a Permitted Acquisition or Asset Sale in respect of agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;

(m)                               Indebtedness consisting of obligations of the Company or its Subsidiaries under deferred employee compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions;

(n)                                 Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with Deposit Accounts;

(o)           Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)           Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or similar obligations regarding workers’ compensation claims; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations shall be reimbursed within 30 days following such drawing or incurrence;

(q)           obligations in respect of performance and surety bonds and performance and completion guarantees provided by the Company or any of its Subsidiaries, or obligations in respect of letters of credit related thereto, in each case, in the ordinary course of business or consistent with past practice;

(r)            in the case of any Foreign Subsidiary, Indebtedness in an aggregate principal amount not to exceed $40,000,000 at any time outstanding (i) to the extent such Indebtedness is utilized within 90 days of the incurrence thereof to finance a Permitted Acquisition, and (ii) incurred in connection with any substantially contemporaneous Permitted Refinancing of such Indebtedness;

(s)           Indebtedness not otherwise permitted under this Section 8.1; provided, however, that, (i) both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom, (ii) the Company and its Subsidiaries will be in Pro Forma Compliance with Article V (Financial Covenant) after giving effect to the incurrence or issuance of such Indebtedness and (iii) as of the date any such Indebtedness is Incurred, after giving Pro Forma Effect to such Indebtedness, (A) the Company’s Annualized EBITDA Ratio for the four full Fiscal Quarters immediately preceding such date shall be greater than or equal to 2.0 to 1.0 and (B) the Company’s Senior Leverage Ratio as of such date shall be less than or equal to 3.25 to 1.0; and

(t)            all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (s) above.

Section 8.2            Liens, Etc.

The Company shall not, nor shall it permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

(a)           (i) Liens created pursuant to the Loan Documents, (ii) Liens on the Collateral securing any Permitted Refinancing of the Term B-1 Loans and (iii) Liens on the Collateral securing the Additional Permitted Secured Notes;

(b)           Liens existing on the Amendment No. 3 Effective Date and disclosed on Schedule 8.2 (Existing Liens) or, to the extent not listed in such schedule, where the property or assets subject to such Liens have a Fair Market Value that does not exceed $5,000,000 in the aggregate, and any modifications, replacements, renewals or extensions thereof; provided, however, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 8.1 (Indebtedness) and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured by such Liens is permitted by Section 8.1 (Indebtedness);

(c)           Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty 30 days or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)           (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries;

(f)            deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable Person;

(h)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(g) (Events of Default);

(i)            Liens securing Indebtedness permitted under Section 8.1(f) (Indebtedness); provided, however, that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j)            leases, licenses, subleases or sublicenses granted to others in the ordinary course of business, which do not (i) interfere in any material respect with the business of the Company or any of its material Subsidiaries or (ii) secure any Indebtedness;

(k)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)            Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m)          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 8.3(c) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in an Asset Sale permitted under Section 8.4 (Sale of Assets), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)           Liens on property of any Foreign Subsidiary that does not constitute Collateral, which Liens secure Indebtedness of such Foreign Subsidiary permitted under Section 8.1 (Indebtedness);

(o)           Liens in favor of the Company or another Loan Party securing Indebtedness permitted under Section 8.1(e) (Indebtedness);

(p)           Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 8.1(f), (i) or (m) (Indebtedness);

(q)           Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(r)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(s)           Liens deemed to exist in connection with Investments in repurchase agreements under Section 8.3 (Investments);

(t)            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u)           Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers or the Company or any Subsidiary in the ordinary course of business;

(v)           Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w)          Permitted Exceptions (as defined in the Mortgages);

(x)            other Liens securing Indebtedness at any time outstanding in an aggregate principal amount not to exceed $25,000,000;

(y)           in the case of leased Real Property, (i) liens on the fee interest in the land held by the landlord under the applicable lease, (ii) rights of the landlord under the applicable lease, (iii) all superior, underlying and ground leases and all renewals, amendments, modifications, replacements, substitutions and extensions thereof;

(z)            licenses, sublicenses or similar rights to use any patent, trademark, copyright or other intellectual property right granted to others by the Company or any of its Subsidiaries in the ordinary course of business, which do not interfere in any material respect with the business of the Company or such Subsidiary; and

(aa)         Liens on cash and Cash Equivalents securing obligations in respect of letters of credit issued by The Bank of Nova Scotia pursuant to this Agreement immediately prior to the Amendment No. 3 Effective Date.

Section 8.3            Investments

The Company shall not, nor shall it permit any of its Subsidiaries to, make or maintain, directly or indirectly, any Investment, except for the following:

(a)           Investments existing on the Amendment No. 3 Effective Date and disclosed on Schedule 8.3 (Existing Investments);

(b)           advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business consistent with past practice;

(c)           Investments by (i) any Loan Party in any other Loan Party, (ii) any Subsidiary that is not a Loan Party in the Company or any other Subsidiary or (iii) any Loan Party in a Subsidiary that is not a Loan Party; provided, however, that the Dollar Equivalent of the aggregate outstanding amount of all Investments permitted pursuant to this clause (iii) shall not exceed $100,000,000 at any time;

(d)           any Investment in Cash Equivalents; provided, however, that, in the case of all of the foregoing obligations, they mature within 12 months of the date of purchase (unless required to mature earlier pursuant to the definition of “Cash Equivalents”);

(e)           so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by the Company or any Subsidiary of the Company in another Person, if (i) as a result of such Investment, (A) such other Person becomes a Loan Party or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or another Loan Party and (ii) such other Person is engaged substantially only in the lines of business permitted under Section 8.8 (Change in Nature of Business);

(f)            loans or advances to employees of the Company or any Subsidiary in the ordinary course of business consistent with past practices, not to exceed $2,000,000 in aggregate amount at any time outstanding;

(g)           refundable construction advances made with respect to the construction of motion picture exhibition theatres in the ordinary course of business consistent with past practice;

(h)           so long as immediately before or after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, Investments consisting of contributions of International Assets to Permitted Joint Ventures; provided, however, that the aggregate net book value of all International Assets contributed by the Company and its Subsidiaries to any Permitted Joint Venture shall not exceed $150,000,000 either individually or in the aggregate;

(i)            Investments by the Company or any Subsidiary in connection with a Permitted Acquisition;

(j)            Investments made using Stock of the Company; provided, however, that (i) immediately before and immediately after giving Pro Forma Effect to any such Investment, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such Investment, the Company and its Subsidiaries shall be in Pro Forma Compliance with the covenant set forth in Article V (Financial Covenant), such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.1 (Financial Statements) as though such Investment had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Company demonstrating such compliance calculation in reasonable detail; and

(k)           Investments not otherwise permitted under this Section 8.3; provided, however, that the aggregate amount of all such Investments, together with the aggregate amount of all Restricted Payments made under Section 8.5(h) (Restricted Payments) shall not at any time exceed the sum of (x) $150,000,000 plus (y) the Available Amount plus (z) an amount equal to the lesser of the return of cash with respect to any such Investment and the initial amount of such Investment, in either case, less the cost of disposition of such Investment; provided, further, that in the event the Company or any of its Subsidiaries makes an Investment in any Person under this clause (k), and after the date of making such Investment, such Person becomes a Guarantor, such Investment will be reclassified as having been incurred under clause (c) of this Section and the amount invested in such Investment will become available for incurrence under this clause (k) at such time.

Section 8.4            Sale of Assets

The Company shall not, nor shall it permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose (“Dispose” or “Disposition”) of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person (including any Unrestricted Subsidiary), or permit or suffer any other Person to acquire any interest in any of their respective assets or issue or sell any shares of their Stock or any Stock Equivalents (any such disposition being an “Asset Sale”), except for the following:

(a)           any Asset Sale to any Loan Party;

(b)           sale or disposition of Stock or Stock Equivalents of any Unrestricted Subsidiary;

(c)           transfers of assets that constitute Investments in Unrestricted Subsidiaries permitted by Section 8.3(k) (Investments) hereof;

(d)           any Asset Sale where the Dollar Equivalent of the Fair Market Value of the assets subject to such Asset Sale is less than $5,000,000 individually or $35,000,000 in the aggregate;

(e)           (i)  Dispositions of inventory in the ordinary course of business and (ii) Dispositions of property or assets (other than operating theatres) that have become obsolete, damaged, worn or surplus in the ordinary course of business;

(f)            like kind exchanges of theatres for other theatres or property, in each case, for Fair Market Value;

(g)           as long as no Default or Event of Default is continuing or would result therefrom, any Asset Sale for not less than Fair Market Value of assets set forth on Schedule 8.4(g) (Asset Sales); provided, however, that an amount equal to all Net Cash Proceeds of such Asset Sale in excess of $250,000,000 are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments);

(h)           as long as no Default or Event of Default is continuing or would result therefrom, any sale or disposition of any Multiplex theatre for not less than Fair Market Value; provided, however, that an amount equal to all Net Cash Proceeds of such sale or disposition are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments);

(i)            as long as (i) no Default or Event of Default is continuing or would result therefrom and (ii) at least 75% of the aggregate consideration received by the Company or any Subsidiary from such Asset Sale is in cash or Cash Equivalents, any other Asset Sale for not less than Fair Market Value; provided, however, that (A) the Dollar Equivalent of the aggregate consideration received during any Fiscal Year for all such Asset Sales shall not exceed $90,000,000 and (B) an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments);

(j)            any non-exclusive license of patents, trademarks, copyrights or other intellectual property owned by the Company or any of its Subsidiaries, which license is granted in the ordinary course of business and which does not interfere in any material respect with the business of the Company or such Subsidiary; and

(k)           any Asset Sale if the assets Disposed of in such Asset Sale are contemporaneously leased back to the Company or the applicable Subsidiary on fair market terms (whether pursuant to an operating lease or a lease giving rise to a Capital Lease Obligation).

Section 8.5            Restricted Payments

The Company shall not, nor shall permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except for the following:

(a)           (i) Restricted Payments by any Subsidiary of the Company to any Loan Party and (ii) Restricted Payments by a non-Wholly-Owned Subsidiary of the Company to its shareholders generally so long as the Company or any Subsidiary which owns the equity interest or interests in the non-Wholly-Owned Subsidiary paying such dividends receives at least its proportionate share thereof (based on its relative holdings of equity interests in the non-Wholly-Owned Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

(b)           dividends and distributions declared and paid on the common Stock of the Company and payable only in common Stock of the Company;

(c)           cash dividends on the Stock of the Company to Holdings paid and declared in any Fiscal Year solely for the purpose of funding the following:

(i)            ordinary operating expenses of Holdings not in excess of $4,000,000 in the aggregate in any Fiscal Year;

(ii)           reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Company and its Subsidiaries;

(iii)          payments by Holdings in respect of foreign, federal, state or local taxes owing by Holdings in respect of the Company and its Subsidiaries, but not greater than the amount that would be payable by the Company and its Subsidiaries, on a consolidated, combined or unitary basis;

(iv)          the Restricted Payments permitted to be made by Holdings under clause (g) below;

(v)           fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement; and

(vi)          management fees permitted to be paid under Section 8.8(d) (Transactions with Affiliates);

(d)           Restricted Payments by the Company to pay (or make Restricted Payments to allow the Holdings to pay) for the repurchase, retirement or other acquisition or retirement for value of common Stock of the Company or Holdings held by any future, present or former employee, director or consultant of the Company, Holdings or any of their Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or may make Restricted Payments in respect of SARs; provided, however, that the aggregate amount of Restricted Payments made under this clause (d) does not exceed in any calendar year $10,000,000 (with unused amounts in any calendar year being permitted to be carried over to the two succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (i) the Net Cash Proceeds from the sale of Stock (other than Disqualified Stock) to members of management, directors or consultants of Holdings or its Subsidiaries that occurs after the Closing Date plus (ii) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of Holdings or any of its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Stock of the Company or Holdings pursuant to a deferred compensation plan plus (iii) the cash proceeds of key man life insurance policies received by Holdings, the Company or its Subsidiaries after the Closing Date (provided, that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (i), (ii) and (iii) above in any calendar year) less (iv) the amount of any Restricted Payments previously made pursuant to clauses (i), (ii) and (iii) above;

(e)           Restricted Payments of up to (i) in the event the Net Senior Secured Leverage Ratio is equal to or less than 1.5 to 1.0, but greater than 1.0 to 1.0, 25%, (ii) in the event the Net Senior Secured Leverage Ratio is equal to or less than 1.0 to 1.0, but greater than 0.75 to 1.0, 50% and (iii) in the event the Net Senior Secured Leverage Ratio is equal to or less than 0.75 to 1.0, 75% of the aggregate amount of Net Cash Proceeds received during the Fiscal Year immediately preceding such Restricted Payment, from all Asset Sales consummated during such Fiscal Year under Section 8.4(g) (Sale of Assets) to the extent such Net Cash Proceeds are not required to prepay the Loans under Section 2.9(a)(i)(A) (Mandatory Prepayments);

(f)            (i) the repurchase of Stock or Subordinated Debt, if such repurchase is completed through the issuance of Stock or new Permitted Subordinated Indebtedness, (ii) regularly scheduled or otherwise required repayments or redemptions of Subordinated Debt and (iii) renewals, extensions, refinancings and refundings of Subordinated Debt, as long as such renewal, extension, refinancing or refunding is permitted under Section 8.1 (Indebtedness);

(g)           the repurchase of company granted stock awards or options necessary to satisfy obligations attributable to tax withholding; and

(h)           Restricted Payments not otherwise permitted under this Section 8.5; provided, however, that the aggregate amount of all such Restricted Payments, together with the aggregate amount of all Investments made under Section 8.3(k), shall not exceed (i) $200,000,000 plus (ii) the Available Amount plus (iii) any redemption, prepayment, defeasance, repurchase or other satisfaction prior to the scheduled maturity of any subordinated Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount of up to $600,000,000 to the extent the Company has redeemed, prepaid, defeased, repurchased or otherwise satisfied, as applicable, such Indebtedness pursuant to the terms thereof on or prior to April 30, 2007.

provided, however, that the Restricted Payments described in clauses (c) through (h) above shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries.

Section 8.6            Restriction on Fundamental Changes

The Company shall not, nor shall permit any of its Subsidiaries to, (i) merge with any Person, (ii) consolidate with any Person or (iii) liquidate, wind up or dissolve itself, except that:

(a)           any Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided, however, that the Borrower shall be the continuing or surviving Person (and, in the case of any such transaction involving a Domestic Loan Party, the continuing or surviving Person shall be organized under the laws of any state of the United States of America or the District of Columbia) or (ii) any one or more other Subsidiaries; provided, however, that when any Subsidiary that is a Loan Party is merging with another Subsidiary, (A) a Loan Party shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be an Investment permitted under Section 8.3(c) (Investments) or Indebtedness permitted under Section 8.1(e) (Indebtedness);

(b)           (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than the Borrower) may liquidate, wind up, dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company and if not materially disadvantageous to the Lenders;

(c)           so long as no Default or Event of Default exists or would result therefrom, any Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 8.3 (Investments); provided, however, that (i) the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 7.11 (Additional Collateral and Guaranties) and (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 8.3 (Investments);

(d)           the Company and its Subsidiaries may consummate the Merger; and

(e)           so long as no Default or Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, the purpose of which is to effect an Asset Sale permitted pursuant to Section 8.4 (Sale of Assets), may be effected.

Section 8.7            Change in Nature of Business

The Company shall not, nor shall it permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the Closing Date, whether in connection with a Permitted Acquisition or otherwise.

Section 8.8            Transactions with Affiliates

The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than:

(a)           transactions among the Loan Parties;

(b)           on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)           the payment of fees and expenses in connection with the consummation of the Transactions;

(d)           so long as no Event of Default shall have occurred and be continuing under Section 9.1(f) hereof, any payments of management, consulting monitoring and advisory fees to the Permitted Holders (plus any unpaid management and monitoring fees within such amount accrued in any prior year) and related indemnities and reasonable out-of-pocket expenses attributable to the ownership or operations of the Company and its Subsidiaries, and in each case pursuant to the Sponsor Management Agreement as in effect on the Closing Date;

(e)           equity issuances, repurchases, retirement or other acquisition of Stock by the Company permitted under Section 8.5 (Restricted Payments) hereof;

(f)            loans and other transactions by the Company and its Subsidiaries to the extent permitted under this Article VIII (Negative Covenants);

(g)           employment and severance arrangements between Holdings, the Company and its Subsidiaries and their respective officers and employees in the ordinary course of business;

(h)           payments by Holdings, the Company and its Subsidiaries pursuant to the tax sharing agreements among Holdings, the Company and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries;

(i)            the payment of customary fees and reasonable out-of-pocket cost to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Company and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Subsidiaries, as determined in good faith by the board of directors of the Company or senior management thereof;

(j)            transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 8.8 hereto or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(k)           dividends, redemptions and repurchases permitted under Section 8.5  (Restricted Payments) hereof; and

(l)            payments by the Company and any Subsidiaries to the Permitted Holders made for any customary financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are (i) pursuant to the Sponsor Management Agreement as in effect on the Closing Date and (ii) approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Company, in each case in good faith.

Section 8.9            Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge

The Company shall not, nor shall it permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Company or any Subsidiary of the Company to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations; provided, however, that the foregoing shall not apply to Contractual Obligations which (i) (A) exist on the Closing Date and (to the extent not otherwise permitted by this Section 8.9) are listed on Schedule 8.9 and (B) to the extent Contractual Obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Company, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary of the Company, (iii) represent Indebtedness of a Subsidiary of the Company which is not a Loan Party which is permitted by Section 8.1 (Indebtedness), (iv) arise in connection with any Asset Sale permitted by Section 8.4 (Sale of Assets), (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.3 (Investments) and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.1 (Indebtedness), but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness arising under any Indenture or Subordinated Debt), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 8.1(f) (Indebtedness) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business and (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

Section 8.10         Modification of Related Documents

The Company shall not, nor shall it permit any of its Subsidiaries to alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document, except for modifications that are not materially adverse to the interests of the Secured Parties under the Loan Documents or in the Collateral.

Section 8.11         Modification of Debt Agreements

The Company shall not, nor shall it permit any of its Subsidiaries to, change or amend the terms of any of the Subordinated Note Indentures, or any other subordinated notes or other subordinated debt securities (or any indenture or agreement or other material document entered into in connection therewith) if the effect of such amendment is to (a) increase the interest rate on such Indebtedness, (b) change the dates upon which payments of principal or interest are due on such Indebtedness other than to extend such dates, (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Indebtedness, (d) change the subordination provisions of such Indebtedness, (e) change the redemption or prepayment provisions of such Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (f) change or amend any other term in a manner materially adverse to the interests of the Secured Parties under the Loan Documents or in the Collateral.

Section 8.12         Modification of Constituent Documents

The Company shall not, nor permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents in a manner materially adverse to the Secured Parties.

Section 8.13         Accounting Changes; Fiscal Year

The Company shall not, and shall not permit any Subsidiary of the Company to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law or to the extent such change is consistent with industry practice and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

Section 8.14         Margin Regulations

The Company shall not, nor shall it permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 8.15         No Speculative Transactions

The Company shall not, nor shall it permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts, except for the sole purpose of hedging in the ordinary course of business and consistent with industry practices.

Section 8.16         Designation of Senior Debt

The Company shall not, nor permit any of its Subsidiaries to, designate any Indebtedness, other than the Obligations and the Senior Notes, as “Senior Indebtedness,” “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under and as defined in the Subordinated Note Indentures and any documentation with respect to any other subordinated Indebtedness of the Company and each of its Subsidiaries.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1            Events of Default

Each of the following events shall be an “Event of Default”:

(a)           the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

(b)           the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

(c)           any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(d)           any Loan Party shall fail to perform or observe:

(i)            any term, covenant or agreement contained in Article V (Financial Covenant), as such Article may be waived, amended or otherwise modified from time to time by the Requisite Revolving Credit Lenders pursuant to Section 11.1 (Amendments, Waivers, Etc.);

(ii)           any term, covenant or agreement contained in Section 6.2(a) (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.) (solely with respect to the Loan Parties), 7.9 (Application of Proceeds), or 7.11 (Additional Collateral and Guaranties) or Article VIII (Negative Covenants); or

(iii)          any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (iii) shall remain unremedied for 30 days after the date on which written notice thereof shall have been given to the Company by the Administrative Agent or any Lender; or

(e)           (i) the Company or any other Loan Party or any Significant Subsidiary of the Company shall fail to make any payment on any Indebtedness of the Company or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $25,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(f)            (i) the Company or any other Loan Party with assets greater than $1,000,000 or any Significant Subsidiary of the Company shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Company or any other Loan Party with assets greater than $1,000,000 or any Significant Subsidiary of the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Company or any such Loan Party or any such Significant Subsidiary (but not instituted by the Company or such Loan Party or such Subsidiary) either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) the Company or any other Loan Party with assets greater than $1,000,000 or any Significant Subsidiary of the Company shall take any corporate (or equivalent) action to authorize any action set forth in clauses (i) or (ii) above; or

(g)           one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount whose Dollar Equivalent exceeds $25,000,000, to the extent not covered by insurance, shall be rendered against the Company or any other Loan Party or any Significant Subsidiary of the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)           an ERISA Event shall occur and the Dollar Equivalent of the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $25,000,000 in the aggregate; or

(i)            any material provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall state in writing that any provision of any Loan Document after delivery thereof is for any reason not valid and binding on, or enforceable against, any Loan Party party thereto; or

(j)            any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral in excess of $5,000,000 in the aggregate purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

(k)           there shall occur any Change of Control; or

(l)            any of the Obligations shall cease to be “Senior Indebtedness,” “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under and as defined in the Subordinated Note Indentures and any documentation with respect to any other subordinated Indebtedness of the Company or any of its Subsidiaries.

Section 9.2            Remedies

During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Company declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Company, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (x) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.  In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

Section 9.3            Actions in Respect of Letters of Credit

At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than 105% of the Letter of Credit Obligations and (iii) as may be required by Section 2.9(d) (Mandatory Prepayments), the Company shall pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, (x) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 105% of the sum of all outstanding Letter of Credit Obligations and (y) in the case of clause (iii) above, the amount required by Section 2.9(d) (Mandatory Prepayments).  The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.9(d) (Mandatory Prepayments) and Section 2.13(g) (Payments and Computations), as shall have become or shall become due and payable by the Company to the Issuers or Lenders in respect of the Letter of Credit Obligations.

The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

Section 9.4            Rescission

If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Company, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon.  The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

Section 9.5            Right to Cure

(a)           Notwithstanding anything to the contrary contained in Section 9.1(d)(i) (Events of Default), in the event that the Company fails to comply with the requirements of the covenant set forth in Article V (Financial Covenant) for any period, at any time on or before the tenth day after the date of delivery of a Notice of Intent to Cure by the Company to the Administrative Agent pursuant to Section 6.1(c) (Financial Statements), the Company and Holdings shall have the right to issue Permitted Cure Securities to any Permitted Sponsor for cash (the “Cure Right”), and upon the receipt by the Company (including through capital contributions by Holdings to the Company) of such cash (the “Cure Amount”), the covenant set forth in Article V (Financial Covenant) shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA in accordance with the definition thereof for the fiscal quarter for which such Cure Right was exercised in an amount equal to such Cure Amount (and such increase shall be included in each period that includes such fiscal quarter); provided, however, that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in Article V (Financial Covenant) with respect to any period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b)           If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Company shall then be in compliance with the requirements of the covenant set forth in Article V (Financial Covenant) for such fiscal quarter, the Company shall be deemed to have satisfied the requirements of the covenant set forth in Article V (Financial Covenant) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 9.1(d)(i) (Events of Default) that had occurred shall be deemed cured; provided, however, that (i) the Company may not exercise the Cure Right more than two times in any four Fiscal Quarter period, (ii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Company to be in compliance with Article V (Financial

Covenant) and (iii) to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the covenant in Article V (Financial Covenant) for the period with respect to which such Cure Amount applies.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1         Authorization and Action

(a)           Each Lender and each Issuer hereby appoints Citicorp as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto.  Without limiting the foregoing, each Lender and each Issuer hereby (i) authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and (ii) authorizes the Administrative Agent act as agent for the Lenders, Issuers and the other Secured Parties under the Collateral Documents.

(b)           As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law.  The Administrative Agent agrees to give to each Lender and each Issuer, if applicable, prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

(c)           In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in Section 2.7(b), and its duties are entirely administrative in nature.  The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation.  The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

(d)           None of the Arrangers shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

Section 10.2         Administrative Agent’s Reliance, Etc.

None of the Administrative Agent or any of its Affiliates, directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e) (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 2.7 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Company or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

Section 10.3         Posting of Approved Electronic Communications

(a)           Each of the Lenders, the Issuers and the Borrower agree, and the Borrower shall cause each Guarantor to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on Debtdomain™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)           Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers and the Borrower acknowledges and agrees, and the Borrower shall cause each Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers and the Borrower hereby approves, and the Borrower shall cause each Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Borrower shall cause each Guarantor to understand and assume, the risks of such distribution.

(c)           THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE “AGENT AFFILIATES”) WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.

(d)           Each of the Lenders, the Issuers and the Borrower agree, and the Borrower shall cause each Guarantor to agree, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 10.4         The Administrative Agent Individually

With respect to its Ratable Portion, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders”, “Revolving Credit Lenders”, “Term Lenders”, “Requisite Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender, a Revolving Credit Lender, Term Lender or as one of the Requisite Lenders.  Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if Citicorp were not acting as the Administrative Agent.

Section 10.5         Lender Credit Decision

Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit.  Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.  Except for the documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or the Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuer with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing.

Section 10.6         Indemnification

Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower and without limiting their obligation to do so), from and against such Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or its Affiliate’s gross negligence or willful misconduct.  Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

Section 10.7         Successor Administrative Agent

The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders.  In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lenders and the Issuers, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Appointment Period notify the Company and the Lenders and the Issuers that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation (which effective date shall be no earlier than three Business Days after the date of such notice).  Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment and the Company has approved such successor Administrative Agent, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as

Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuer directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Any resignation pursuant to this Section 10.7 (Successor Administrative Agent) by a Person acting as Administrative Agent shall, unless such Person shall notify the Company and the Lenders and the Issuers otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Swing Loans or Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer and Swing Lender, (ii) the retiring Issuer and Swing Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor Swing Lender shall enter into an Assignment and Assumption and acquire from the retiring Swing Lender each outstanding Swing Loan of such retiring Swing Lender for a purchase price equal to par plus accrued interest and (iv) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuer to effectively assume the obligations of the retiring Issuer with respect to such Letters of Credit.

In addition to the foregoing, if a Revolving Credit Lender becomes, and during the period it remains, a Defaulting Lender, any Issuer and/or any Swing Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuer or Swing Lender, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than 30 days after the date of such notice); provided that such resignation by any such Issuer will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to such Issuer; and provided further, that such resignation by any such Swing Lender will have no effect on its rights in respect of any outstanding Swing Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swing Loan.

Section 10.8         Concerning the Collateral and the Collateral Documents

(a)           Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the

Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties.  Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Company or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b)           Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:

(i)            all of the Collateral and all Loan Parties, upon termination of the Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuers);

(ii)           any assets that are subject to a Lien permitted by Section 8.2(i) (Liens, Etc.);

(iii)          any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement); and

(iv)          the security interests in any Digital Cinema Equipment granted prior to the Amendment No. 3 Effective Date.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

Section 10.9         Collateral Matters Relating to Related Obligations

The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, “Related Obligations”) solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 11.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 11.7 (Sharing of Payments, Etc.).

ARTICLE XI

MISCELLANEOUS

Section 11.1         Amendments, Waivers, Etc.

(a)           No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter) nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and (y) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and the Company or the applicable Loan Party, as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

(i)            waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) or 3.2(b) or (c) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), subject to the provisions of Section 3.3 (Determinations of Initial Borrowing Conditions);

(ii)           increase the Commitment of such Lender or subject such Lender to any additional obligation;

(iii)          extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Loan or fees owing to such Lender (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender’s Commitment;

(iv)          forgive, reduce, or release the Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

(v)           reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender;

(vi)          expressly subordinate any of the Secured Obligations or any Liens securing the Secured Obligations;

(vii)         postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;

(viii)        change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

(ix)           (A)          release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents), (B) release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any), (C) release any material Guarantor or all or substantially all of the Guarantors from its or their obligations under the Guaranty except in connection with the sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or (D) amend, modify or waive the proviso in Section 11.10 (Binding Effect); or

(x)            amend Section 10.8(b) (Concerning the Collateral and the Collateral Documents), Section 11.7 (Sharing of Payments, Etc.), this Section 11.1 or any definition of the terms “Requisite Lenders,” “Requisite Revolving Credit Lenders,” “Requisite Term Lenders” or “Ratable Portion”;

and provided, further, that (A) any modification of the application of payments to the Term Loans pursuant to Section 2.9 (Mandatory Prepayments) shall require the consent of the Requisite Term Lenders, (B) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents and (D) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Lender under this Agreement or the other Loan Documents; provided, further, that, (x) the Administrative Agent may, with the consent of the Company, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuer, (y) the Administrative Agent and the Company may amend, modify or supplement this Agreement to the extent necessary to implement the terms of a Facility Increase, extension of the Term B-1 Loan Maturity Date or the Term B-2 Loan Maturity Date pursuant to Section 2.1(d) (Extension of Term Loan Maturity Date) and extension of the Scheduled Revolving Termination Date pursuant to Section 2.1(e) (Extension of Scheduled Revolving Termination Date), each in accordance with the terms hereof and (z) the Requisite Revolving Credit Lenders (or the Administrative Agent with the prior written consent thereof), on the one hand, and the Company, on the other hand, may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) of Article V (Financial Covenant).  Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(b)           The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(c)           If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Revolving Credit Lenders or Term Lenders, the consent of Requisite Lenders is obtained but the consent of any Revolving Credit Lender or Term Lender whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a “Non-Consenting Lender”), then, at the Company’s request, an Eligible Assignee reasonably acceptable to the Administrative Agent shall have the right to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of such Non-Consenting Lender if such Non-Consenting Lender is a Revolving Credit Lender and all of the Term Loans of such Non-Consenting Lender if such Non-Consenting Lender is a Term Lender, in each case, for an amount equal to the principal balance of all such Revolving Loans or Term Loans, as applicable, held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Company whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Revolving Loans or Term Loans, as applicable, held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale.  Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

Section 11.2         Assignments and Participations

(a)           Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor’s entire interest) be less than (x) in the case of Revolving Credit Outstandings and Revolving Credit Commitments, $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of Term Loans, $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Company and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of a Lender, (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Company (which consents shall not be unreasonably withheld or delayed) and (iv) if such Eligible Assignee is not, prior to the date of such assignment, a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, any such assignment with respect to Revolving Credit Outstandings and Revolving Credit Commitments, shall be subject to the prior consent of each Issuer and Swing Lender; provided, however that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Company shall not be required for any assignment occurring when any Event of Default under Section 9.1(a), (b) or (f) shall have occurred and be continuing.  Any such assignment need not be ratable as among (I) the Term Loan Facility and the Revolving Credit Facility or (II) the Term B-1 Loan Facility and the Term B-2 Loan Facility.

(b)           The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender’s Loans are evidenced by a Note) subject to such assignment.  Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.17 (Substitution of Lenders) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(c)           The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Commitments of each Lender.  Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register.

(d)           Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Company.  Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder.  Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (Form of Revolving Note) or Exhibit B-3 (Form of Term Loan Note), as applicable.

(e)           In addition to the other assignment rights provided in this Section 11.2, each Lender may do each of the following:

(i)            grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

(ii)           assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, including any pledge or assignment to secure obligations to any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without notice to or consent of the Administrative Agent or the Borrower, (1) any holder of, or trustee or other representative for the benefit of, the holders of such Lender’s Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below.  Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations).  The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest.  Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of Section 2.14(d) (Illegality) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make any payment under Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to any such Special Purpose Vehicle and any such Lender in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special

Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

(f)            Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit).  The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents).  In the event of the sale of any participation by any Lender, (w) such Lender’s obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Each participant shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of 2.14(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make any payment under Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold; and provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

(g)           Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Company, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.7(b) (Evidence of Debt) relating to notations of transfer in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer’s obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

(h)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic

Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.3         Costs and Expenses

(a)           The Company agrees upon demand to pay, or reimburse the Administrative Agent for, all of Administrative Agent’s reasonable out-of-pocket audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent’s audit and investigation of the Company and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent’s periodic audits of the Company or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions to Loans and Letters of Credit)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Company’s Subsidiaries, the Merger, the Related Documents, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Company’s Subsidiaries, the Merger, the Related Documents, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

(b)           The Company further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Company’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above; provided, however, that the Company’s obligations under this paragraph (b) to pay or reimburse the Administrative Agent, the Lenders and the Issuers for the expenses of counsel shall be limited to one outside counsel to the Administrative Agent and one outside counsel to the Lenders and the Issuers and, in each case, any reasonably appropriate local counsel in each relevant jurisdiction, and if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one additional outside counsel for such Lender or group of Lenders.

Section 11.4         Indemnities

(a)           The Company agrees to indemnify and hold harmless the Administrative Agent, each Arranger, Lender, Issuer (including each Person obligated on a Hedging Contract that is a Loan Document if such Person was a Lender or Issuer at the time of it entered into such Hedging Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions to Loans and Letters of Credit) (each such Person being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by the Company or any of its Subsidiaries or any such Indemnitee or any of their respective directors, security holders or creditors or the Company or any such Subsidiary, Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Without limiting the foregoing, “Indemnified Matters” include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Company or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or migrating from such property, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Company or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien on Real Property or any asset owned or leased by the Company or any of its Subsidiaries and (iv) any costs or liabilities concerning the Company or any of its Subsidiaries, including their operations and owned or leased Real Property, incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. § 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Company or any of its Subsidiaries, or the owner, lessee or operator of any property of the Company or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Company or any of its Subsidiaries and (y) to the extent attributable solely to acts or omissions of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer or any other Indemnitee.

(b)           The Company shall indemnify the Administrative Agent, each Arranger, Lender and Issuer for, and hold such Administrative Agent, Arranger, Lender and Issuer and harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Arrangers, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(c)           The Company, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Company, in any event, may participate in the defense thereof with legal counsel of the Company’s choice. In the event that such Indemnitee requests the Company to defend against such investigation, litigation or proceeding or requested Remedial Action, the Company shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense.  No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Company’s obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

(d)           The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

Section 11.5         Limitation of Liability

(a)           The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct.  In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)           IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 11.6         Right of Set-off

Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured.  Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender agrees that it shall not, without the express consent of the Requisite Lenders (and that, it shall, to the extent lawfully entitled to do so, upon the request of the Requisite Lenders) exercise its set-off rights under this Section 11.6 against any deposit accounts of the Loan Parties and their Subsidiaries maintained with such Lender or any Affiliate thereof. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

Section 11.7         Sharing of Payments, Etc.

(a)           If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) or otherwise receives any Collateral or any “Proceeds” (as defined in the Pledge and Security Agreement) of Collateral (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

(b)           If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

(c)           The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 11.8         Notices, Etc.

(a)           Addresses for Notices.  All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i)            if to the Company:

AMC ENTERTAINMENT INC.

920 Main Street

Kansas City, MO 64105

Attention: General Counsel

Telecopy no: (816) 480-4700

E-Mail Address: kconnor@amctheatres.com

(ii)           if to any Lender, at its Applicable Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

(iii)          if to any Issuer, at the address set forth under its name on Schedule II (Applicable Lending Offices and Addresses for Notices); and

(iv)          if to the Administrative Agent or the Swing Lender:

CITICORP NORTH AMERICA, INC.

390 Greenwich Street

New York, New York 10013

Attention: James Granello

Telecopy no: (646) 308-6609

E-Mail Address: james.granello@citi.com

with a copy to:

CITICORP NORTH AMERICA, INC.

Global Loans Support Services

2 Penns Way, Suite 110

New Castle, Delaware 19720

Attention: Kwasi Bame

Telecopy no: (212) 994-0975

E-Mail Address: kwasi.bame@citigroup.com

and with a further copy to:

WEIL, GOTSHAL & MANGES, LLP

767 Fifth Avenue

New York, New York 10153-0119

Attention: Daniel S. Dokos

Telecopy no: (212) 310-8007

E-Mail Address: daniel.dokos@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent and Swing Lender, to the other parties and (y) in the case of all other parties, to the Company and the Administrative Agent.

(b)           Effectiveness of Notices.  All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.3 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

(c)           Use of Electronic Platform.  Notwithstanding clause (a) and (b) above (unless the Administrative Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower.  Nothing in this clause (c) shall prejudice the right of the Administrative Agent or Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

Section 11.9         No Waiver; Remedies

No failure on the part of any Lender, Issuer or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.10       Binding Effect

This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure solely to the benefit of the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 11.11       Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 11.12       Submission to Jurisdiction; Service of Process

(a)           Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)           The Company hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8 (Notices, Etc.).  The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

(d)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 11.13       Waiver of Jury Trial

EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

Section 11.14       Marshaling; Payments Set Aside

None of the Administrative Agent, Lenders or Issuers shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.15       Section Titles

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.  Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error.  If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

Section 11.16       Execution in Counterparts

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all parties shall be lodged with the Company and the Administrative Agent.

Section 11.17       Entire Agreement

This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.  In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

Section 11.18       Confidentiality; Fiduciary Duty

Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender’s or Administrative Agent’s, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender’s or the Administrative Agent’s, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower or any other Loan Party, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) (i) to current or prospective assignees, participants and Special Purpose Vehicle grantees of any option described in Section 11.2(f) (Assignments and Participations), contractual counterparties in any Hedging Contract permitted hereunder and to their respective legal or financial advisors, (ii) to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to the Obligations or to the Borrower and its obligations or to this Agreement or payments hereunder, (iii) to any rating agency when required by it and (iv) the CUSIP Service Bureau or any similar organization, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this Section 11.18.   Notwithstanding any other provision in this Agreement, the Administrative Agent hereby agrees that the Borrower (and each of its officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facility and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure.

Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person.  Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.19       Patriot Act Notice.

Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to Section 326 of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 11.20       Designated Senior Debt

All Obligations shall be “Senior Indebtedness”, “Senior Secured Financing” and “Designated Senior Debt” (or any comparable term) for purposes of the Subordinated Note Indentures and any other subordinated Indebtedness of the Company and its Subsidiaries.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMC ENTERTAINMENT INC.,
as Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO AMC ENTERTAINMENT INC. CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC.,
as Administrative Agent, Swing Lender and Lender

By:
Name:
Title:

[SIGNATURE PAGE TO AMC ENTERTAINMENT INC. CREDIT AGREEMENT]

CITIBANK, N.A.
as Issuer

By:
Name:
Title:

[SIGNATURE PAGE TO AMC ENTERTAINMENT INC. CREDIT AGREEMENT]

i

(continued)

(continued)

(continued)

(continued)

Page
Schedules

Schedule I	—	Commitments
Schedule II	—	Applicable Lending Offices and Addresses for Notices
Schedule 1.1	—	Mortgaged Real Property
Schedule 2.4	—	Existing Letters of Credit
Schedule 3.1(a)	—	Opinion Jurisdictions
Schedule 4.2	—	Consents
Schedule 4.3(a)	—	Ownership of Subsidiaries
Schedule 4.3(b)	—	Borrower Information
Schedule 4.7	—	Litigation
Schedule 4.14	—	Insurance
Schedule 4.15	—	Labor Matters
Schedule 4.16	—	List of Plans
Schedule 4.17	—	Environmental Matters
Schedule 4.19	—	Real Property
Schedule 7.14	—	Post-Closing Matters
Schedule 8.1	—	Existing Indebtedness
Schedule 8.2	—	Existing Liens
Schedule 8.3	—	Existing Investments
Schedule 8.4(g)	—	Asset Sales
Schedule 8.8	—	Transactions with Affiliates
Schedule 8.9	—	Limitations on Restrictions on Subsidiary Distributions

Exhibits

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B-1	—	Form of Revolving Note
Exhibit B-3	—	Form of Term Loan Note
Exhibit C	—	Form of Notice of Borrowing
Exhibit D	—	Form of Swing Loan Request
Exhibit E	—	Form of Letter of Credit Request
Exhibit F	—	Form of Notice of Conversion or Continuation
Exhibit G	—	Form of Opinion of counsel for the Loan Parties
Exhibit H	—	Form of Guaranty
Exhibit I	—	Form of Pledge and Security Agreement
Exhibit J	—	Form of Compliance Certificate

v

EXHIBIT B

SCHEDULE I TO AMENDED CREDIT AGREEMENT

[See attached.]

SCHEDULE I

COMMITMENTS

Lender	Revolving Credit Commitment
CITICORP NORTH AMERICA, INC.	$27,500,000
BANK OF AMERICA, N.A.	$15,000,000
BARCLAYS BANK PLC	$22,500,000
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$25,000,000
DEUTSCHE BANK TRUST COMPANY AMERICAS	$17,500,000
J.P. MORGAN CHASE BANK, N.A.	$42,500,000
GOLDMAN SACHS LENDING PARTNERS LLC	$42,500,000
TOTAL	$192,500,000

EXHIBIT C-1

Schedule 2.4

Existing Letters of Credit

AMC Entertainment Inc. and Consolidated Subsidiaries

Outstanding Letters of Credit

As of December 15, 2010

	Issue	Maturity
LC #	Date	Date	Amount	Beneficiary	Purpose	Issuing Bank

Issued under $200MM Revolving Credit Facility dated January 26, 2006

L151748	7/11/1991	7/10/2011	5,459,000.00	The Travelers Indemnity Co.	Insurance collateral. Automatically renewed annually for 1 yr. Decreased to $5.495M 4-13-09.	BNS

90029/80085	4/2/1998	4/1/2011	25,000.00	The Village of South Barrington	Completion & maintenance escrow for land improvements. Automatically renewed annually for 1 yr. Original L/C 228,640 reduced to 25,000 effective 4/24/00.	BNS

92002/80085	11/10/2005	11/10/2010	1,639,406.04	Travelers Casualty and Surety Co.	Surety collateral. Automatically renewed annually for l yr.	BNS

92079/80085	3/31/2006	3/30/2011	893,224.00	HUSA Management Co., LLC	Harlem USA / Rent. Automatically renewed annually for 1 yr. Lease expires 6/20/2030	BNS

92116/80085	8/10/2007	8/10/2011	3,192,200.00	Dream Team Associates, LLC	E-Walk / Rent. Automatically renewed annually for 1 yr. Lease expires 11-30-2019	BNS

92080/80085	9/1/2006	10/31/2010	90,000.00	National Fire Insurance Company of Hartford and/or American Casualty Company of Reading, PA	Insurance / Workers Compensation Insurance. Automatically renewed annually for 1 yr. Beneficiary name changed from Transcontinental Insurance Company, per Beneficiary request.	BNS

92967/80085	9/15/2009	8/26/2012	500,000.00	Constellation NewEnergy, Inc.	Backs Electricity Supply Agreement. Automatic extension to Nov 28, 2012. NJ	BNS

92969/80085	9/22/2009	6/15/2011	466,000.00	Constellation NewEnergy, Inc.	Backs Electricity Supply Agreement. 1 year, with additional automatic extension to June 15, 2011. MI	BNS

93043/80085	4/6/2010	4/6/2011	400,000.00	Constellation NewEnergy, Inc.	Backs Electricity Supply Agreement. 1 year, with additional automatic extension to April 17, 2012. NY	BNS

93055/80085	5/20/2010	5/20/2011	50,000.00	City of Santa Monica	Good faith deposit. AMC Fourth Street, LLC. Automatically renewed for 1 year.	BNS

	TOTAL		$12,714,830.04

1

EXHIBIT C-2

Schedule 4.3(a)
Ownership of Subsidiaries

Entity Name	Jurisdiction of Organization	Shares Authorized	Shares Outstanding	% Owned(1)

AMC Card Processing Services, Inc.	Arizona	3,000	1,000	100%

AMC Entertainment, Inc.	Delaware	10,000	1	100%

AMC Entertainment International, Inc.	Delaware	3,000	1,000	100%

AMC Europe, S.A.*	France	5,487,895	5,487,888 7 others	99%

AMC ITD, Inc.	Kansas	1,000	100	100%

AMC License Services, Inc.	Kansas	10,000	1,000	100%

AMC ShowPlace Theatres, Inc.	Delaware	1,000	100	100%

AMC Theatres of Canada, Inc.*	New Brunswick	1,000	1,000	100%

AMC Theatres of UK Limited (UK)*	UK	100	2	100%

American Multi-Cinema, Inc.	Missouri	8,800,000	8,800,000 Common	100%

Centertainment Development, Inc.*	Delaware	3,000	1,000	100%

Club Cinema of Mazza, Inc.	District of Columbia	1,000	100	100%

LCE AcquisitionSub, Inc.	Delaware	3,000	10	100%

LCE Lux HoldCo S.a.r.l.*	Luxembourg	500	500	100%

LCE Mexican Holdings, Inc.	Delaware	3,000	10	100%

Loews Citywalk Theatre Corporation	California	500	500	100%

(1) All Outstanding shares are owned by the Company unless otherwise noted.

*Denotes Unrestricted Subsidiary.

2

EXHIBIT C-3

Schedule 4.14

Insurance

AMC Entertainment, Inc.

Policy Schedule

Layer	Policy Limit	Carrier	AM Best Rating	S&P Rating	Policy Number	Policy Term
Casualty
Automobile	$1,000,000	Travelers Property Casualty Co of America	A+ XV	AA-	TJ-CAP-201T7537-10	4-1-10/11
General Liability	$4,500,000	Travelers Property Casualty Co of
	$10,000,000	America	A+ XV	AA-	TJ-EXGL-201T7525-10	4-1-10/11
Workers Compensation - AZ, MA, OR, WI	$1,000,000	Travelers Property Casualty Co of America	A+ XV	AA-	TRJUB-201T5151-10	4-1-10/11
Workers Compensation - all other states	$1,000,000	Travelers Property Casualty Co of America	A+ XV	AA-	TC2JUB-225T6002-10	4-1-10/11

Umbrella - Primary	$25,000,000	St. Paul Fire & Marine Ins Co	A+ XV	AA-	QK08000883	4-1-10/11
Excess ($25 M xs $25 M)	$25,000,000	Allied World National Assurance Company	A XV	AA-	0305-4084	4-1-10/11
Excess ($25 M xs $50 M)	$25,000,000	Endurance American Ins Co	A XV	N/A	EXC10001992500	4-1-10/11
Excess ($50 M xs $75 M)	$50,000,000	Liberty International	A XV	A-	LQ1 B71 204 577 100	4-1-10/11
Total Umbrella	$125,000,000

Executive Risk
Directors & Officers Liability	$10,000,000	Ace American Insurance Company	A+ XV	A+	DON G21684624 005	4-1-10/11
D&O ($10M xs $10M)	$10,000,000	Arch Insurance Company	A XV	A	DOX0012749-04	4-1-10/11
D&O ($10M xs $20M)	$10,000,000	Allied World National Assurance Co	A XV	A-	0305-4295	4-1-10/11
D&O ($10M xs $30M)	$10,000,000	Beazley Insurance Co	A VIII	NR	V15S64100401	4-1-10/11
Total D&O	$40,000,000
Fiduciary Liability	$10,000,000	Federal Insurance Company	A++ XV	AA	6804-0356	4-1-10/11
Employment Practices Liability	$10,000,000	St. Paul Mercury Ins Co	A+ XV	AA-	EC01202498	4-1-10/11
EPL ($5M xs $10M)	$5,000,000	Beazley Insurance Co	A VIII	NR	V15S63100201	4-1-10/11
Crime	$15,000,000	Hartford Fire Insurance Co	A+ VIII	AA	00 FA 0262598 10	4-1-10/11
Media Liability	$10,000,000	National Casualty Company	A+ XV	A	MCN 646189	4-1-10/11
Kidnap, Ransom and Extortion Coverage	$10,000,000	Great American Ins Co (London)	A XV	A	A08SC2613800	4-1-08/11

Foreign
Liability	$2M/$2M	Travelers Property Casualty Group	A+ XV	AA-	GB06305441	4-1-10/11
Liability — Local Policies		Travelers	A+ XV	A+	Various	4-1-10/11
Property	$50,000,000	AIG Worldsource	A XI	A+	IF 752 8780	4-1-10/11
Property — Local Policies		AIG Worldsource	A XI	A+	Various	4-1-10/11
UK Property Terrorism		AIG Worldsource	A XI	A+	BIB008700	4-1-10/11
Property	$250,000,000
$375 K p/o of $5M x $25)		Arch Insurance Company	A XV	A	PRP 0014333-03	4-1-09/11
$1.5 Nil p/o of $20M x $5)		Arch Insurance Company	A XV	A	PRP 0014333-03	4-1-09/11
$375K p/o of $5M x $40)		Arch Insurance Company	A XV	A	PRP 0014333-03	4-1-09/11
$750K p/o of $10M x $30)		Arch Insurance Company	A XV	A	PRP 0014333-03	4-1-09/11
$4.125 Mil p/o of $55M x $45)		Arch Insurance Company	A XV	A	PRP 0014333-03	4-1-09/11
$11.25 Mil p/o of $150M x $100)		Arch Insurance Company	A XV	A	PRP 0014333-03	4-1-09/11
$500K p/o of $5M x $40)		Ariel Reinsurance Ltd.	A- XII	N/A	P110624	4-1-10/11
$5.5 Mil p/o of $55M x $45)		Ariel Reinsurance Ltd.	A- XII	N/A	P110624	4-1-10/11
$15 Mil p/o of $150M x $100)		Ariel Reinsurance Ltd.	A- XII	N/A	P110624	4-1-10/11
Lead $5 Mil ($875 K p/o primary $5M)		Aspen Specialty Insurance Company (Sweet)	A XV	NR	PRA6QFG10	4-1-10/11
$2 Mil p/o of $10M x $30)		Aspen Specialty Insurance Company (Sweet)	A XV	NR	PRA6QFE10	4-1-10/11
Lead $5 Mil ($750 K p/o primary $5M)		AWAC (Bermuda)	A XV	A-	P013355/001	4-1-10/11
$4 Mil p/o of $20M x $5)		Axis Insurance Company	A XV	A+	MNG 750035-10	4-1-10/11
$1 Mil p/o of $5M x $25)		Axis Insurance Company	A XV	A+	MNG 750035-10	4-1-10/11
$2 Mil p/o of $10M x $30)		Axis Insurance Company	A XV	A+	MNG 750035-10	4-1-10/11
$1 Mil p/o of $5M x $40)		Axis Insurance Company	A XV	A+	MNG 750035-10	4-1-10/11
$11 Mil p/o of $55M x $45)		Axis Insurance Company	A XV	A+	MNG 750035-10	4-1-10/11
$30 Mil p/o of $150M x $100)		Axis Insurance Company	A XV	A+	MNG 750035-10	4-1-10/11
Lead $5 Mil ($875 K p/o primary $5M)		Federal Insurance Company	A++ XV	AA	6675029	4-1-10/11
$250 K p/o of $5M x $40)		Federal Insurance Company	A++ XV	AA	6675029	4-1-10/11
$2.75 Mil p/o of $55M x $45)		Federal Insurance Company	A++ XV	AA	6675029	4-1-10/11
$7.5 Mil p/o of $150M x $100)		Federal Insurance Company	A++ XV	AA	6675029	4-1-10/11
$1 Mil p/o of $20M x $5)		General Security Indemnity Co	A- XV	A	2009-10F133752	1-1-10/4-1-11
Cancellation		General Security Indemnity Co	A- XV	A	2009-10F1337521	4-1-09/1-1-10

AMC Entertainment, Inc.

Policy Schedule

$250 K p/o of $5M x $25)	General Security Indemnity Co	A-XV	A	2009-10F133752	1-1-10/4-1-11
$500K p/o of $10M x $30)	General Security Indemnity Co	A-XV	A	2009-10F133752	1-1-10/4-1-11
$250K p/o of $5M x $40)	General Security Indemnity Co	A-XV	A	2009-10F133752	1-1-10/4-1-11
$2.75 Mil p/o of $55M x $45)	General Security Indemnity Co	A-XV	A	2009-10F133752	1-1-10/4-1-11
$7.5 Mil p/o of $150M x $100)	General Security Indemnity Co	A-XV	A	2009-10F133752	1-1-10/4-1-11
Lead $5 Mil ($1.5M p/o primary $5M)	Lexington Insurance Company	A XV	A+	003530430	4-1-10/11
$ 6 Mil p/o of $20M x $5)	Lexington Insurance Company	A XV	A+	003530430	4-1-10/11
$500K p/o of $20M x $5)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-030	4-1-10/11
$125K p/o of $5M x $25)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-030	4-1-10/11
$950K p/o of $10M x $30)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-030	4-1-10/11
$475K p/o of $5M x $40)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-030	4-1-10/11
$1 Mil p/o of $20M x $5)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-040	4-1-10/11
$250 K p/o of $5M x $25)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-040	4-1-10/11
$500K p/o of $10M x $30)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-040	4-1-10/11
$250K p/o of $5M x $40)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-040	4-1-10/11
$2.75 Mil p/o of $55M x $45)	Liberty Mutual Fire Ins Co	A XV	A-	MQ2-L9L-441127-040	4-1-10/11
$2.75 Mil p/o of $55M x $45)	Maiden Specialty Insurance Company	A-IX	NR	S1EPY0026401M	4-1-10/11
$2.75 Mil p/o of $55M x $45)	Maiden Reinsurance Company (GA only)	A- IX	N/A	S1EPP0026501M	4-1-10/11
$2.75 Mil p/o of $55M x $45)	Maiden Specialty Ins Co(NC only)	A- IX	NR	S1EPCC0026601M	4-1-10/11
$1.5 Mill p/o of $5M x $25)	Maxum Indemnity Company (Sweet)	A- VII	NR	MSP0040339-01	4-1-10/11
$48.75 Mil p/o of $150M x $100)	RSUI Indemnity (Swett)	A XII	NR	NHD366161	4-1-10/11
Lead $5 Mil ($1M p/o primary $5M)	Torus Specialty Insurance Company	A- X	NR	14739A100APR	4-1-10/11
$4 Mil p/o of $20M x $5)	Torus Specialty Insurance Company	A- X	NR	14739A100APR	4-1-10/11
$1 Mil p/o $5M x $25)	Torus Specialty Insurance Company	A- X	NR	14739A100APR	4-1-10/11
$2 Mil p/o of $10M x $30)	Torus Specialty Insurance Company	A- X	NR	14739A100APR	4-1-10/11
$1 Mil p/o $5M x $40)	Torus Specialty Insurance Company	A- X	NR	14739A100APR	4-1-10/11
$11 Mil p/o of $55M x $45)	Torus Specialty Insurance Company	A- X	NR	14739A100APR	4-1-10/11
$30 Mil p/o of $150M x $100)	Torus Specialty Insurance Company	A- X	NR	14739A100APR	4-1-10/11

AMC Entertainment Inc,
Policy Schedule - Legacy Kerasoles locations only

Layer	Policy Limit	Carrier	AM Dest Rating	S&P Rating	Policy Number	Policy Term
Casualty
Automobile		Liberty Mutual	Ap XV	A-	ASJ-Z91-4515-020	5/24/10-12/31/10
General Liability/Crime		Liberty Mutual	Ap XV	A-	YYJ-Z91-4515-030	5/24/10-12/31/10
Workers Compensation		Liberty Mutual	Ap XV	A-	WCJ-Z91-454515-010	5/24/10-12/31/10

Umbrella - Primary	$25,000,000	C N A Umbrella & Excess	NR -5	A-	L4018243880	5/24/10-12/31/10
Umbrella - Primary	$25,000,000	St. Paul Fire & Marine Ins Co	A+ XV	AA-	OK08000883	4-1-10/11
Excess ($25 M xs $25 M)	$25,000,000	Allied World National Assurance Company	A XV	AA-	0305-4084	4-1-10/11
Excess ($25 M xs $50 M)	$25,000,000	Endurance American Ins Co	A XV	N/A	EXC10001992500	4-1-10/11
Excess ($50 M xs $75 M)	$50,000,000	Liberty International	A XV	A-	LQ1 B71 204 577 100	4-1-10/11

Property
Property	$250,000,000	The Travelers Insurance Companies	A+ g XV	AA-	KTJ-CMB.-2116R55-6-10	5/24/10-12/31/10
Flood-2136 William St, Cape Girardeau, MO 63703	$500,000	The Hartford	A+ X	NR	99045680232010	2-25-10/11
Flood-10280 E Washington St, Indianapolis, IN 46229	$500,000	Fidelity National Property & Casualty Insurance Company	A- r VIII	NR	13 7700758749	6-22-10/11
Flood-663 E Main St, Peru, IN 46970	$500,000	Fidelity National Property & Casualty Insurance Company	A- r VIII	NR	13 4400010777	8-15-09/10
Flood-2815 Show Place Dr. Naperville, IL 60564	$500,000	Fidelity National Property & Casualty Insurance Company	A- r VIII	NR	12 4400010896	8-18-10/11
Flood-555 Creekview CT, Columbus, IN 47201	$500,000	Fidelity National Property & Casualty Insurance Company	A- r VIII	NR	13 7700906529	9-29-09/10
Flood-3131 S 3rd PI, Terre Haute, IN 47802	$500,000	Fidelity National Property & Casualty Insurance Company	A- r VIII	NR	13 7700248238	10-25-09/10
Flood-4325 S Meridian St, Indianapolis, IN 46217	$500,000	Fidelity National Property & Casualty Insurance Company	A- r VIII	NR	13 7700248237	10-25-09/10
Flood-3153 S 3rd PI, Terre Haute, IN 47802	$500,000	Fidelity National Property & Casualty Insurance Company	A- r VIII	NR	13 7700248236	10-25-09/10

EXHIBIT C-4

Schedule 4.15
Labor Matters

C.            Collective Bargaining Agreements

United States

1.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and Local No. 306 of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Effective July 30, 2010. (Lincoln Square Theatre IMAX Projectionist)

2.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and Local No. 306 of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Effective July 30, 2010. (New York City Service Technicians)

3.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and New York City, NY, Local No. 2179 of the International Union, United Automobile, Aerospace and Agriculatural Implement Workers of America, UAW, AFL-CIO Effective June 19, 2009. (Lincoln Square, Orpheum, 84th Street, Village 7, 19th Street East and Bay Terrace Theatres Film Crew)

4.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and Indianapolis & Associated Cities, Indiana, Local No. 194 of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Effective July 30, 2010. (Indianapolis Service Technician)

5.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and Local No. 110 of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Effective August 14, 2009. (Chicago Service Technicians)

6.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and The International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada on behalf of Local No. 007, 150, 166, 169, 297, 336 and 504 Effective April 17, 2009. (California, Phoenix and Denver Service Technicians)

7.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and California Branch Special Department of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Effective March 5, 2010. (Avco IV and Southbay 16 Film Crew)

8.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and Local No. 160 of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Effective November 28, 2003. (Cleveland Service Technician)

9.               Collective Bargaining Agreement between American Multi-Cinema, Inc. and Local No. 143 of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Effective November 4, 2005. (St Louis Service Technician)

10.         Collective Bargaining Agreement between American Multi-Cinema, Inc. and Local No. 640 of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Currently in Negotiation. (Long Island Service Technician)

Canada

1.               Collective Bargaining Agreement between AMC Entertainment International, Inc. and United Food and Commercial Workers Canada Union Local 1000A Effective March 31, 2010. (Courtney Park Theatre Film Crew and Operations Coordinators)

2.               Collective Bargaining Agreement between AMC Entertainment International, Inc. and International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States, Its Territories and Canada Section Local 262 Effective December 11, 2009. (Montreal Forum 22 Theatre Film Crew and Projectionists)

D.                                    Employment Agreements and Plans

See Schedule 4.16

AMC

Parent Employee Plans

1.                                       American Multi-Cinema, Inc. Employee Welfare Benefit Plans (Group Health Plan -benefits include medical, prescription, dental, vision, life insurance, accidental death & dismemberment coverage, short- and long-term disability, and the flex plan).

2.                                       Group Health Plan for Certain Staff Associates

3.                                       Flexible Spending Accounts (FSAs)

4.                                       Adoption Policy / Summary

5.                                       Travel Accident Policy / Summary

6.                                       American Multi-Cinema, Inc. 401(k) Savings Plan

7.                                       Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc.

8.                                       Non Qualified Deferred Compensation Plan (NQDC)

9.                                       AMC Supplemental Executive Retirement Plan (SERP)

10.                                 AMC Retirement Enhancement Plan (REP)

11.                                 Trust under Retainer Agreement Between R.F. Beagle, Jr. & AMC

12.                                 2004 Stock Option Plan of Marquee Holdings Inc. and Option Agreement thereunder.

13.                                 Employment Agreements with the following individuals:

Name	Effective Date
Kevin Connor	Nov. 6, 2002
John McDonald	July 1, 2001
Sonny (Samuel) Gourley	July 1, 2001
Neil Katcher	July 1, 2001
Mark McDonald	July 1, 2001
Ed (Edward) Moyer	July 1, 2001
Craig Ramsey	July 1, 2001
Gerardo Lopez	Feb. 23, 2009
Elizabeth Frank	Aug. 18, 2010
Stephen Colanero	Nov. 24, 2009

Name	Effective Date
Robert Lenihan	Apr. 7, 2009

14.                                 Severance Pay Plan

15.                                 Tuition Reimbursement Policy

16.                                 Supplemental Life Insurance Policy

17.                                 The Cineplex Odeon Corporation Pension U.S. Employees’ Pension Plan (CPX)

18.                                 Executive Severance Plan

19.                                 Annual Incentive Plan

20.                                 2010 Equity Incentive Plan

21.                                 Big Picture Scholarship Fund

22.                                 AMC Cares Fund

EXHIBIT C-5

Schedule 4.16
List of Plans

Multi-Employer Pension Plans

1.                                       AMC currently makes contributions to the following Multi-Employer Pension Plans:

•                                          Greater Cleveland Moving Picture Projector Operators Pension Plan (IATSE Local 160)

•                                          IATSE National Pension Fund, Plan B

•                                          St. Louis Motion Picture Operators Pension Fund (IATSE Local 143)

2.                                       AMC (or its predecessors) has made contributions to the following Multi-Employer Pension Plans during the past 5 years but no longer participates in such plans:

•                                          Employee Pension Benefit Plan of Local 640 IATSE

•                                          Pension Fund of the Moving Picture Machine Operators Union of Greater New York Local 306

•                                          Chicago Moving Picture Operators Union Local 110 of the IATSE & MPMO Severance Trust

•                                          Moving Picture Machine Operators and Video Technicians Local 224 Pension Plan

3.                                       Withdrawal Liability

a)                                      Local 110 — AMC triggered a partial withdrawal from this plan during the 2007 plan year and a complete withdrawal during the 2009 plan year.  The total of the partial and complete withdrawal liabilities assessed was approximately $6.7 million, of which $4.5 million has been paid and the remaining liability is reflected in the Company’s financial statements.

b)                                     Local 306 — AMC ceased participation in the Local 306 Pension Plan on July 29, 2010.  Although the plan has not yet assessed withdrawal liability, the Company estimates the liability will be approximately $2.7 million, which is reflected in the Company’s financial statements.

c)                                      Local 640 - AMC ceased participation in the Local 640 Pension Plan on December 2, 2010.  Although the plan has not yet assessed withdrawal liability, the Company estimates the liability will be approximately $120,000.

Company Sponsored Title IV Plans [To be confirmed]

Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc.

The Cineplex Odeon Corporation Pension U.S. Employees’ Pension Plan (CPX)

EXHIBIT C-6

Schedule 4.19
Real Property

Theatre	Theatre Address 1	Theatre City	ST	Leased/Owned	Owner/ Lessee	Status
Mainstreet Theatre	1400 Main Street	Kansas City	MO	JP	AMC	Open
Esquire 7	6706 Clayton Road	St. Louis	MO	Leased	AMC	Open
Esplanade 14	2515 E. Camelback Road	Phoenix	AZ	Leased	AMC	Open
Deer Valley 30	3033 West Agua Fria Freeway	Phoenix	AZ	Leased	AMC	Open
Mesa Grand 24	1647 S. Stapely Drive	Mesa	AZ	Leased	AMC	Open
Arizona Center 24	465 North 3rd Street	Phoenix	AZ	Leased	AMC	Open
Arrowhead 14	7700 W. Arrowhead Towne Center	Glendale	AZ	Leased	AMC	Open
Desert Ridge 18	21001 North Tatum Blvd., Suite 32	Phoenix	AZ	Leased	AMC	Open
Westgate 20	9400 West Hanna Lane	Glendale	AZ	Leased	AMC	Open
Foothills 15	7401 La Cholla Blvd., Ste 144	Tucson	AZ	Leased	AMC	Open
Fiesta Square 16	3033 North College	Fayetteville	AR	Leased	AMC	Open
Ahwatukee 24	4915 East Ray Road	Phoenix	AZ	Leased	AMC	Open
Promenade @ Woodland Hills 16	21801 Oxnard Street	Woodland Hills	CA	Leased	AMC	Open
Santa Monica 7	1310 Third Street	Santa Monica	CA	Leased	AMC	Open
Pine Square 16	245 Pine Avenue, Suite 100	Long Beach	CA	Leased	AMC	Closed
Santa Anita 16	400 South Baldwin Avenue	Arcadia	CA	Leased	AMC	Open
Burbank Town Center 8	201 E. Magnolia Blvd, #345	Burbank	CA	Leased	AMC	Open
Disneyland 12	1565 Disneyland Drive	Anaheim	CA	Leased	AMC	Open
Bay Street 16	5614 Bay Street, Suite 220	Emeryville	CA	Leased	AMC	Open
Burbank 16	125 Palm Avenue	Burbank	CA	Leased	AMC	Open
Eastridge 15	2190 Eastridge Loop	San Jose	CA	Leased	AMC	Open
Montebello 10	1475 N. Montebello Boulevard	Montebello	CA	Leased	AMC	Open
Marina Pacifica 12	6346 E. Pacific Coast Highway	Long Beach	CA	Leased	AMC	Open
Palm Promenade 24	770 Dennery Road	San Diego	CA	Leased	AMC	Open
Victoria Gardens 12	12600 North Mainstreet	Rancho Cucamonga	CA	Leased	AMC	Open
Covina 30	1414 North Azusa Avenue	Covina	CA	Leased	AMC	Open
Rolling Hills 20	2591 E. Airport Drive	Torrance	CA	Leased	AMC	Open
Century City 15	10250 Santa Monica Boulevard, 2000	Los Angeles	CA	Leased	AMC	Open
Mission Valley 20	1640 Cameo Del Rio, North	San Diego	CA	Leased	AMC	Open
Fullerton Town Center 20	1001 South Lemon	Fullerton	CA	Leased	AMC	Open

Puente Hills 20	1560 So. Azusa Avenue	City of Industry	CA	Leased	AMC	Open
Deer Valley 16	4204 Lone Tree Way	Antioch	CA	Leased	AMC	Open
Del Amo 18	3525 West Carson Street, Space 73	Torrance	CA	Leased	AMC	Open
Tyler 16	3775 Tyler Street	Riverside	CA	Leased	AMC	Open
La Jolla 12	8657 Villa La Jolla Drive	La Jolla	CA	Leased	AMC	Open
Cupertino Square 16	10123 N. Wolfe Road, Suite 3000	Cupertino	CA	Leased	AMC	Open
Tustin Legacy 14	2457 Park Avenue	Tustin	CA	Leased	AMC	Open
Otay Ranch 12	2015 Birch Road, Building 750	Chula Vista	CA	Leased	AMC	Open
Plaza Bonita 14	3050 Plaza Bonita Road	National City	CA	Leased	AMC	Open
Glendora 12	1337 East Gladstone Street	Glendora	CA	Leased	AMC	Open
Criterion 6	1313 Third Street Promenade	Santa Monica	CA	Leased	AMC	Open
Saratoga 14	700 El Paseo de Saratoga	San Jose	CA	Leased	AMC	Open
Van Ness 14	1000 Van Ness Avenue	San Francisco	CA	Leased	AMC	Open
Ontario Mills 30	4549 Mills Circle	Ontario	CA	Leased	AMC	Open
Block (The) 30	20 City Blvd. West, Building E	Orange	CA	Leased	AMC	Open
Norwalk 20	12300 Civic Center Drive	Norwalk	CA	Leased	AMC	Open
Burbank Town Center 6	770 N. First Street	Burbank	CA	Leased	AMC	Open
Fashion Valley 18	7037 Friars Road	San Diego	CA	Leased	AMC	Open
Mercado 20	3111 Mission College Blvd.	Santa Clara	CA	Leased	AMC	Open
Galleria @ South Bay 16	1815 Hawthorne Blvd., Suite 368	Redondo Beach	CA	Leased	AMC	Open
Avco Center 4	10840 Wilshire Boulevard	Los Angeles	CA	Leased	AMC	Open
Citywalk Stadium IMAX	100 Universal City Plaza	Universal City	CA	Leased	AMC	Open
Metreon 16	101 Fourth Street	San Francisco	CA	Leased	AMC	Open
Broadway 4	1441 3rd St. Promenade	Santa Monica	CA	Leased	AMC	Open
Marina 6	13455 Maxella Ave Store #270	Marina del Rey	CA	Leased	AMC	Open
Promenade Retail	21801 Oxnard Street	Woodland Hills	CA	Leased	AMC	Open
Fullerton Retail	1001 South Lemon	Fullerton	CA	Leased	AMC	Vacant
LA - Film Office	2121 Avenue of the Stars	Los Angeles	CA	Leased	AMC	Open
Mission Valley - Ground Lease	1640 Cameo Del Rio, North	San Diego	CA	Leased	AMC	Open
Glendora Ground Lease	1337 East Gladstone Street	Glendora	CA	Leased	AMC	Open
FlatIron 14	61 West FlatIron Crossing Drive	Broomfield	CO	Leased	AMC	Open
Orchard 12	14653 Orchard Parkway	Westminster	CO	Leased	AMC	Open
Highlands Ranch 24	103 West Centennial Blvd	Highlands Ranch	CO	Leased	AMC	Open
Westminster Promenade 24	10655 Westminster Blvd.	Westminster	CO	Leased	AMC	Open
Plainville 20	220 New Britain Road	Plainville	CT	Leased	AMC	Open
Danbury 16	61 Eagle Road	Danbury	CT	Leased	AMC	Open
Mazza Galleria 7	5300 WISCONSIN AVENUE NW	WASHINGTON,	DC	Leased	AMC	Open

Georgetown 14	3111 K Street, NW	Washington DC	DC	Leased	AMC	Open
Uptown 1	3426 Connecticut Ave N.W.	Washington	DC	Leased	AMC	Open
Coral Ridge 10	3401 N.E. 26th Avenue	Ft. Lauderdale	FL	Leased	AMC	Open
Merchant’s Crossing 16	15201 North Cleveland Ave.	North Fort Meyers	FL	Leased	AMC	Open
Veterans Expressway 24	9302 Anderson Road	Tampa	FL	Leased	AMC	Open
Mall of the Americas 14	7795 West Flagler	Miami	FL	Leased	AMC	Open
Regency 20 Brandon	2496 W. Brandon Blvd.	Brandon	FL	Leased	AMC	Open
Altamonte Mall 18	433 East Altomonte Avenue	Altamonte Springs	FL	Leased	AMC	Open
Tri-City 8	5140 E. Bay Drive	Clearwater	FL	Leased	AMC	Open
Sunset Place 24	5701 Sunset Drive, Suite 300	South Miami	FL	Leased	AMC	Open
Sarasota Mall 12	8201 South Tamiami Trail	Sarasota	FL	Leased	AMC	Open
Lake Square 12	10401-015 US Hwy 441 S	Leesburg	FL	Leased	AMC	Open
Regency 24 Jacksonville	9451 Regency Square Blvd.	Jacksonville	FL	Leased	AMC	Open
Celebration 2	651 Front Street	Celebration	FL	Leased	AMC	Closed
Pleasure Island 24	1500 Buena Vista Drive	Lake Buena Vista	FL	Leased	AMC	Open
Tallahassee Mall 20	2415 N. Monroe Street	Tallahassee	FL	Leased	AMC	Open
West Oaks 14	9415 W. Colonial Drive	Ocoee	FL	Leased	AMC	Open
Indian River 24	6200 20th Street	Vero Beach	FL	Leased	AMC	Open
Orange Park 24	1910 Wells Road	Orange Park	FL	Leased	AMC	Open
Aventura Mall 24	19501 Biscayne Blvd., # 3001	Aventura	FL	Leased	AMC	Open
Woodlands Square 20	3128 Tampa Road	Olsdmar	FL	Leased	AMC	Open
Westshore Plaza 14	210 Westshore Plaza	Tampa	FL	Leased	AMC	Open
Universal Cineplex 20	6000 Universal Blvd	Orlando	FL	Leased	AMC	Open
Buckhead - Fork & Screen	3340 Peachtree Road N.E.	Atlanta	GA	Leased	AMC	Open
North DeKalb 16	2042 Lawrenceville Hwy.	Decatur	GA	Leased	AMC	Open
Discover Mills 18	5900 Sugarloaf Parkway, Suite 415	Lawrenceville	GA	Leased	AMC	Open
Avenue Forsyth 12	350 Peachtree Parkway	Cumming	GA	Leased	AMC	Open
Mansell Crossing 14	7730 North Point Parkway	Alpharetta	GA	Leased	AMC	Open
Phipps Plaza 14	3500 Peachtree Road N.E.	Atlanta	GA	Leased	AMC	Open
Colonial 18	825 Lawrenceville	Lawrenceville	GA	Leased	AMC	Open
Southlake Pavilion 24	7065 Mount Zion Circle	Morrow	GA	Leased	AMC	Open
Barrett Commons 24	2600 Cobb Place Lane N.W.	Kennesaw	GA	Leased	AMC	Open
Stonecrest Mall 16	8060 Mall Parkway	Lithonia	GA	Leased	AMC	Open
Parkway Pointe 15	3101 Cobb Parkway, Suite 201	Atlanta	GA	Leased	AMC	Open
River East 21	322 East Illinois Street	Chicago	IL	Leased	AMC	Open
South Barrington 30	175 Studio Dr (Midlands Dr)	South Barrington	IL	Leased	AMC	Open

Yorktown 16	80 YORKTOWN CENTER	LOMBARD	IL	Leased	AMC	Open
Randhurst 16	101 East Euclid Avenue	Mt. Prospect	IL	Leased	AMC	Open
Ford City 14	7601 S. Cicero Avenue	Chicago	IL	Leased	AMC	Open
Northbrook Court 14	1525 Lake Cook Road	Northbrook	IL	Leased	AMC	Open
Yorktown Premium 1	80 YORKTOWN CENTER	LOMBARD	IL	Leased	AMC	Open
Norridge 10	4520 N. Harlem Avenue	Norridge	IL	Leased	AMC	Open
Pipers Alley 4	1608 N. Wells	Chicago	IL	Leased	AMC	Open
Crestwood 18	13221 Rivercrest Drive	Crestwood	IL	Leased	AMC	Open
Chicago Ridge 6	500 Chicago Ridge Mall	Chicago Ridge	IL	Leased	AMC	Open
600 North Michigan 9	600 North Michigan	Chicago	IL	Leased	AMC	Open
Quarry 14	9201 63rd Street	Hodgkins	IL	Leased	AMC	Open
Woodridge 18	10000 Woodward Avenue	Woodridge	IL	Leased	AMC	Open
Streets of Woodfield 20	601 N. Martingale Rd. Ste. 105	Schaumburg	IL	Leased	AMC	Open
Country Club Hills 16	4201 W. 167th Street	Country Club Hills	IL	Leased	AMC	Open
Chicago Office (Kerasotes)	Attn: Anthony Kerasotes	Chicago	IL	Leased	AMC	Open
Castleton 14	6020 E. 82nd St.	Indianapolis	IN	Leased	AMC	Open
Town Center 20	11701 Nall	Leawood	KS	Leased	AMC	Open
Studio 30 (Olathe)	12075 S. Stang Line Road	Olathe	KS	Leased	AMC	Open
Newport on the Levee 20	1 Levee Way, Suite 4100	Newport	KY	Leased	AMC	Open
Elmwood Palace 20	1200 Elmwood Park Blvd.	Harahan	LA	Leased	AMC	Open
Westbank Palace 16	1151 Manhattan Blvd.	Harvey	LA	Leased	AMC	Open
Clearview Palace 12	4486 Veterans Memorial Blvd.	Metairie	LA	Leased	AMC	Open
Hammond Palace 10	801 C M Fagan Drive	Hammond	LA	Leased	AMC	Open
Houma Palace 10	5737 W. Park Ave.	Houma	LA	Leased	AMC	Open
Clearview Palace Ground Lease	4486 Veterans Memorial Blvd.	Metairie	LA	Leased	AMC	Open
Methuen 20	90 Pleasant Valley Street	Methuen	MA	Leased	AMC	Open
Country Club 6	Country Club Mall	Lavale	MD	Leased	AMC	Open
Columbia Mall 14	10300 Little Patuxent Parkway	Columbia	MD	Leased	AMC	Open
Owings Mills 17	10100 Mill Run Circle	Owings Mills	MD	Leased	AMC	Open
Towson Commons 8	435 York Road	Towson	MD	Leased	AMC	Open
White Marsh 16	8141 Honeygo Blvd.	Baltimore	MD	Leased	AMC	Open
Lexington Park 6	21882 FDR Blvd.	Lexington Park	MD	Leased	AMC	Open
Columbia Mall 14 - Ground Lease	10300 Little Patuxent Parkway	Columbia	MD	Leased	AMC	Open
Framingham 15	22 Flutie Pass	Framingham	MA	Leased	AMC	Open
Tyngsboro 12	440 Middlesex Road	Tyngsboro	MA	Leased	AMC	Open
Braintree 10	121 Grandview Road	Braintree	MA	Leased	AMC	Open
Burlington 10	20 South Ave.	Burlington	MA	Leased	AMC	Open
Chestnut Hill 5	27 Boylston Street	Chestnut Hillq	MA	Leased	AMC	Open
Framingham Premium 1	22 Flutie Pass	Framingham	MA	Leased	AMC	Open
North Dartmouth Mall 12	140 NORTH DARTMOUTH MALL	N. Dartmouth	MA	Leased	AMC	Open

Boston Commons 19	175 Tremont St	Boston	MA	Leased	AMC	Open
Liberty Tree Mall 20	100 Independence Way	Danvers	MA	Leased	AMC	Open
Security Square 8	1717 Rolling Road	Baltimore	MD	Leased	AMC	Open
MJ Capital Center 12	800 Shoppers Way	Landover	MD	Leased	AMC	Open
White Flint 5	11301 Rockville Pike	Kensington	MD	Leased	AMC	Open
Rio Cinemas 18	9811 Washingtonian Ctr.	Gaithersburg	MD	Leased	AMC	Open
St. Charles Town Ctr. 9	11115 Mall Circle	Waldorf	MD	Leased	AMC	Open
Center Park 8	4001 Powder Mill Road	Beltsville	MD	Leased	AMC	Open
Gratiot 21	35705 South Gratiot Ave.	Clinton Township	MI	Leased	AMC	Open
Grand Rapids 18	3000 Alpine Avenue	Grand Rapids	MI	Leased	AMC	Open
Southfield 20	25333 West 12 Mile Road	Southfield	MI	Leased	AMC	Open
Southfield Retail	25333 West 12 Mile Road	Southfield	MI	Leased	AMC	Vacant
Southfield Retail	25333 West 12 Mile Road	Southfield	MI	Leased	AMC	Vacant
Warehouse GRL-0655	65655 Godfrey SW	Grand Rapids	MI	Leased	AMC	Open
Meridian 6	1999 Central Park Drive	Okemos	MI	Leased	AMC	Open
Livonia 20	19500 Haggerty Road	Livonia	MI	Leased	AMC	Open
Forum (Sterling Heights) 30	The Forum at Gateways	Sterling Heights	MI	Leased	AMC	Open
Fairlane 21	18900 Michigan Avenue	Dearborn	MI	Leased	AMC	Open
Eden Prairie Mall 18	8251 Flying Cloud Drive, Suite 2400	Eden Prairie	MN	Leased	AMC	Open
Rosedale 14	850 Rosedale Center	Roseville	MN	Leased	AMC	Open
Southdale Center 16	400 Southdale Center	Edina	MN	Leased	AMC	Open
Arbor Lakes 16	12575 Elm Creek Boulevard North	Maple Grove	MN	Leased	AMC	Open
Chesterfield 14	3000 Chesterfield Mall	Chesterfield	MO	Leased	AMC	Open
Ward Parkway 14	8600 Ward Parkway	Kansas City	MO	Leased	AMC	Open
Independence 20	19200 East 39th Street S.	Independence	MO	Leased	AMC	Open
Creve Coeur 12	10465 Olive Boulevard	Creve Coeur	MO	Leased	AMC	Open
West Olive 16	12657 Olive Street	Creve Coeur	MO	Leased	AMC	Open
Barry Woods 24	8201 Roan Ridge Rd.	Kansas City	MO	Leased	AMC	Open
Crestwood 10	248 Crestwood Plaza	St. Louis	MO	Leased	AMC	Open
10 Main Center - Office	920 Main Street	Kansas City	MO	Leased	AMC	Open
Oak View 24	3555 South 140th Plaza	Omaha	NE	Leased	AMC	Open
Oak View Ground	3555 South 140th Plaza	Omaha	NE	Leased	AMC	Open
Garden State 16	4000 Garden State Plaza	Paramus	NJ	Leased	AMC	Open
Bay Plaza 13	2210 BARTOW AVENUE	BRONX	NY	Leased	AMC	Open
Vestal Towne Square 9	2425 Vestal Parkway	Vestal	NY	Leased	AMC	Open
Palisades Center 21	4403 Palisades Ctr. Drive	West Nyack	NY	Leased	AMC	Open
NorthLake 14	7325 Northlake Mall Drive	Charlotte	NC	Leased	AMC	Open
Carolina Pavilion 22	9541 South Boulevard	Charlotte	NC	Leased	AMC	Open
Concord Mills 24	8421 Concord Mills Blvd	Concord Mills	NC	Leased	AMC	Open
Rainbow Promenade 10	2321 N. Rainbow Promenade	Las Vegas	NV	Leased	AMC	Open
Empire (42nd St) 25	234 West 42nd Street	New York	NY	Leased	AMC	Open

Orpheum	1538 Third Ave (86th St.)	New York	NY	Leased	AMC	Open
72nd Street 1	1230 Third Ave	New York	NY	Leased	AMC	Closed
Village 7	66 Third Ave (11th St.)	New York	NY	Leased	AMC	Open
19th Street East 6	890 Broadway	New York	NY	Leased	AMC	Open
Lincoln Square 13&IMAX	1998 Broadway	New York	NY	Leased	AMC	Open
34th Street 14	316 West 34th Street	New York	NY	Leased	AMC	Open
Bay Terrace 6	211-01 26th Ave.	Bayside	NY	Leased	AMC	Open
Stony Brook 17	2196 Nesconset Highway	Stony Brook	NY	Leased	AMC	Open
Roosevelt Field 8	Roosevelt Field Mall	Garden City	NY	Leased	AMC	Open
Raceway 10	1025 Corporate Drive	Westbury	NY	Leased	AMC	Open
Fresh Meadows 7	190-02 Horace Harding Blvd.	Fresh Meadows	NY	Leased	AMC	Open
Shore 8	37 Wall Street	Huntington	NY	Leased	AMC	Open
Kips Bay 15	570 Second Avenue	New York	NY	Leased	AMC	Open
MJ Harlem 9	2309 Frederick Douglas Blvd.	New York	NY	Leased	AMC	Open
Port Chester 14	40 Westchester Avenue	Port Chester	NY	Leased	AMC	Open
Galleria Metroplex 16	1 Galleria Drive	Middletown	NY	Leased	AMC	Open
Dublin Village 18	6700 Village Parkway	Dublin	OH	Leased	AMC	Open
Lennox 24	Lennox Town Center	Columbus	OH	Leased	AMC	Open
Easton 30	275 Easton Towne Center	Columbus	OH	Leased	AMC	Open
Ridge Park Square 8	4788 Ridge Road	Brooklyn	OH	Leased	AMC	Open
Westwood TC 6	21653 Center Ridge Road	Rocky River	OH	Leased	AMC	Open
Easton Rotunda/Rest.	275 Easton Towne Center	Columbus	OH	Leased	AMC	Open
Lennox - Ground Lease	Lennox Town Center	Columbus	OH	Leased	AMC	Open
Southroads 20	4923 East 41st Street	Tulsa	OK	Leased	AMC	Open
Quail Springs Mall 24	2501 West Memorial	Oklahoma City	OK	Leased	AMC	Open
Crossroads Mall 16	1211 East I-240 Service Road	Oklahoma City	OK	Leased	AMC	Open
Marple Springfield 10	400 South State Road	Springfield	PA	Leased	AMC	Open
309 Cinema 9	1210 Bethlehem Pike	North Wales	PA	Leased	AMC	Open
Waterfront 22	300 West Waterfront Dr.	West Homestead	PA	Leased	AMC	Open
Granite Run 8	1067 W. Baltimore Pike	Media	PA	Leased	AMC	Open
Neshaminy 24	Neshaminy Mall #600	Bensalem	PA	Leased	AMC	Open
Colonial Commons 9	5114 Jonestown Road	Harrisburg	PA	Leased	AMC	Closed
Woodhaven 10	1336 Briston Pike	Bensalem	PA	Leased	AMC	Open
Tilghman 8	4608 Broadway	Allentown	PA	Leased	AMC	Open
Painters Crossing 9	112 Wilmington Pike	West Chester	PA	Leased	AMC	Open
Franklin Mills 14	1149 Franklin Mills Boulevard	Philadelphia	PA	Leased	AMC	Open
Plymouth Meeting 12	1800 PLYMOUTH MEETING MALL	Plymouth Meeting	PA	Leased	AMC	Open
Stroud Mall 7	Rte 611-160 Stroud Mall	Stroudsburg	PA	Leased	AMC	Closed
Katy Mills 20	5000 Katy Mills Circle	Katy	TX	Leased	AMC	Open
Valley View 16	13331 Preston Road, #2300	Dallas	TX	Leased	AMC	Open
Parks at Arlington 18	3861 South Cooper Street	Arlington	TX	Leased	AMC	Open
NorthPark 15	8687 N. Central Expressway	Dallas	TX	Leased	AMC	Open

Highland Village 12	4090 Barton Creek	Highland Village	TX	Leased	AMC	Open
Willowbrook 24	17145 Tomball Parkway	Houston	TX	Leased	AMC	Open
Grapevine 30	3150 Grapevine Mills Parkway	Grapevine	TX	Leased	AMC	Open
Deerbrook 24	20131 Hwy. 59 North	Humble	TX	Leased	AMC	Open
Palace 9	220 E. Third St.	Ft. Worth	TX	Leased	AMC	Open
Studio 30 Houston	2949 Dunvale	Houston	TX	Leased	AMC	Open
Huebner Oaks 24	11075 I. H. 10 West	San Antonio	TX	Leased	AMC	Open
Stonebriar 24	2601 Preston Road, Suite 300	Frisco	TX	Leased	AMC	Open
First Colony 24	3301 Town Center Blvd., South	Sugarland	TX	Leased	AMC	Open
Rivercenter 9	849 E. Commerce St., #800	San Antonio	TX	Leased	AMC	Open
Firewheel 18	100 Coneflower Drive	Garland	TX	Leased	AMC	Open
Gulf Pointe 30	11801 South Sam Houston Pkwy E	Houston	TX	Leased	AMC	Open
Mesquite 30	19919 I.H. 635	Mesquite	TX	Leased	AMC	Open
Barton Creek 14	2901 Capitol of TX HWY	Austin	TX	Leased	AMC	Open
Irving Mall 14	2433 Irving Mall	Irving	TX	Leased	AMC	Open
City View 8	4728 Bryant Irvin Road	Fort Worth	TX	Leased	AMC	Closed
Spring 10	20115 Holzwarth Road	Spring	TX	Leased	AMC	Open
Fountains 18	11225 Fountain Lake Drive	Stafford	TX	Leased	AMC	Open
First Colony - Ground Lease	3301 Town Centre Blvd. South	Sugarland	TX	Leased	AMC	Open
Layton Hills 9	728 West 1425 North	Layton Hills	UT	Leased	AMC	Open
Lynnhaven 18	1001 Lynnhaven Mall Loop	Virginia Beach	VA	Leased	AMC	Open
Hoffman Center 22	206 Swamp Fox Road	Alexandria	VA	Leased	AMC	Open
Courthouse 8	2150 Clarendon Blvd.	Arlington	VA	Leased	AMC	Open
Potomac Mills 18	2700 Potomac Mills Circle #886-F3	Woodbridge	VA	Leased	AMC	Open
Tysons Corner 16	7850 Tysons Corner Center	McLean	VA	Leased	AMC	Open
Hampton Towne Centre 24	1 Towne Centre Way	Hampton	VA	Leased	AMC	Open
Shirlington 7	2772 South Randolph St.	Arlington	VA	Leased	AMC	Open
Hoffman Center-Pads	206 Swamp Fox Road	Alexandria	VA	Leased	AMC	Open
Hoffman Center Ground Lease	206 Swamp Fox Road	Alexandria	VA	Leased	AMC	Open
River Park Square 20	808 W. Main, Suite 334	Spokane	WA	Leased	AMC	Open
Kent Station 14	426 Ramsay Way	Kent	WA	Leased	AMC	Open
Southcenter 16	633 Southcenter	Tukwila	WA	Leased	AMC	Open
Pacific Place 11	600 Pine Street	Seattle	WA	Leased	AMC	Open
Kitsap 8	PO Box 3246	Silverdale	WA	Leased	AMC	Open
Factoria 8	3505 Factoria Blvd SE	Bellevue	WA	Leased	AMC	Open
Oak Tree 6	10006 Aurora Avenue N.	Seattle	WA	Leased	AMC	Open
Uptown 3	511 Queen Ann Ave. N.	Seattle	WA	Leased	AMC	Closed
Lakewood Mall 12	10509 Gravelly Lake Dr. SW#69	Lakewood	WA	Leased	AMC	Open
Cascade Mall 14	200 Cascade Mall Dr.	Burlington	WA	Leased	AMC	Open
Woodinville 12	17640 Garden Way, NE	Woodinville	WA	Leased	AMC	Open

Alderwood 16	18733 33rd Avenue W	Lynnwood	WA	Leased	AMC	Open
Lakewood Expansion	10509 Gravelly Lake Dr. SW#69	Lakewood	WA	Leased	AMC	Open
Mayfair 18	2500 North Mayfair Road	Wauwatosa	WI	Leased	AMC	Open
John R 15	32289 John R Road	Madison Heights	WI	Leased	AMC	Open
Hamilton 24	325 Sloan Avenue	Hamilton	NJ	Leased	AMCEI	Open
Clifton Commons 16	405 Route 3 East	Clifton	NJ	Leased	AMCEI	Open
Bridgewater Commons 7	400 COMMONS WAY	BRIDGEWATER	NJ	Leased	AMCEI	Open
East Hanover 12	145 Route 10	East Hanover	NJ	Leased	AMCEI	Open
Mountainside 10	1021 Route 22 East	Mountainside	NJ	Leased	AMCEI	Open
Jersey Gardens 20	641 Kapkowski Parkway	Elizabeth	NJ	Leased	AMCEI	Open
Brick Plaza 10	3 Brick Plaza	Bricktown	NJ	Leased	AMCEI	Open
New Brunswick 18	15 US Highway #1	New Brunswick	NJ	Leased	AMCEI	Open
Monmouth Mall 15	Route 35 & 36	Eatontown	NJ	Leased	AMCEI	Open
Menlo Park 12	55 Parsonage RD Unit 390	Edison	NJ	Leased	AMCEI	Open
Aviation 12	1200 South Stiles Street	Linden	NJ	Leased	AMCEI	Open
Essex Green 9	Prospect Avenue	West Orange	NJ	Leased	AMCEI	Open
Deptford Mall 6	1795 Deptford Center Road	Deptford	NJ	Leased	AMCEI	Open
Ridgefield Park 12	75 Challenger Road	Ridgefield Park	NJ	Leased	AMCEI	Open
Newport Centre 11	30-300 Mall Drive West	Jersey City	NJ	Leased	AMCEI	Open
Cherry Hill 24	2121 Route 38	Cherry Hill	NJ	Leased	AMCEI	Open
Seacourt 10	Seacourt Pavilion 635 Bay Avenue	Toms River	NJ	Leased	AMCEI	Open
Freehold Metroplex	101 Trotters Way	Freehold	NJ	Leased	AMCEI	Open
Rockaway 16	363 Mount Hope Avenue	Rockaway	NJ	Leased	AMCEI	Open
Manteca Showplace 16	848 Lifestyle Street	Manteca	CA	Leased	SHOW	Open
Olde Town 14	5550 Wadsworth Blvd	Arvada	CO	Leased	SHOW	Open
Southlands 16	23955 East Plaza Ave.	Aurora	CO	Leased	SHOW	Open
Bowles Crossing 12	8035 W. Bowles Ave.	Littleton	CO	Leased	SHOW	Open
Twenty Mile 10	18625 E. Stage Run Road	Parker	CO	Leased	SHOW	Open
Arapahoe Crossing 16	6696 S. Parker Road	Aurora	CO	Leased	SHOW	Open
Brighton 12	250 Pavilions Place	Brighton	CO	Leased	SHOW	Open
Castle Rock 12	4833 Front Street	Castle Rock	CO	Leased	SHOW	Open
Cherry Creek 8	3000 East 1st Avenue	Denver	CO	Leased	SHOW	Open
Star 17 - Council Bluffs	3220 23rd Avenue	Council Bluffs	IA	Leased	SHOW	Open
Star 14 - Dubuque	2835 NW Arterial	Dubuque	IA	Leased	SHOW	Open
University Place 8	1370 East Main Street	Chicago	IL	Leased	SHOW	Open
Carbondale 8	1263 E. Main Street	Carbondale	IL	Leased	SHOW	Open
Plaza 5	1047 W. Broadway	Centrailia	IL	Leased	SHOW	Open
Galewood 14	5530 W. Homer	Chicago	IL	Leased	SHOW	Open
Cicero 14	4779 W. Cermak	Cicero	IL	Leased	SHOW	Open
Village Mall 6	2917 N. Vermilion	Danville	IL	Leased	SHOW	Open
Eastgate 6	625 Lewis & Clark Blvd.	East Alton	IL	Leased	SHOW	Open
Edwardsville 12	6633 Center Grove Road	Edwardsville	IL	Leased	SHOW	Open
Galesburg 8	1401 West Carl Sandburg Drive	Galesburg	IL	Leased	SHOW	Open

Lake in the Hills 12	311 N. Randall Rd.	Lake in the Hills	IL	Leased	SHOW	Open
Illinois Centre 8	3107 Civic Circle Boulevard	Marion	IL	Leased	SHOW	Open
Mattoon 10	2509 Hurst Drive	Mattoon	IL	Leased	SHOW	Open
Mt. Vernon 8	400 Potomac Blvd.	Mt. Vernon	IL	Leased	SHOW	Open
Naperville 16	2815 Show Place Dr.	Naperville	IL	Leased	SHOW	Open
New Lenox 14	1320 W. Maple Street	New Lenox	IL	Leased	SHOW	Open
Niles 12	301 Golf Mill Center	Niles	IL	Leased	SHOW	Open
Pekin 14	1124 Edgewater	Pekin	IL	Leased	SHOW	Open
Quincy 6	300 N. 33rd St.	Quincy	IL	Leased	SHOW	Open
Quincy Mall 3	3429 Quincy Mall	Quincy	IL	Leased	SHOW	Open
Rockford 16	8301 East State St.	Rockford	IL	Leased	SHOW	Open
Machesney Park 14	1860 Anjali Way	Machesney Park	IL	Leased	SHOW	Open
Village Crossing 18	7000 Carpenter Road	Skokie	IL	Leased	SHOW	Open
Springfield 12	3141 Mercantile Drive	Springfield	IL	Leased	SHOW	Open
Springfield 8	2945 S. Dirksen Pkwy	Springfield	IL	Leased	SHOW	Open
Rivertree Court 8	701 N. Milwaukee, Suite 244	Vernon Hills	IL	Leased	SHOW	Closed
Washington Square 12	10280 East Washington Street	Indianapolis	IN	Leased	SHOW	Open
Traders Point 12	5920 W. 86th Street	Indianapolis	IN	Leased	SHOW	Open
Richmond 11	4713 National Rd East	Richmond	IN	Leased	SHOW	Open
Schererville 16	875 Deercreek Drive	Schererville	IN	Leased	SHOW	Open
South Bend 16	450 West Chippewa	South Bend	IN	Leased	SHOW	Open
Terre Haute 12	3153 S. 3rd Place	Terre Haute	IN	Leased	SHOW	Open
Bloomington 12	2929 W. 3rd Street	Bloomington	IN	Leased	SHOW	Open
Bloomington 11	1351 College Mall Road	Bloomington	IN	Leased	SHOW	Open
Columbus 12	555 Creekview Court	Columbus	IN	Leased	SHOW	Open
Evansville 16	5600 Pearl Drive	Evansville	IN	Leased	SHOW	Open
Hobart 12	2590 Southlake Mall	Merrillville	IN	Leased	SHOW	Open
Indianapolis 17&IMAX	4325 South Meridian	Indianapolis	IN	Leased	SHOW	Open
Kokomo 12	1530 E. Boulevard	Kokomo	IN	Leased	SHOW	Open
Marion 12	713 N. Theater Drive	Marion	IN	Leased	SHOW	Open
Michigan City 14	100 Meijer Dr.	Michigan City	IN	Leased	SHOW	Open
Muncie 12	860 E. Princeton	Muncie	IN	Leased	SHOW	Open
Coon Rapids 16	10051 Woodcrest Drive	Coon Rapids	MN	Leased	SHOW	Open
Inver Grove 16	5567 Bishop Avenue	Inver Grove Heights	MN	Leased	SHOW	Open
Block E 15	600 Hennepin Avenue	Minneapolis	MN	Leased	SHOW	Open
Town Plaza 5	2136 William St.	Cape Girardeau	MO	Leased	SHOW	Open
Farmington 4	838 Valley Creek Drive	Farmington	MO	Leased	SHOW	Open
Poplar Bluff 8	3525 S. Westwood (67 S)	Poplar Bluff	MO	Leased	SHOW	Open
Star 18 - Fitchburg	6091 McKee Road	Fitchburg	WI	Leased	SHOW	Open
Star 12-Johnson Creek	420 Village Walk Lane	Johnson Creek	WI	Leased	SHOW	Open
Desert Star 15	1301 Kalahari Dr.	Baraboo	WI	Leased	SHOW	Open
Promenade Retail - Marble Slab	21800 Oxnard Space #1	Woodland Hills	CA	Leased	AMC	Sublease
Promenade Retail - Teriyaki Grill	21800 Oxnard Space #3	Woodland Hills	CA	Leased	AMC	Sublease
Promenade Retail - Baja Bud’s	21800 Oxnard Space #5	Woodland Hills	CA	Leased	AMC	Sublease

Promenade Retail - Tacone	21800 Oxnard Space #6	Woodland Hills	CA	Leased	AMC	Sublease
Hoffman Retail - Ruby Tuesday	200 Swamp Fox Road	Alexandria	VA	Leased	AMC	Sublease
Hoffman Retail - San Antonio Grill	210 Swamp Fox Road	Alexandria	VA	Leased	AMC	Sublease
Santa Monica - Retail	1310 Third Street	Santa Monica	CA	Leased	AMC	Sublease
Cherry Hill Retail - TGIF	2121 Route 38	Cherry Hill	NJ	Leased	AMCEI	Sublease
University Place Retail - Dental	1370 East Main Street	Carbondale	IL	Leased	SHOW	Sublease
University Place Retail - Verizon	1370 East Main Street	Carbondale	IL	Leased	SHOW	Sublease
Atlantic Times Square 14	450 N. Atlantic Blvd.	Montery Park	CA	Mgmt	AMC	Open
Citywalk Stadium 18	100 Universal City Plaza	Universal City	CA	Mgmt	AMC	Open
Dutch Square 14	BROAD RIVER @ BUSH RIVER ROAD	COLUMBIA	SC	Mgmt	AMC	Open
South Barrington Land	10 S. Barrington Road	South Barrington	IL	Owned	AMC	Open
Harvard Square 5	10 Church Street	Cambridge	MA	Owned	AMC	Open
Holland 8	12270 James	Holland	MI	Owned	AMC	Open
Great Lakes 25	4300 Baldwin	Auborn Hills	MI	Owned	AMC	Open
Marlton 8	800 North Route 73	Marlton	NY	Owned	AMC	Open
Maple Ridge 8	4276 Maple Road, Suite C	Amherst	NY	Owned	AMC	Open
84th Street 6	2310 Broadway	New York	NY	Owned	AMC	Open
Nassau Metroplex 10	3585 Hempstead Turnpike	Levittown	NY	Owned	AMC	Open
Fantasy 5	18 North Park Avenue	Rockville Centre	NY	Owned	AMC	Open
Webster 12	2190 Empire Blvd	Webster	NY	Owned	AMC	Open
Maple Ridge Retail	4276 Maple Road, Suite C	Amherst	NY	Owned	AMC	Open
Deptford 8 Theatre	1740 Clements Bridge Road	Deptford	NJ	Owned	AMCEI	Open
Wayne 14	67 Willowbrook Boulevard	Wayne	NJ	Owned	AMCEI	Open
Bergen Park 7	1204 Bergen Parkway	Evergreen	CO	Owned	SHOW	Open
Cinema Savers 6	2525 Worthington Circle	Fort Collins	CO	Owned	SHOW	Open
Toler 2	927 W. Washington St.	Benton	IL	Owned	SHOW	Open
Will Rogers 2	705 Monroe St.	Charleston	IL	Owned	SHOW	Closed
Harrisburg 4	5 South Main Street	Harrisburg	IL	Owned	SHOW	Closed
Lory 2	810 Main Street	Highland	IL	Owned	SHOW	Open
Jerseyville 2	117 E. Pearl	Jerseyville	IL	Owned	SHOW	Open
Paris 2	119 N. Central Avenue	Paris	IL	Owned	SHOW	Open
Parkway PT 8	3025 Lindbergh Blvd.	Springfield	IL	Owned	SHOW	Open
Taylorville 2	117 W. Main Cross	Taylorville	IL	Owned	SHOW	Open
Vernon Hills 8	555 North Lakeview Pkwy	Vernon Hills	IL	Owned	SHOW	Open
Princeton 4	301 W, Broadway St.	Princeton	IN	Owned	SHOW	Open
Richmond 10	600 Commerce Road	Richmond	IN	Owned	SHOW	Closed
Schererville 12	1400 Eagle Ridge Drive	Schererville	IN	Owned	SHOW	Open

Vincennes 8	1496 S. Hart Street Road	Vincennes	IN	Owned	SHOW	Open
Muncie 7	3401 W. Community Dr.	Muncie	IN	Owned	SHOW	Open
Eastwood 1	663 E. Main, Eastwood Square	Peru	IN	Owned	SHOW	Closed
Honey Creek 8	3131 S. 3rd Place	Terre Haute	IN	Owned	SHOW	Open
Indiana 2	419 E.Main St.	Washington	IN	Owned	SHOW	Closed
Kennett 1	224 First Street	Kennett	MO	Owned	SHOW	Closed
Flat River 2	300 W. Main Street	Park Hills	MO	Owned	SHOW	Closed
Hamilton 10	877 Washington Blvd., NW	Hamilton	OH	Owned	SHOW	Closed
Hamilton 8	1453 Main Street	Hamilton	OH	Owned	SHOW	Open
Galesburg	42 S. Prairie Street	Galesburg	IL	Owned	SHOW	Closed
Wings Cinema	133 S. Garrard Street	Rantoul	IL	Owned	SHOW	Closed
Esquire	115 N. Webb	Reedsburg	WI	Owned	SHOW	Closed
Vacant Land	Less than 1 acre	Malden	MO	Owned	SHOW	Vacant
Vacant Land	7.5 Acres	Cillinsville	IL	Owned	SHOW	Vacant
Vacant Land	6.62 Acres	Danville	IL	Owned	SHOW	Vacant
Vacant Drive In	20.91 Acres	Muncie	IN	Owned	SHOW	Vacant
Vacant Land	4 Acres	New Castle	IN	Owned	SHOW	Vacant
Vacant Land	7 Acres	Mesquite	TX	Owned	AMC	Vacant
Vacant Land	40 acres (approximately)	South Barrington	IL	Owned	AMC	Sublease
John R Sign	451 West 14 Mile Road	Madison Heights	WI	Sign Lease	AMC	Open
John R Sign	32451 John R Road	Madison Heights	WI	Sign Lease	AMC	Open

AMC - American Multi-Cinema, Inc.

AMCEI - AMC Entertainment International, Inc.

JP - Joint Partnership

SHOW - AMC Showplace Theatres, Inc.

Sublease - AMC subleases the premises

Canada

Courtney Park 16	110 Courtney Park Drive	Mississauga	Leased
Forum 22	2313 St. Catherine St. West	Monteal	Leased
Interchange 30	30 Interchange Way	Concord	Leased
Kanata 24	801 Kanata Avenue	Kanata	Leased
Kennedy Commons 20	33 William Kitchen Road	Scarborough	Leased
Whitby 24	75 Consumers Drive	Whitby	Leased
Winston Churchill 24	2081 Winston Park Drive	Oakville	Leased

Yonge & Dundas 24	10 Dundas Street East	Toronto	Leased

EXHIBIT C-7

Schedule 8.1
Existing Indebtedness

Indebtedness incurred pursuant to the Indenture, dated February 24, 2004, as supplemented by the First Supplemental Indenture, dated December 23, 2004, the Second Supplemental Indenture dated January 26, 2006, the Third Supplemental Indenture dated April 20, 2006, the Fourth Supplemental Indenture dated June 24, 2010 and the Fifth Supplemental Indenture dated November 30, 2010 respecting AMC Entertainment Inc.’s 8% Senior Subordinated Notes due 2014 in an aggregate principal amount of $300,000,000.

Letters of Credit

See Schedule 2.4.

Capital and Financing Leases

(000’s omitted)

Theatre Name	Balance
Capital Lease Obligations
Quary 14	$10,870
MJ Capital Ctr 12	$6,611
Santa Monica 7	$4,593
Village 7	$828
Esquire 7	$825
Montebello 10	$932
Meridian Mall 6	$248
$24,907

Financing Lease Obligations
Garden State Plaza	$19,766
Del Amo	$6,157
Tysons Corner 16	$4,474
Mantecca 16	$12,493
$42,890

EXHIBIT C-8

Schedule 8.2
Existing Liens

None.

EXHIBIT C-9

Schedule 8.3
Existing Investments

See Schedule 4.3(a)

Investment	Investor	Type of Investment	Ownership Percentage
Movietickets.com, Inc.	AMC Entertainment Inc.	Equity in Corporation	26.2%
National CineMedia LLC	American Multi-Cinema, Inc.	LLC Interest	17.02%
Citywalk Big Screen Theatre Joint Venture	Loews Citywalk Theatre Corporation	Partnership Interests	50%
Loews Kaplan Cinemas Associates		Partnership Interest	50%
Universal/Cineplex Odeon Joint Venture	American Multi-Cinema, Inc.	Joint Venture	50%
MEP Mainstreet Concessionaire, LLC	AMC License Services, Inc.	LLC Interest	50%
Digital Cinema Implementation Partners, LLC	American Multi-Cinema, Inc.	LLC Interest	29%
Midland-Empire Partners, LLC	Centertainment Development, Inc.	LLC Interest	50%
RealD Inc.	American Multi-Cinema, Inc.	Equity in Corporation	Less than 1%

EXHIBIT C-10

Schedule 8.4(g)
Asset Sales

All of the stock of, and/or property and assets owned by, the following entities

Actividades Multi-Cinemas E. Espectaculos, LAA	Cinemex Galerias, S.A. de C.V.	Cinemex Polanco, S.A. de C.V.
Movietickets.com, Inc.	Cinemex Ecatepec, S.A. de C.V.	Cinemex El Risco, S.A. de C.V.
National CineMedia LLC	Cinemex San Mateo, S.A. de C.V.	Cinemex El Rosario, S.A. de C.V.
National Cinema Network, Inc.	Cinemex Universidad, S.A. de C.V.	Cinemex Coacalco, S.A. de C.V.
National Cinema Network of Canada, Inc.	Cinemex Coapa, S.A. de C.V.	Cinemex Aragon, S.A. de C.V.
AMC Entertainment	Cinemex Cuicuilco, S.A. de C.V.	Arrendadora Inmobillaria Cinematografica S.A. de C.V.
Espana SA	Cinemex San Antonio, S.A. de C.V.	Operadora de Cinemas, S.A. de C.V.
AMC Entertainment International, Ltd.	Cinemex Palacio Chino, S.A. de C.V.	Serviuno, S.A. de C.V.
AMC Entertainment International, Inc.	Cinemex Real, S.A. de C.V.	Servicios Cinematograficos Especializados S.A. de C.V.
AMC Europe, S.A.	Cinemex Ticoman, S.A. de C.V.	Cinemex Producciones S.A. de C.V.
AMC Theatres of UK Limited (UK)	Cinemex Mundo E, S.A. de C.V.	Producciones Expreso Astral, S.A. de C.V.
Fandango	Cinemex Legaria, S.A. de C.V.	Operadora Moliere, S.A. de C.V.
Yelmo Cineplex	Cinemex WTC, S.A. de C.V.	Teatro Polanco, S.A. de C.V.
Grupo Cinemex, S.A. de C.V.	Cinemex Diana, S.A. de C.V.	Cinemex Los Atrios, S.A. de C.V.
Symphony Subsisting Vehicle, S.R.L. de C.V.	Cinemex Palomas, S.A. de C.V.	Ficc Ciudad de Mexico, S.A. de C.V.
Cadena Mexicana de Exhibicion, S.A. de C.V.	Cinemex Plaza Sur, S.A. de C.V.	Cinemex Ixtapaluca, S.A. de C.V.
Cinemex Altavista, S.A. de C.V.	Cinemex Zaragoza, S.A. de C.V.	Cinemex Magnocentro,
Cinemex Santa Fe, S.A. de C.V.z	Cinemex Plaza Insurgentes, S.A. de C.V.	S.A. de C.V.
Cinemex Loreto, S.A. de C.V.	Cinemex Iztapalapa, S.A. de C.V.	Cinemex Puebla, S.A. de C.V.
Cinemex Los Reyes, S.A. de C.V.	Cinemex Cuauhtemoc, S.A. de C.V.	Cinemex Izcalli, S.A. de C.V.
Cinemex Masaryk, S.A. de C.V.	Cinemex Misterios, S.A. de C.V.	Cinemex Parque Delta, S.A. de C.V.
Cinemex Manacar, S.A. de C.V.	Cinemex Tenayuca, S.A. de C.V.	Cinemex Las Plazas
Cinemex Perinorte, S.A. de C.V.	Cinemex Toluca II, S.A. de C.V.	Guadalajara, S.A de C.V.
Cinemex Metepec, S.A. de C.V.	Cinemex Jacarandas, S.A. de C.V.	Cinemax Morelia, S.A, de C.V.

The Following Theatres:

Theatre Name	Entity	City	County	State
Fenway	AMC-GCT	Boston	Suffolk	MA
Union Station	AMC	Washington	DC	DC
City North	AMC-GCT	Chicago	Cook	IL
Kabuki	AMCR	San Francisco	San Francisco	CA
Kabuki Hot Springs	AMCR	San Francisco	San Francisco	CA
Kabuki Retail Parcel 3	AMCR	San Francisco	San Francisco	CA
Van Ness	AMC	San Francisco	San Francisco	CA
E-Walk	Forty-Second Street Cinemas	New York	New York	NY
Wisconsin Ave	Plitt	Washington	DC	DC
Keystone	Lance	Dallas	Dallas	TX
Webster Place	Webster	Chicago	Cook	IL
Meridian	Plitt	Seattle	King	WA

AMC — American Multi-Cinema, Inc. AMCR — AMC Realty, Inc.

AMC-GCT — AMC-GCT, Inc.

Plitt — Plitt Theatres, Inc.

Lance — Lance Theatre Corporation

Webster — Webster Chicago Cinemas, Inc.

Other

Theatre Name	Entity	City	County	State
Route 17 Triplex	RKO	Paramus	Bergen	NJ
Catalina 6	Plitt	Tucson	Pima	AZ

RKO — RKO Century Warner Theatres, Inc.

Plitt — Plitt Theatres, Inc.

Theatre Name	Entity	City	Country
Courtney Park	AMCEI	Mississauga	Canada
Forum	AMCEI	Montreal	Canada
Interchange	AMCEI	Concord	Canada
Kanata	AMCEI	Kanata	Canada
Kennedy Commons	AMCEI	Scarborough	Canada
Whitby	AMCEI	Whitby	Canada
Winston Churchill	AMCEI	Oakville	Canada

AMCEI — AMC Entertainment International, Inc.

•                  RealD Inc.

•                  any new Internet ticketing venture/company

•                  any new film distribution venture/company

EXHIBIT D

EXHIBIT A (FORM OF ASSIGNMENT AND ACCEPTANCE)

TO AMENDED CREDIT AGREEMENT

EXHIBIT A

TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE dated as of                        , 20     between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”).

Reference is made to the Credit Agreement, dated as of January 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMC Entertainment Inc., a Delaware corporation, the Lenders and Issuers party thereto and Citicorp North America, Inc., as agent for the Lenders and Issuers and as agent for the Secured Parties under the Collateral Documents (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Assignor and the Assignee hereby agree as follows:

1.                                       As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor’s rights and obligations under the Credit Agreement to the extent related to the amounts and percentages specified on Section 1 of Schedule I hereto.

2.                                       The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral thereunder, (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and any other Loan Party or the performance or observance by the Borrowers and any other Loan Party of any of their obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (d) attaches the Note(s), if any, held by the Assignor and requests that the Administrative Agent exchange such Note(s) for new Note(s) in accordance with Section 11.2(d)(Assignments and Participations) of the Credit Agreement.

3.                                       The Assignee (a) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are

A-1

delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it (i) is an Eligible Assignee and (ii) has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, (e) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof and, if applicable, (g) attaches two properly completed Forms W-8BEN, W-8ECI or successor or form prescribed by the Internal Revenue Service of the United States, certifying that such Assignee is entitled to receive all payments under the Credit Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes.

4.                                       Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent if required pursuant to Section 11.2(b)(Assignments and Participations)) for acceptance and recording by the Administrative Agent.  The effective date of this Assignment and Acceptance shall be the effective date specified in Section 2 of Schedule I hereto (the “Effective Date”).

5.                                       Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender and, if such Lender were an Issuer, of such Issuer and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6.                                       Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.                                       This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8.                                      This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  Delivery of an executed counterpart hereof by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart.

A-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR],
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee

By:
Name:
Title:

Domestic Lending Office (and address for notices):

[Insert Address (including contact name, fax number and e-mail address)]

Eurodollar Lending Office:

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE TO ASSIGNMENT AND ACCEPTANCE]

ACCEPTED AND AGREED
this day of 20 :

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:
Name:
Title:

[NAME OF ISSUER](1)

By:
Name:
Title:

[AMC ENTERTAINMENT INC.] (2)

By:
Name:
Title:

(1)  If required pursuant to Section 11.2(a) of the Credit Agreement.

(2)  If required pursuant to Section 11.2(a) of the Credit Agreement.

[SIGNATURE PAGE TO ASSIGNMENT AND ACCEPTANCE]

SCHEDULE I

TO

ASSIGNMENT AND ACCEPTANCE

SECTION 1.

Ratable Portion assigned to Assignee:

Revolving Credit Facility		%

Term B-1 Loan Facility		%

Term B-2 Loan Facility		%

Revolving Credit Commitment Assigned to Assignee:	$

Aggregate Outstanding Principal Amount of Revolving Loans Assigned to Assignee:	$

Aggregate Outstanding Principal Amount of Term B-1 Loans Assigned to Assignee:	$

Aggregate Outstanding Principal Amount of Term B-2 Loans Assigned to Assignee:	$

SECTION 2.

Effective Date:	, 20

EXHIBIT E

EXHIBIT B-1 (FORM OF REVOLVING NOTE)

TO AMENDED CREDIT AGREEMENT

EXHIBIT B-1

TO

CREDIT AGREEMENT

FORM OF REVOLVING NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $[ ]	[ ], [ ]

FOR VALUE RECEIVED, the undersigned, AMC ENTERTAINMENT INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Company, payable at such times, and in such amounts, as are specified in the Credit Agreement.

The Company promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in Dollars to Citicorp North America, Inc., as Administrative Agent, at 390 Greenwich Street, New York, New York 10013, in immediately available funds.

This Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of January 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders and Issuers party thereto and Citicorp North America, Inc., as agent for the Lenders and Issuers and as agent for the Secured Parties under the Collateral Documents.  Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Company in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Company resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is entitled to the benefits of the Guaranty and is secured as provided in the Collateral Documents.

Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

B-1-1

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

B-1-2

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

AMC ENTERTAINMENT INC.

By:
Name:
Title:

EXHIBIT F

EXHIBIT B-3 (FORM OF TERM LOAN NOTE)

TO AMENDED CREDIT AGREEMENT

Exhibit B-3

to

Credit Agreement

Form of Term [B-1][B-2] Loan Note

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $[ ]	January 26, 2006

FOR VALUE RECEIVED, the undersigned, AMC ENTERTAINMENT INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Term [B-1][B-2] Loan (as defined in the Credit Agreement referred to below) of the Lender to the Company, payable at such times, and in such amounts, as are specified in the Credit Agreement.

The Company promises to pay interest on the unpaid principal amount of such Term [B-1][B-2] Loan from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in Dollars to Citicorp North America, Inc., as Administrative Agent, at 390 Greenwich Street, New York, New York 10013, in immediately available funds.

This Note is one of the Term [B-1][B-2] Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of January 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders and Issuers party thereto and Citicorp North America, Inc., as agent for the Lenders and Issuers and as agent for the Secured Parties under the Collateral Documents. Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of a Term [B-1][B-2] Loan by the Lender to the Company in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Company resulting from such Term [B-1][B-2] Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is entitled to the benefits of the Guaranty and is secured as provided in the Collateral Documents.

Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

B-3-1

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

B-3-2

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

AMC ENTERTAINMENT INC.

By:
Name:
Title:

EXHIBIT G

EXHIBIT C (FORM OF NOTICE OF BORROWING)

TO AMENDED CREDIT AGREEMENT

Exhibit C

to

Credit Agreement

Form of Notice of Borrowing

, 20

CITICORP NORTH AMERICA, INC.,
as Administrative Agent under the
Credit Agreement referred to below

390 Greenwich Street
New York, New York 10013

Attention:  James Granello

Re:                               AMC ENTERTAINMENT INC. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of January 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMC Entertainment Inc., a Delaware corporation, the Lenders and Issuers party thereto and Citicorp North America, Inc., as agent for the Lenders and Issuers and as agent for the Secured Parties under the Collateral Documents.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.2 (Borrowing Procedures) of the Credit Agreement that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2 (Borrowing Procedures) of the Credit Agreement:

A.            The date of the Proposed Borrowing is                      , 20     (the “Funding Date”).

B.            [The aggregate amount of the Revolving Credit Borrowing is $          , of which amount [$         consists of Base Rate Loans] [and $          consists of Eurodollar Rate Loans having an initial Interest Period of [one] [two] [three] [six] [nine] [twelve] month[s]].]

C.            After giving effect to the Proposed Borrowing, the Available Credit is $[                ].

The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:

(i)            the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(ii)           no Default or Event of Default has occurred and is continuing on the Funding Date.

AMC ENTERTAINMENT INC.

By:
Name:
Title:

C-2

EXHIBIT H

EXHIBIT F (FORM OF NOTICE OF CONVERSION OR CONTINUATION)

TO AMENDED CREDIT AGREEMENT

EXHIBIT F

TO

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION OR CONTINUATION

, 20

CITICORP NORTH AMERICA, INC.,
as Administrative Agent under the
Credit Agreement referred to below

390 Greenwich Street
New York, New York 10013

Attention:  James Granello

Re:                         AMC ENTERTAINMENT INC. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of January 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMC Entertainment Inc., a Delaware corporation, the Lenders and Issuers party thereto and Citicorp North America, Inc., as agent for the Lenders and Issuers and as agent for the Secured Parties under the Collateral Documents.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.11 (Conversion/Continuation Option)  of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] on                  , 20     of $                         in principal amount of presently outstanding [Term B-1 Loans][Term B-2 Loans] [Revolving Loans] that are [Base Rate Loans] [Eurodollar Rate Loans] having an Interest Period ending on                  , 20     [to] [as] [Base Rate][Eurodollar Rate] Loans.  [The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [[one] [two] [three] [six] [nine] [twelve] month[s]].

In connection herewith, the undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof.

AMC ENTERTAINMENT INC.

By:
Name:
Title:

EXHIBIT I

(FORM OF AMENDED PLEDGE AND SECURITY AGREEMENT)

[See attached]

EXHIBIT I

To Amendment No. 3

PLEDGE AND SECURITY AGREEMENT

Dated as of January 26, 2006

as amended by Amendment No. 3 to the Credit Agreement

dated as of December 15, 2010

among

AMC ENTERTAINMENT INC.

as a Grantor

and

Each Other Grantor

From Time to Time Party Hereto

and

CITICORP NORTH AMERICA, INC.

as Administrative Agent

WEIL, GOTSHAL & MANGES LLP

767 FIFTH AVENUE

NEW YORK, NEW YORK 10153-0119

PLEDGE AND SECURITY AGREEMENT, dated as of January 26, 2006, by AMC ENTERTAINMENT INC. (the “Company”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of Citicorp North America, Inc. (“CNAI”), as agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of January 26, 2006, as amended by Amendment No. 1 dated as of February 14, 2007, Amendment No. 2 dated as of March 13, 2007 and Amendment No. 3 dated as of December 15, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders and Issuers party thereto, and CNAI, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors are party to the Guaranty pursuant to which they have guaranteed the Obligations (as defined in the Credit Agreement); and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Agents to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

ARTICLE I                                                           DEFINED TERMS

Section 1.1                                   Definitions

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

(b)           Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (and if defined in more than one Article of the UCC, shall have the meaning set forth in Article 9 thereof), including the following terms (which are capitalized herein):

“Account Debtor”

“Account”

“Certificated Security”

“Chattel Paper”

“Commercial Tort Claim”

“Commodity Account”

“Deposit Account”

“Documents”

“Equipment”

“General Intangible”

“Goods”

“Instruments”

“Inventory”

“Investment Property”

“Letter-of-Credit Right”

“Proceeds”

“Securities Account”

“Security”

“Security Entitlement”

(c)           The following terms shall have the following meanings:

“Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grant of Security Interest in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grant of Security Interest in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.  “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.

“Agreement” means this Pledge and Security Agreement.

“Collateral” has the meaning specified in Section 2.1 (Collateral).

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, distribute, exploit or sell materials derived from any Copyright.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, and all registrations and applications in connection therewith, including all registrations and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

“Digital Cinema Equipment” means digital cinema projectors, servers, media blocks and any equipment to the extent attached to or affixed to such projectors, servers and/or media blocks including by means of network interface or otherwise necessary to enable such projectors, servers and/or media blocks to operate as functional digital projection systems. For the avoidance of doubt, equipment that is necessary to enable such digital cinema projectors, servers or media blocks to operate as functional digital projection systems shall include all such equipment whether or not readily replaceable at minimal cost.

“Excluded Equity” means any voting stock in excess of 65% of the total outstanding voting stock of any direct Subsidiary of any Grantor that is a Non-U.S. Person.  For the purposes of this definition, “voting stock” means, as to any issuer, the issued and outstanding

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shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) any Trademark that is the subject of an application under 15 U.S.C. Section 1051(b) on the basis of any Grantor’s intent to use such Trademark, unless or until a Statement of Use or Amendment to Allege Use has been filed with and accepted by the U.S. Patent and Trademark Office, (iv) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation of any other Lien on such Equipment, (v) the Stock of Kips Bay Cinemas, Inc. and Thirty-Fourth Street Cinemas, Inc. to the extent any lease held by such Grantors on the Closing Date prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation by the applicable Grantor of a Lien on such Stock, but only, in each case, to the extent, and for so long as, such lease or prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law or such consent is not obtained, (vi) prior to the 30th day following the Closing Date, the Stock of Loews Cineplex Theatres, Inc. and Forty-Second Street Cinemas, Inc., (vii) Deposit Accounts (other than Cash Collateral Accounts) (viii) Securities Accounts (other than Cash Collateral Accounts) and (ix) subject to Section 4.9 (Digital Cinema Equipment), any Digital Cinema Equipment; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor that is material to the conduct of such Grantor’s business.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues, continuations or continuations-in-part of the foregoing.

“Patent License” means all written agreements providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

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“Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock and Stock Equivalents listed on Schedule 2 (Pledged Collateral).

“Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing.  Pledged Collateral may be General Intangibles, Instruments or Investment Property.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness having, in the case of each Instrument, a principal amount in excess of $2,500,000 owed to such Grantor, including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.  For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company not constituting Pledged Certificated Stock and all right, title and interest of any Grantor in, to and under any Constituent Document of any partnership or limited liability company to which it is a party.

“Securities Act” means the Securities Act of 1933, as amended.

“Trademark License” means any written agreement providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, and all registrations and applications to register any of the foregoing, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

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Section 1.2                                   Certain Other Terms

(a)           In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b)           The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(c)           References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)           Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.

(f)            Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

(g)           The term “including” means “including without limitation” except when used in the computation of time periods.

(h)           The terms “Lender,” “Issuer,” “Administrative Agent” and “Secured Party” include their respective successors.

(i)            References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II                                                       GRANT OF SECURITY INTEREST

Section 2.1                                   Collateral

For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Deposit Accounts that are Cash Collateral Accounts;

(d)           all Documents;

(e)           all Equipment;

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(f)            all General Intangibles;

(g)           all Instruments;

(h)           all Inventory;

(i)            all Investment Property;

(j)            all Letter-of-Credit Rights;

(k)           all Vehicles;

(l)            the Commercial Tort Claims described on Schedule 7 (Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to Section 4.8 (Notice of Commercial Tort Claims);

(m)          all books and records pertaining to the other property described in this Section 2.1;

(n)           all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

(o)           all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and

(p)           to the extent not otherwise included, all Proceeds;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

Section 2.2                                   Grant of Security Interest in Collateral

Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, (i) hereby confirms and reaffirms the grant of the security interests heretofore granted by it under this Agreement (collectively, the “Prior Grants”) (provided that any security interest in Digital Cinema Equipment granted under any Prior Grant is hereby released), and agrees that such Liens continue to secure such Grantor’s Obligations, and (ii) for the avoidance of doubt, but without in any manner limiting, qualifying, prejudicing or otherwise affecting the previous grant by such Grantor under this Agreement hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however,  that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

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Section 2.3                                   Cash Collateral Accounts

The Administrative Agent has established a Deposit Account at Citibank, N.A., designated as “Citicorp North America, Inc. — AMC Entertainment Inc. Cash Collateral Account”.  Such Deposit Account shall be a Cash Collateral Account.

ARTICLE III                                                   REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Issuers and the Agents to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Agents, the Lenders, the Issuers and the other Secured Parties:

Section 3.1                                   Title; No Other Liens

Except for the Lien granted to the Administrative Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor owns the Collateral free and clear of any and all Liens or claims of others.  Such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 3.2                                   Perfection and Priority

The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly authorized form), (ii) the delivery to the Administrative Agent of all Pledged Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank and (iii) in the case of all Collateral in which a security interest may be perfected by filing with the United States Copyright Office, the recordation of all appropriate filings having been made with the United States Copyright Office.  Such security interest shall be prior to all other Liens on the Collateral except for Liens having priority over the Administrative Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.

Section 3.3                                   Jurisdiction of Organization; Chief Executive Office

Such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Chief Executive Office) and such Schedule 1 (Jurisdiction of Organization; Chief Executive Office) also lists all jurisdictions of incorporation and legal names for the five years preceding the date hereof.

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Section 3.4                                   Inventory and Equipment

On the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment).

Section 3.5                                   Pledged Collateral

(a)           The Pledged Stock pledged hereunder by such Grantor (i) is listed on Schedule 2 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral), (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)           All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a) (Pledged Collateral) and Section 7.11 of the Credit Agreement.

Section 3.6                                   Accounts

No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4 (Pledged Collateral).

Section 3.7                                   Intellectual Property

(a)           Schedule 5 (Intellectual Property) lists all Intellectual Property owned by such Grantor on the date hereof that is registered or the subject of an application for registration, in each case in such Grantor’s own name.

(b)           All registered Material Intellectual Property owned by such Grantor is subsisting and unexpired, has not been adjudged invalid or unenforceable, and has not been abandoned.

(c)           As of the date hereof, except as set forth in Schedule 5 (Intellectual Property), none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and with annual payments in excess of $1,000,000.

(d)           No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor’s rights in, any Material Intellectual Property owned by such Grantor in its own name.

Section 3.8                                   Deposit Accounts; Securities Accounts

The only Deposit Accounts and Securities Accounts maintained by any Grantor on the date hereof with an account balance in excess of $1,000,000 are those listed on Schedule 6

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(Deposit Accounts; Securities Accounts), which sets forth such information separately for each Grantor.

Section 3.9                                   Commercial Tort Claims

The only Commercial Tort Claims in excess of $1,000,000 of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7 (Commercial Tort Claims), which sets forth such information separately for each Grantor.

Section 3.10                            Specific Collateral

None of the Collateral is or is Proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

ARTICLE IV                                                  COVENANTS

Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 4.1                                   Generally

Such Grantor shall (a) not use or permit any Collateral to be used in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral and (b) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect.

Section 4.2                                   Maintenance of Perfected Security Interest; Further Documentation

(a)           Subject to the rights of such Grantor to dispose of Collateral under the Loan Documents, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) and shall defend such security interest and such priority against the claims and demands of all Persons.

(b)           Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Administrative Agent.

(c)           At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein

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granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby.

(d)           Notwithstanding anything to the contrary in this Section 4.2 (Maintenance of Perfected Security Interest; Further Documentation), unless otherwise approved by the Borrower, (such approval not to be unreasonably withheld), no financing statement or financing statement amendment filed by or on behalf of the Administrative Agent shall cover or purport to cover Digital Cinema Equipment (other than Subject Property as provided in Section 4.9 (Digital Cinema Equipment).

Section 4.3                                   Changes in Locations, Name, Etc.

(a)           Except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:

(i)            change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or

(ii)           change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b)           Together with each delivery of any Financial Statement pursuant to Section 6.1(b) of the Credit Agreement, such Grantor shall deliver to the Administrative Agent a written supplement to Schedule 4 (Location of Inventory and Equipment) showing any additional locations at which Inventory or Equipment in excess of $2,500,000 per location (except for Inventory or Equipment in transit) shall be kept.

Section 4.4                                   Pledged Collateral

(a)           Such Grantor shall deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 1 (Form of Pledge Amendment), an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form in the form of Annex 2 (Form of Joinder Agreement), or such other documentation reasonably acceptable to the Administrative Agent.  Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement.  During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

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(b)           Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral.  Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

(c)           Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(d)           Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Administrative Agent.

(e)           Such Grantor shall not, without the consent of the Administrative Agent, agree to any amendment of any Constituent Document electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

(f)            Such Grantor shall not create, incur, assume or suffer to exist any Lien upon any of the Stock described in clause (v) of the definition of “Excluded Property.”

Section 4.5                                   Accounts

Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

Section 4.6                                   Delivery of Instruments and Chattel Paper

If any amount in excess of $2,500,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with

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the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp North America, Inc., as Administrative Agent”.

Section 4.7                                   Intellectual Property

(a)           Such Grantor shall (and shall require its licensees to) (i) continue to use each Trademark owned by such Grantor that is Material Intellectual Property in connection with a class of goods that is substantially the same as the class of goods for which such Trademark is currently used, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, to the extent such Grantor has reasonably determined that it is commercially practical to do so and (iv) not do any act or knowingly omit to do any act whereby (A) any Trademark that is Material Intellectual Property may become cancelled, invalidated or abandoned, or materially diluted, (B) any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public, (C) any Copyright that is Material Intellectual Property may become invalidated or fall into the public domain or (D) any trade secret that is Material Intellectual Property may become publicly available.

(b)           Such Grantor shall notify the Administrative Agent immediately if it knows, or has reason to know, (i) that any application or registration relating to any Material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or (ii) of any adverse determination or ruling, or the institution of any judicial or administrative proceeding (including the filing of any action in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(c)           Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall report such filing to the Administrative Agent within thirty (30) days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in any such United States Copyright, Patent or Trademark.

(d)           Such Grantor shall take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application for, and to maintain each registration of, any United States Copyright, Trademark or Patent that is and remains Material Intellectual Property.

(e)           In the event that any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take any action such Grantor deems appropriate in its reasonable business judgment in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation of dilution, and such other actions as may be appropriate in such Grantor’s reasonable business judgment under the circumstances to protect such Material Intellectual Property.

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(f)            Unless otherwise agreed to by the Administrative Agent, with resect to each registration or application to register a United States Copyright, Patent or Trademark, such Grantor shall execute and deliver to the Administrative Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement) and (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement).

Section 4.8                                   Notice of Commercial Tort Claims

Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim in excess of $1,000,000 (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, within thirty (30) after such acquisition, deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, any document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Lenders, a first-priority, perfected security interest in all such Commercial Tort Claims.  Any supplement to Schedule 7 (Commercial Tort Claims) delivered pursuant to this Section 4.8 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Administrative Agent, become part of Schedule 7 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 4.9                                   Digital Cinema Equipment

Each Grantor hereby covenants and agrees that, in the event that any Digital Cinema Equipment owned by such Grantor (excluding any leasehold interests) (i) is no longer intended in good faith to be, or reasonably expected to be, sold or contributed to a DCIP Entity under a DCIP Investment Transaction or (ii) has not been sold or contributed to a DCIP Entity under a DCIP Investment Transaction within 270 days after the acquisition of such Digital Cinema Equipment by such Grantor (or with respect to any Digital Cinema Equipment owned by such Grantor prior to the Amendment No. 3 Effective Date, 270 days after the Amendment No. 3 Effective Date) (such Digital Cinema Equipment in either clause (i) or (ii) being the “Subject Property”), it shall promptly enter into a supplement to this Agreement, in form and substance reasonably acceptable to the Administrative Agent, granting the Administrative Agent, for the ratable benefit of the Secured Parties, a lien on the Subject Property (and, notwithstanding anything to the contrary contained in Section 2.2 (Grant of Security Interest in Collateral) hereof, the Subject Property shall then constitute Collateral) and shall, at Borrower’s expense, cause to be filed such UCC-1 financing statements as necessary to perfect such lien and shall execute and deliver such other certificates and documents and take such other actions reasonably required by the Administrative Agent in connection with the foregoing.  Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Administrative Agent in respect of the Subject Property.  Such

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financing statements may describe the Subject Property and any other Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Subject Property and the other Collateral granted to Administrative Agent herein or in any such supplement to this Agreement, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired”.  Such Grantor will furnish to Administrative Agent from time to time statements and schedules further identifying and describing the Subject Property and other Collateral and such other reports in connection with the assets and property of such Grantor as Administrative Agent may reasonably request, all in reasonable detail.  Notwithstanding anything to the contrary in this Section 4.9 (Digital Cinema Equipment), unless otherwise approved by the Borrower (such approval not to be unreasonably withheld), no such financing statement or financing statement amendment filed by or on behalf of the Administrative Agent shall cover or purport to cover Digital Cinema Equipment (other than Subject Property).

ARTICLE V                                                      REMEDIAL PROVISIONS

Section 5.1                                   Code and Other Remedies

During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights

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hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 5.2                                   Accounts and Payments in Respect of General Intangibles

(a)           In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 5.4 (Proceeds to be Turned Over To Administrative Agent).  Until so turned over or turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)           At the Administrative Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

(c)           The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

(d)           The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.

(e)           Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent.  In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.

(f)            Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent nor any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make

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any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3                                   Pledged Collateral

(a)           During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)           Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.

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(d)           Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 5.4                                   Proceeds to be Turned Over To Administrative Agent

Unless otherwise expressly provided in the Credit Agreement, all Proceeds received by the Administrative Agent hereunder in cash or Cash Equivalents shall be held by the Administrative Agent in a Cash Collateral Account.  All Proceeds while held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 5.5                                   Securities Act, Etc.

(a)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(b)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 5.6                                   Deficiency

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

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ARTICLE VI                                                  THE ADMINISTRATIVE AGENT

Section 6.1                                   Administrative Agent’s Appointment as Attorney-in-Fact

(a)           Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)          execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or 5.5 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

(v)           (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and

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in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2                                   Duty of Administrative Agent

The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

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Section 6.3                                   Authorization of Financing Statements

Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect.  Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.4                                   Authority of Administrative Agent

Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII                                              MISCELLANEOUS

Section 7.1                                   Amendments in Writing

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 (Form of Pledge Amendment) and Annex 2 (Form of Joinder Agreement) respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

Section 7.2                                   Notices

All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company’s notice address set forth in such Section 11.8.

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Section 7.3                                   No Waiver by Course of Conduct; Cumulative Remedies

Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4                                   Successors and Assigns

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 7.5                                   Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart.

Section 7.6                                   Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.7                                   Section Headings

The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

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Section 7.8                                   Entire Agreement

This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.9                                   Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.10                            Additional Grantors

If, pursuant to Section 7.11 (Additional Collateral and Guaranties) of the Credit Agreement, the Company shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

Section 7.11                            Release of Collateral

(a)           At the time provided in Section 10.8(b)(i) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If the Administrative Agent shall be directed or permitted pursuant to Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement.  In connection therewith, the Administrative Agent, at the request and sole expense of the Company, shall execute and deliver to the Company all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.  At the request and sole expense of the Company, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

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Section 7.12                            Reinstatement

Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

AMC ENTERTAINMENT INC.

By:
Name:
Title:

AMC CARD PROCESSING SERVICES, INC.
AMC ENTERTAINMENT INTERNATIONAL, INC.
AMC ITD, INC.
AMC LICENSE SERVICES, INC.
AMERICAN MULTI-CINEMA, INC.
CLUB CINEMA OF MAZZA, INC.
LCE AQUISITIONSUB, INC.
LCE MEXICAN HOLDINGS, INC.
LOEWS CITYWALK THEATRE CORPORATION
AMC SHOWPLACE THEATRES, INC.

By:
Name:
Title:

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ACCEPTED AND AGREED
as of the date first above written:

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:
Name:
Title:

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ANNEX A

NEW REVOLVING CREDIT LENDER ADDENDUM

Reference is made to (i) the Credit Agreement, dated as of January 26, 2006 (as amended, restated, modified or otherwise supplemented prior to the Effective Date, the “Credit Agreement”), among AMC Entertainment Inc., a Delaware corporation (the “Company”), the Lenders and Issuers party thereto and Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the Amendment No. 3 to the Credit Agreement (the “Amendment”) to which this New Revolving Lender Addendum (the “Addendum”) is attached.  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement or the Amendment, as applicable, are used herein as therein defined.

Upon execution and delivery of this Addendum by the parties hereto, the undersigned hereby becomes a Revolving Credit Lender under the Amended Credit Agreement having the Revolving Credit Commitment set forth in Schedule 1 to the Credit Agreement, as amended by the Amendment, effective as of the Effective Date.

This Addendum and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

This Addendum may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Addendum by facsimile or e-mail shall be effective as delivery of a manually executed counterpart hereof or thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

[NAME OF NEW REVOLVING CREDIT LENDER]

By:
Name:
Title:

Accepted and agreed:

AMC ENTERTAINMENT INC.

By:
Name:
Title:

CITICORP NORTH AMERICA, INC., as Administrative Agent
and Swing Lender

By:
Name:
Title:

CITIBANK, N.A., as Issuer

By:
Name:
Title:

SCHEDULE 1 TO

ADDENDUM

REVOLVING CREDIT COMMITMENT AND NOTICE ADDRESS

1.                                       Revolving Credit Commitment:

2.                                       Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

ANNEX B

EXTENDING TERM LENDER CONSENT

Reference is made to (i) the Credit Agreement, dated as of January 26, 2006 (as amended, restated, modified or otherwise supplemented prior to the Effective Date, the “Credit Agreement”), among AMC Entertainment Inc., a Delaware corporation (the “Company”), the Lenders and Issuers party thereto and Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the Amendment No. 3 to the Credit Agreement (the “Amendment”) to which this Extending Term Lender Consent is attached. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement or the Amendment, as applicable, are used herein as therein defined.

Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the Amendment and authorizes the Administrative Agent to execute the Amendment on its behalf.

Pursuant to Section 11.1(a) of the Credit Agreement, the undersigned Lender hereby consents to the extension of the Term Loan Maturity Date (as defined in the Credit Agreement) to the Term B-2 Loan Maturity Date (as defined in the Amended Credit Agreement) with respect to the percentage of its Original Term Loans specified below (or, if no percentage is specified, 100% of its Original Term Loans), if any:

Percentage of Original Term Loans to be classified as Term B-2 Loans	%

Consented to and agreed as of the Effective Date:

[NAME OF EXTENDING TERM LENDER]

By:
Name:
Title:

ANNEX C

NON-EXTENDING TERM LENDER CONSENT

Reference is made to (i) the Credit Agreement, dated as of January 26, 2006 (as amended, restated, modified or otherwise supplemented prior to the Effective Date, the “Credit Agreement”), among AMC Entertainment Inc., a Delaware corporation (the “Company”), the Lenders and Issuers party thereto and Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the Amendment No. 3 to the Credit Agreement (the “Amendment”) to which this Non-Extending Term Lender Consent is attached. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement or the Amendment, as applicable, are used herein as therein defined.

Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the Amendment and authorizes the Administrative Agent to execute the Amendment on its behalf.

Consented to and agreed as of the Effective Date:

[NAME OF NON-EXTENDING TERM LENDER]

By:
Name:
Title:

ANNEX D

CONSENT AND REAFFIRMATION

Reference is made to (i) the Credit Agreement, dated as of January 26, 2006 (as amended, restated, modified or otherwise supplemented prior to the Effective Date, the “Credit Agreement”), among AMC Entertainment Inc., a Delaware corporation (the “Company”), the Lenders and Issuers party thereto and Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the Amendment No. 3 to the Credit Agreement (the “Amendment”) to which this Consent and Reaffirmation is attached.  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement or the Amendment, as applicable, are used herein as therein defined.

Each Guarantor hereby consents to the execution, delivery and performance of the Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Effective Date, be deemed to be a reference to the Credit Agreement as amended by the Amendment.

Each Guarantor and the Company hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party are reaffirmed, and remain in full force and effect.

After giving effect to the Amendment, each Guarantor and the Company (i) reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement as amended by the Amendment, and shall continue to secure the Secured Obligations, in each case, on and subject to the terms and conditions set forth in the Credit Agreement as amended by the Amendment and the other Loan Documents and (ii) grants to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations with respect to the Revolving Credit Commitment, as amended by the Amendment, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of each Guarantor and the Company and expressly assumes all obligations and liabilities of a Grantor thereunder.

This Consent and Reaffirmation shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent and Reaffirmation as of the date of this Amendment.

AMC ENTERTAINMENT INC.

By:
Name:
Title:

AMC CARD PROCESSING SERVICES, INC.
AMC ENTERTAINMENT INTERNATIONAL, INC.
AMC ITD, INC.
AMC LICENSE SERVICES, INC.
AMERICAN MULTI-CINEMA, INC.
CLUB CINEMA OF MAZZA. INC.
LCE ACQUISITIONSUB, INC.
LCE MEXICAN HOLDINGS, INC.
LOEWS CITYWALK THEATRE CORPORATION
AMC SHOWPLACE THEATRES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO CONSENT AND REAFFIRMATION]